Exhibit 10.11

EXECUTION VERSION

HERTZ VEHICLE FINANCING LLC,

as Issuer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee and Securities Intermediary

and

HERTZ VEHICLE FINANCING II LP,

as the Series 2013-G1 Noteholder

AMENDED AND RESTATED SERIES 2013-G1 SUPPLEMENT

dated as of October 31, 2014

to

FOURTH AMENDED AND RESTATED
BASE INDENTURE

dated as of November 25, 2013

Series 2013-G1 Variable Funding Rental Car Asset Backed Notes

i

(continued)

		Page

Section 7.5.	The Series 2013-G1 Administrator’s Directions to Trustee; The Series 2013-G1 Administrator’s Failure to Instruct the Trustee to Make a Deposit or Payment	22

ARTICLE VIII	REPRESENTATIONS AND WARRANTIES	22
Section 8.1.	Existence and Power	22
Section 8.2.	Limited Liability Company and Governmental Authorization	23
Section 8.3.	No Consent	23
Section 8.4.	Binding Effect	23
Section 8.5.	Litigation	23
Section 8.6.	No ERISA Plan	24
Section 8.7.	Tax Filings and Expenses	24
Section 8.8.	Disclosure	24
Section 8.9.	Investment Company Act	24
Section 8.10.	Regulations T, U and X	24
Section 8.11.	Solvency	25
Section 8.12.	Ownership of Limited Liability Company Interests; Subsidiary	25
Section 8.13.	Security Interests	25
Section 8.14.	Series 2013-G1 Collateral Agreements	27
Section 8.15.	Non-Existence of Other Agreements	27
Section 8.16.	Compliance with Contractual Obligations and Laws	27
Section 8.17.	Other Representations	28

ARTICLE IX	COVENANTS	28
Section 9.1.	Payment of Series 2013-G1 Note	28
Section 9.2.	Maintenance of Office or Agency	28
Section 9.3.	Payment of Taxes and Governmental Obligations	28
Section 9.4.	Conduct of Business and Maintenance of Existence	29
Section 9.5.	Compliance with Laws	29
Section 9.6.	Notice of Defaults	29
Section 9.7.	Notice of Material Proceedings	29
Section 9.8.	Further Requests	29

(continued)

(continued)

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Page

EXHIBITS AND ANNEXES

Exhibit A:	Form of Series 2013-G1 Variable Funding Rental Car Asset Backed Note
Exhibit B:	Form of Series 2013-G1 Monthly Servicing Certificate
Exhibit C:	Form of Advance Request
Exhibit D:	Form of Purchaser’s Letter
Exhibit E:	Form of RCFC Nominee Agreement
Exhibit F:	Form of RCFC Organizational Documents

Annex 1:	Representations and Warranties of the Series 2013-G1 Noteholder

Schedule I:	List of Defined Terms

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AMENDED AND RESTATED SERIES 2013-G1 SUPPLEMENT dated as of October 31, 2014 (“Series Supplement”) among, HERTZ VEHICLE FINANCING LLC, a special purpose limited liability company established under the laws of Delaware (“HVF”), HERTZ VEHICLE FINANCING II LP, a special purpose limited partnership established under the laws of Delaware (“HVF II”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”), and as securities intermediary (in such capacity, the “Securities Intermediary”), to the Fourth Amended and Restated Base Indenture, dated as of November 25, 2013, between HVF and the Trustee (as amended, modified or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”).

PRELIMINARY STATEMENT

WHEREAS, Sections 2.2 and 12.1 of the Base Indenture provide, among other things, that HVF and the Trustee may at any time and from time to time enter into a supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Segregated Series of Notes;

WHEREAS, HVF, HVF II, the Trustee and the Securities Intermediary entered into the Series 2013-G1 Supplement, dated as of November 25, 2013 (the “Initial Series 2013-G1 Supplement”), pursuant to which HVF issued the Series 2013-G1 Note in favor of the Series 2013-G1 Noteholder to make Advances from time to time, all of which Advances to be evidenced by the Series 2013-G1 Note purchased in connection therewith;

WHEREAS, the Initial Series 2013-G1 Supplement permits HVF to make amendments to the Initial Series 2013-G1 Supplement subject to certain conditions set forth therein;

WHEREAS, HVF, HVF II, the Trustee and the Securities Intermediary, in accordance with the Initial Series 2013-G1 Supplement, desire to amend and restate the Initial Series 2013-G1 Supplement on the date hereof in its entirety as set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

DESIGNATION

There was created a Segregated Series of Notes issued pursuant to the Base Indenture and the Initial Series 2013-G1 Supplement that was designated as Series 2013-G1 Variable Funding Rental Car Asset Backed Notes.  On the Series 2013-G1 Closing Date, one Series 2013-G1 Variable Funding Rental Car Asset Backed Note was issued, and was referred to therein and, as amended and restated hereby, will continue to be referred to herein as the “Series 2013-G1 Note”.  The Initial Series 2013-G1 Supplement was a Segregated Series Supplement, and the Series 2013-G1 Note was a Segregated Series, a Segregated Nominee Series and a Segregated Collateral Agency Series.  This Series Supplement shall remain a Segregated Series Supplement, and the Series 2013-G1 Note shall remain a Segregated Series, a Segregated Nominee Series (as qualified herein) and a Segregated Collateral Agency Series.

ARTICLE I

DEFINITIONS

Section 1.1.                                 Defined Terms.  As used in this Series Supplement and unless the context requires a different meaning, capitalized terms used herein shall have the meanings ascribed thereto in Schedule I hereto and, if not defined therein, shall have the meanings assigned to such terms in the Base Indenture.

Section 1.2.                                 Construction.  In this Series Supplement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto, unless the context otherwise requires:

(a)                                 the singular includes the plural and vice versa;

(b)                                 references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);

(c)                                  reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Series Supplement, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(d)                                 reference to any gender includes the other gender;

(e)                                  reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(f)                                   “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(g)                                  with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;

(h)                                 the language used in this Series Supplement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party;

(i)                                     references to sections of the Code also refer to any successor sections;

(j)                                    as used in this Series Supplement, the term “title” refers to a Certificate of Title or other similar form of vehicle title and is intended by each party hereto to include the terms “vehicle registration” and “vehicle license plate,” unless specified otherwise;

(k)                                 as used in this Series Supplement, the term (and each defined term including the term) “rental”, when used in the context of customer rentals, daily car rental businesses, normal daily rental operations and daily motor vehicle rental industries is intended by each party hereto to include car sharing businesses, operations and platforms; and

(l)                                     unless specified otherwise, “titling” will be deemed to include the acts of registering a vehicle, including the registering of the license plates of a vehicle.

ARTICLE II

PURCHASE AND SALE OF THE SERIES 2013-G1 NOTE

Section 2.1.                                 The Initial Note Purchase.

(a)                                 On the terms and conditions set forth in the Initial Series 2013-G1 Supplement, and in reliance on the covenants, representations and agreements set forth in Articles VIII and IX thereof, HVF caused the Trustee to issue the Series 2013-G1 Note on the Series 2013-G1 Closing Date.  Such Series 2013-G1 Note was dated the Series 2013-G1 Closing Date, registered in the name of the Series 2013-G1 Noteholder, and was duly authenticated in accordance with the provisions of the Initial Series 2013-G1 Supplement and Section 2.4 of the Base Indenture.  The Series 2013-G1 Note was issued in fully registered form without interest coupons, substantially in the form set forth in Exhibit A hereto, and was sold to the Series 2013-G1 Noteholder.  On the Series 2013-G1 Closing Date, the Series 2013-G1 Note bore a face amount equal to the Series 2013-G1 Maximum Principal Amount, and was initially issued in a principal amount equal to the Series 2013-G1 Initial Principal Amount.

Section 2.2.                                 Advances.

(a)                                 On any Business Day, HVF may increase the Series 2013-G1 Principal Amount (each such increase referred to as an “Advance”) only upon satisfaction of each of the following conditions with respect to the initial issuance and each proposed Advance:

(i)                                     solely in connection with the initial issuance of the Series 2013-G1 Note on the Series 2013-G1 Restatement Effective Date, HVF and Hertz shall have entered into, executed and delivered the Series 2013-G1 Lease;

(ii)                                  solely in connection with the initial issuance of the Series 2013-G1 Note on the Series 2013-G1 Restatement Effective Date, the Series 2013-G1 Noteholder shall have received a duly executed and authenticated Series 2013-G1 Note registered in its name;

(iii)                               the Series 2013-G1 Financing Source and Beneficiary Supplement shall have been executed and delivered;

(iv)                              after giving effect to such issuance or Advance the Series 2013-G1 Principal Amount shall not exceed the Series 2013-G1 Maximum Principal Amount;

(v)                                 no Series 2013-G1 Amortization Event has occurred and is continuing and such issuance or Advance and the application of the proceeds thereof will not result in the occurrence of (1) a Series 2013-G1 Amortization Event, or (2) a Series 2013-G1 Potential Amortization Event;

(vi)                              all representations and warranties set forth in Article VIII hereof shall be true and correct with the same effect as if made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

(vii)                           the Series 2013-G1 Noteholder shall have received an executed irrevocable advance request in the form of Exhibit C hereto no later than 11:30 a.m. (New York City time) on the date of such proposed Advance.

(b)                                 HVF may effect an Advance, upon receipt of confirmation from HVF II of the availability of funds under the HVF II Group I Indenture and the HVF II Group I Series Supplements in an amount equal to such Advance, by issuing, at par, additional principal amounts of the Series 2013-G1 Note.  Proceeds from the initial issuance of the Series 2013-G1 Note and from any Advance shall be deposited into the Series 2013-G1 Collection Account and allocated in accordance with Article VII hereof.

(c)                                  Funding Procedures.  On the date of each Advance, the Series 2013-G1 Noteholder shall make available to HVF the amount of such Advance by wire transfer in U.S. dollars of such amount in same day funds to the account specified in the related advance request.

(d)                                 Form of Series 2013-G1 Note.  The Series 2013-G1 Note will be issued in the form of definitive note, substantially in the form set forth in Exhibit A hereto, and will be sold to the Series 2013-G1 Noteholder pursuant to and in accordance with the terms hereof and shall be duly executed by HVF and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture.  The Series 2013-G1 Note shall bear the following legend:

THIS SERIES 2013-G1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS.  THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF HERTZ VEHICLE FINANCING LLC, A SPECIAL PURPOSE LIMITED LIABILITY COMPANY ESTABLISHED UNDER THE LAWS OF DELAWARE (THE “COMPANY”), THAT SUCH SERIES 2013-G1 NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO THE COMPANY,

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT D TO THE SERIES 2013-G1 SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

The required legend set forth above shall not be removed from the Series 2013-G1 Note except as provided herein.

(e)                                  Transfer, Pledge and Assignment.  Other than the pledge of the Series 2013-G1 Note by the Series 2013-G1 Noteholder to the HVF II Trustee or otherwise in accordance with the HVF II Group I Indenture, the Series 2013-G1 Note will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by the Series 2013-G1 Noteholder; provided that, in connection with any such transfer of the Series 2013-G1 Note, the holder of the Series 2013-G1 Note must surrender such Series 2013-G1 Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5 of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to HVF and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit D hereto.

(f)                                   Notations.  On each date an Advance is funded under the Series 2013-G1 Note and on each date the amount of outstanding Advances thereunder is reduced, a duly authorized officer, employee or agent of the Series 2013-G1 Noteholder shall make appropriate notations in its books and records of the amount of such Advance and the amount of such reduction, as applicable.  HVF hereby authorizes each duly authorized officer, employee and agent of the Series 2013-G1 Noteholder to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded and shall be binding on HVF absent manifest error.  The Trustee shall, or shall cause the Registrar to, record each Advance and Decrease with respect to the Series 2013-G1 Principal Amount such that the principal amount of the Series 2013-G1 Note that is outstanding accurately reflects all such Advances and Decreases in accordance with Article II hereof.  Upon each Advance and upon each Decrease, the Trustee shall, or shall cause the Registrar to, indicate in the Note Register such Advance or such Decrease, as applicable.  On any date on which an Advance is funded, HVF shall furnish, or cause to be furnished, to the Trustee written notice (which may be satisfied by email to julie.maggio@bnymellon.com and diane.moser@bnymellon.com) specifying the amount of such Advance.

(g)                                  UCC Classification.  The Series 2013-G1 Note shall constitute a “security” within the meaning of Section 8-102(a)(15) of the UCC and a “certificated security” within the meaning of Section 8-102(a)(4) of the UCC.

Section 2.3.                                 Procedure for Decreasing the Series 2013-G1 Principal Amount.

(a)                                 On any Business Day, HVF may decrease the Series 2013-G1 Principal Amount (each such decrease referred to as a “Decrease”) by withdrawing from the Series 2013-G1 Collection Account and distributing to the Series 2013-G1 Noteholder in respect of principal of the Series 2013-G1 Note, an amount equal to the amount of such Decrease.

(b)                                 In addition, on any Business Day on which Relinquished Property Proceeds with respect to any Series 2013-G1 Eligible Vehicles are applied pursuant to the Collateral Agency Agreement, HVF shall effect a Decrease with and to the extent of such Relinquished Property Proceeds, which Decrease shall be effected in accordance with the terms of the Master Exchange Agreement.

ARTICLE III

INTEREST AND OTHER PAYMENT TERMS

Section 3.1.                                 Interest.

(a)                                 Each related Advance funded or maintained by the Series 2013-G1 Noteholder during the related Series 2013-G1 Interest Period shall bear interest at the Series 2013-G1 Note Rate for such Series 2013-G1 Interest Period.

(b)                                 Interest shall be due and payable on each Payment Date.

Section 3.2.                                 Time and Method of Payment.

All amounts payable to the Series 2013-G1 Noteholder hereunder or with respect to the Series 2013-G1 Note shall be made by or on behalf of HVF to or for the account of, the Series 2013-G1 Noteholder in immediately available Dollars, without setoff, counterclaim or deduction of any kind.  All such payments shall be paid to the HVF II Group I Collection Account (or such other account as the Series 2013-G1 Noteholder may from time to time specify with the consent of the Trustee), not later than 12:00 p.m. (New York City time), on the date due.

ARTICLE IV

SECURITY

Section 4.1.                                 Grant of Security Interest.

(a)                                 To secure the Series 2013-G1 Note Obligations, HVF hereby affirms the security interests granted in the Initial Series 2013-G1 Supplement and  pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Series 2013-G1 Noteholder, and hereby grants to the Trustee, for the benefit of such Series 2013-G1 Noteholder, a security interest in, all of the following property (but only to the extent such property is not included in the Series 2013-G1 HVF Segregated Vehicle Collateral) now owned or at any time hereafter acquired by HVF or in which HVF now has or at any time in the future may acquire any right, title or interest (collectively, the “Series 2013-G1 Indenture Collateral”):

(i)                                     the Series 2013-G1 Collateral Agreements as and solely to the extent they relate to the Series 2013-G1 HVF Segregated Vehicle Collateral or the Series 2013-G1 Note Obligations, including all monies relating to such Series 2013-G1 HVF Segregated Vehicle Collateral or the Series 2013-G1 Note Obligations due and to become due to HVF under or in connection with the Series 2013-G1 Collateral Agreements, whether payable as Rent, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Series 2013-G1 Collateral Agreements or otherwise, all security for amounts so payable thereunder and all rights, remedies, powers, privileges and claims of HVF against any other party under or with respect to the Series 2013-G1 Collateral Agreements (whether arising pursuant to the terms of such Series 2013-G1 Collateral Agreements or otherwise available to HVF at law or in equity) as and to the extent such rights, remedies, powers, privileges and claims relate to the Series 2013-G1 HVF Segregated Vehicle Collateral or the Series 2013-G1 Note Obligations, the right to enforce any of the Series 2013-G1 Collateral Agreements to the extent they relate to the Series 2013-G1 HVF Segregated Vehicle Collateral or the Series 2013-G1 Note Obligations and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Series 2013-G1 Collateral Agreements or the obligations of any party thereunder, in each case, as and to the extent such consents, requests, notices, directions, approvals, extensions or waivers relate to the Series 2013-G1 HVF Segregated Vehicle Collateral or the Series 2013-G1 Note Obligations;

(ii)                                  (A) the Series 2013-G1 Collection Account, including any security entitlement with respect to the “financial assets” (within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the New York UCC) credited thereto, (B) all funds on deposit therein from time to time, (C) all certificates and instruments, if any, representing or evidencing any or all of the Series 2013-G1 Collection Account or the funds on deposit therein from time to time; (D) all investments made at any time and from time to time with monies in the Series 2013-G1 Collection Account, whether constituting securities, instruments, general intangibles, investment property,

Financial Assets or other property; (E) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2013-G1 Collection Account, the funds on deposit therein from time to time or the investments made with such funds; and (F) all proceeds of any and all of the foregoing, including cash (the items in the foregoing clauses (A) through (E) are referred to, collectively, as the “Series 2013-G1 Collection Account Collateral”);

(iii)                               all Investment Property as and to the extent relating to the Series 2013-G1 HVF Segregated Vehicle Collateral;

(iv)                              all additional property (other than property relating solely to HVF Vehicle Collateral or HVF Segregated Vehicle Collateral that constitutes Series-Specific Collateral for any Other Segregated Series of Notes) that may from time to time hereafter (pursuant to the terms of this Series Supplement or otherwise) be subjected to the grant and pledge hereof by HVF; and

(v)                                 to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, that, in no event shall any of the foregoing include any right, title or interest in, to or under any Relinquished Property (as defined in the Master Exchange Agreement), the related identifiable Relinquished Property Proceeds or Relinquished Property Subject to Liability or the related Rights (as defined in the Master Exchange Agreement) with respect to such Relinquished Property, if any (collectively, the “Relinquished Property Rights”), from the time such Relinquished Property Rights become Relinquished Property Rights as a result of the assignment of the related Relinquished Property and the related Rights with respect to such Relinquished Property to the Intermediary pursuant to the Master Exchange Agreement, unless and until, in the case of Relinquished Property Proceeds, such Relinquished Property Proceeds become Additional Subsidies.

(b)                                 To secure the Series 2013-G1 Note Obligations, HVF hereby confirms the grant, pledge, hypothecation, assignment, conveyance, delivery and transfer to the Collateral Agent under the Collateral Agency Agreement for the benefit of the Trustee, on behalf of the Series 2013-G1 Noteholder, of a continuing Lien on all right, title and interest of HVF in, to and under the Series 2013-G1 HVF Segregated Vehicle Collateral.

(c)                                  The foregoing grant is made in trust to secure the Series 2013-G1 Note Obligations and to secure compliance with the provisions of this Series Supplement, all as provided in this Series Supplement.  The Trustee, as trustee on behalf of the Series 2013-G1 Noteholder, acknowledges such grant, accepts the trusts under this Series Supplement and, subject to Sections 10.1 and 10.2 of the Base Indenture, agrees to perform its duties required in this Series Supplement.

(d)                                 For all purposes hereunder and for the avoidance of doubt, the Series 2013-G1 Collateral will be held by the Trustee solely for the benefit of the Series 2013-G1 Noteholder, and no Noteholder or Segregated Series Noteholder of any Other Segregated Series of Notes will have any right, title or interest in, to or under the Series 2013-G1 Collateral.

For all purposes hereunder and for the avoidance of doubt,

(i)                                     any Series-Specific Collateral pledged to the Trustee for the benefit of any Other Segregated Series of Notes will be held by the Trustee solely for the benefit of the Segregated Noteholders for such Segregated Series of Notes and

(ii)                                  any Collateral pledged to the Trustee for the benefit of the Notes will be held by the Trustee solely for the benefit of the Noteholders and, in each case, the Series 2013-G1 Noteholder shall not have any right, title or interest in, to or under such Series-Specific Collateral or Collateral.

For the avoidance of doubt:

(i)                                     if it is determined that the Segregated Noteholders of any Other Segregated Series of Notes have any right, title or interest in, to or under the Series 2013-G1 Collateral, then (a) such Segregated Noteholders agree that their right, title and interest in, to or under the Series 2013-G1 Collateral shall be subordinate in all respects to the claims or rights of the Series 2013-G1 Noteholder with respect to such Series 2013-G1 Collateral and (b) this Series Supplement shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code;

(ii)                                  if it is determined that any Noteholders have any right, title or interest in, to or under the Series 2013-G1 Collateral, then (a) such Noteholders agree that their right, title and interest in, to or under such Series 2013-G1 Collateral shall be subordinate in all respects to the claims or rights of the Series 2013-G1 Noteholder and (b) this Series Supplement shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code; and

(iii)                               if it is determined that the Series 2013-G1 Noteholder has any right, title or interest in, to or under the Collateral or any Series-Specific Collateral for any Other Segregated Series of Notes, then (a) such Series 2013-G1 Noteholder agrees that its right, title and interest in, to or under such Collateral or Series-Specific Collateral, as applicable, shall be subordinate in all respects to the claims or rights of the Noteholders or the Segregated Noteholders of the Other Segregated Series of Notes to which such Series Specific Collateral relates, as applicable and (b) this Series Supplement shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

Section 4.2.                                 Certain Rights and Obligations of HVF Unaffected.

(a)                                 Notwithstanding the assignment and security interest so granted to the Trustee on behalf of the Series 2013-G1 Noteholder, HVF shall nevertheless be permitted,

subject to the Trustee’s right to revoke such permission with respect to the Series 2013-G1 Collateral in the event of a Series 2013-G1 Amortization Event (whose right to so revoke shall be subject to any additional conditions set forth in the HVF II Group I Indenture) and subject to the provisions of Section 4.3, to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, that are required to be given (which does not include waivers of default under any of the Series 2013-G1 Collateral Agreements).  For the avoidance of doubt, without limiting the rights of the Trustee or the Lessor under the Series 2013-G1 Lease, so long as no Servicer Default or HVF II Group I Liquidation Event has occurred and is continuing, HVF shall not be required to take any action or exercise any rights, remedies, powers or privileges with respect to any Manufacturer to the extent the Servicer determines that such inaction or failure to exercise is in accordance with the Servicing Standard.

(b)                                 The assignment of the Series 2013-G1 Collateral to the Trustee on behalf of the Series 2013-G1 Noteholder shall not (i) relieve HVF from the performance of any term, covenant, condition or agreement relating to the Series 2013-G1 Collateral on HVF’s part to be performed or observed under or in connection with any of the Series 2013-G1 Collateral Agreements or any of the Series 2013-G1 Manufacturer Programs or (ii) impose any obligation on the Trustee or the Series 2013-G1 Noteholder to perform or observe any such term, covenant, condition or agreement on HVF’s part to be so performed or observed or impose any liability on the Trustee or any of such Series 2013-G1 Noteholder for any act or omission on the part of HVF or from any breach of any representation or warranty on the part of HVF.

Section 4.3.                                 Performance of Series 2013-G1 Collateral Agreements.

Upon the occurrence of a default or breach by any Person party to a Series 2013-G1 Collateral Agreement, promptly following a request from the Trustee or the Collateral Agent to do so, and at HVF’s expense, HVF agrees to take all such lawful action as permitted under this Series Supplement as the Trustee or the Collateral Agent may request to compel or secure the performance and observance by:

(a)                                 the Nominee, HGI, the Series 2013-G1 Administrator, the Servicer, any Lessee, the Intermediary or the Escrow Agent or any other party to any of the Series 2013-G1 Collateral Agreements of its obligations to HVF, solely to the extent that such obligations relate to or otherwise affect the Series 2013-G1 Collateral or the Series 2013-G1 Note Obligations;

(b)                                 on any date on or after the RCFC Nominee Trigger Date, RCFC of its obligations to HVF, solely to the extent that such obligations relate to or otherwise affect the Series 2013-G1 Collateral or the Series 2013-G1 Note Obligations; provided that, if (i) such date occurs on or after the RCFC Nominee Qualification Date and (ii) the Series 2013-G1 Aggregate Asset Amount as of such date (excluding therefrom the Net Book Value of all Series 2013-G1 Eligible Vehicles the Certificates of Title for which are then titled in the name of RCFC) shall be not be less than the Series 2013-G1 Asset Coverage Threshold Amount as of such date, then HVF shall not be required to take any such action or exercise any such rights, remedies, powers or privileges with respect to RCFC; and

(c)                                  a Manufacturer under a Series 2013-G1 Manufacturer Program of its obligations to HVF, solely to the extent that such obligations relate to or otherwise affect any Series 2013-G1 Program Vehicles or Series 2013-G1 Manufacturer Receivables, in each case, in accordance with the applicable terms thereof, and to exercise any and all rights, remedies, powers and privileges relating to such Series 2013-G1 Program Vehicles as are lawfully available to HVF to the extent and in the manner directed by the Trustee or the Collateral Agent, as applicable, including the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure such performance by such parties or any other party to the Series 2013-G1 Collateral Agreements or by a Manufacturer under a Series 2013-G1 Manufacturer Program; provided that, without limiting the rights of the Trustee or the Lessor under the Series 2013-G1 Lease, so long as no Servicer Default or HVF II Group I Liquidation Event has occurred and is continuing, HVF shall not be required to take any such action or exercise any such rights, remedies, powers or privileges with respect to any Manufacturer to the extent such inaction or failure to exercise is in accordance with the Servicing Standard.  Subject to the proviso in the immediately preceding sentence, if:

(i)                                     HVF shall have failed, within thirty (30) days of receiving such direction of the Trustee or the Collateral Agent, as applicable, to take commercially reasonable action to accomplish such directions of the Trustee or the Collateral Agent, as applicable,

(ii)                                  HVF refuses to take any such action, or

(iii)                               the Trustee or the Collateral Agent, as applicable, reasonably determines that such action must be taken immediately (and, in the event that the action is of the type described in the proviso to the preceding sentence and no Servicer Default or HVF II Group I Liquidation Event has occurred and is continuing, the Servicer has notified the Trustee or the Collateral Agent, as applicable, that such action is commercially reasonable), then in any such case the Trustee or the Collateral Agent, as applicable, may, but shall not be obligated to, take, at the expense of HVF, such previously directed action and any related action permitted under this Series Supplement (provided such action relates to the Series 2013-G1 Collateral or the Series 2013-G1 Note Obligations) that the Trustee or the Collateral Agent, as applicable, thereafter determines is appropriate (without the need under this provision or any other provision under this Series Supplement to direct HVF to take such action), on behalf of HVF and the Series 2013-G1 Noteholder.

Section 4.4.                                 Release of Series 2013-G1 Collateral.

(a)                                 The Trustee shall, when required by the provisions of this Series Supplement, execute instruments to release Series 2013-G1 Collateral from the lien of this Series Supplement or convey the Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Series Supplement.  No party relying upon an instrument executed by the Trustee as provided in this Section 4.4(a) shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b)                                 With respect to each Series 2013-G1 Eligible Vehicle, on the Disposition Date with respect to such Series 2013-G1 Eligible Vehicle, any Lien of the Trustee or the Collateral Agent on such Series 2013-G1 Eligible Vehicle shall automatically be deemed to be released.

(c)                                  The Trustee shall, at such time as there is no Series 2013-G1 Note Outstanding and no other Series 2013-G1 Note Obligations remain unpaid, release any remaining portion of the Series 2013-G1 Collateral from the lien of the Base Indenture and this Series Supplement and release to HVF any funds then on deposit in the Series 2013-G1 Collection Account.  The Trustee shall release property from the lien of the Base Indenture and this Series Supplement pursuant to this Section 4.4(c) only upon receipt of a Company Order accompanied by an Officer’s Certificate meeting the applicable requirements of Section 13.3 of the Base Indenture.

Section 4.5.                                 Opinions of Counsel.

The Trustee shall receive at least seven (7) days’ notice when requested by HVF to take any action pursuant to Section 4.4(a), accompanied by copies of any instruments involved, and an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all such action will not materially and adversely impair the security for the Series 2013-G1 Note or the rights of the Series 2013-G1 Noteholder, in each case, in a manner not permitted by the Series 2013-G1 Related Documents; provided however that, such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Series 2013-G1 Collateral.  Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action.

ARTICLE V

REPORTS

Section 5.1.                                 Reports and Instructions to Trustee.

(a)                                 Daily Collection Reports.  On each Business Day commencing on the Series 2013-G1 Closing Date, HVF shall prepare and maintain, or cause to be prepared and maintained, a record (each, a “Series 2013-G1 Daily Collection Report”) setting forth the aggregate of the amounts deposited in the Series 2013-G1 Collection Account and the amounts relating to Series 2013-G1 Eligible Vehicles deposited in the Series 2013-G1 HVF Segregated Exchange Account on the immediately preceding Business Day, which shall consist of:

(i)                                     the aggregate amount of payments received from Manufacturers and/or auction dealers under Series 2013-G1 Manufacturer Programs related to Series 2013-G1 Program Vehicles and in each case deposited in the Series 2013-G1 Collection Account or a Series 2013-G1 HVF Segregated Exchange Account, plus

(ii)                                  the aggregate amount of proceeds received from third parties (other than to the extent such amounts are included in clause (i) above) with respect to the sale of Series 2013-G1 Eligible Vehicles and in each case deposited in the Series 2013-G1 Collection Account or a Series 2013-G1 HVF Segregated Exchange Account, plus

(iii)                               the aggregate amount of other Series 2013-G1 Collections deposited in the Series 2013-G1 Collection Account or Series 2013-G1 HVF Segregated Exchange Account.

HVF shall deliver a copy of the Series 2013-G1 Daily Collection Report for each Business Day to the Trustee and the HVF II Trustee.

(b)                                 Monthly Servicing Certificate.  On or before the fourth Business Day prior to each Payment Date (unless otherwise agreed by the Trustee), HVF shall furnish to the Trustee and the HVF II Trustee a certificate substantially in the form of Exhibit B (each a “Series 2013-G1 Monthly Servicing Certificate”).

(c)                                  Monthly Collateral Certificate.  On or before each Payment Date, HVF shall furnish to the Trustee, the HVF II Trustee and the Collateral Agent an Officer’s Certificate of HVF to the effect that, except as stated therein,

(i)                                     the Series 2013-G1 Eligible Vehicles and all other Series 2013-G1 Collateral is free and clear of all Liens, other than Permitted Liens and

(ii)                                  the aggregate amount of all vicarious liability claims outstanding against HVF as of the immediately preceding Determination Date is less than $5,000,000.  If the aggregate amount of vicarious liability claims outstanding against HVF exceeds $5,000,000, the Officer’s Certificate delivered pursuant to this Section 5.1(c) also shall contain a schedule listing all of the vicarious liability claims then outstanding against HVF.

(d)                                 Quarterly Compliance Certificates.  On or before the Payment Date in each of March, June, September and December, commencing in December 2013, HVF shall deliver to the Trustee and the HVF II Trustee an Officer’s Certificate of HVF to the effect that, except as provided in a notice delivered pursuant to Section 9.6, no Series 2013-G1 Amortization Event or Series 2013-G1 Potential Amortization Event has occurred or is continuing.

(e)                                  Non-Program Vehicle Report.  On or before May 31 of each year, commencing in May 2014, HVF shall cause a nationally recognized firm of independent certified public accountants or a nationally recognized firm of independent consultants to furnish a report to the Trustee and the HVF II Trustee to the effect that they have performed certain agreed upon procedures on a statistical sample designed to provide a ninety-five percent (95%) confidence level confirming the calculations of (i) the Disposition Proceeds received by or on behalf of HVF from the sale or other disposition of all Series 2013-G1 Non-Program Vehicles (other than Casualties) sold or otherwise disposed of during the

Related Month and (ii) the respective Net Book Values of such Series 2013-G1 Non-Program Vehicles.

(f)                                   Verification of Title.

(i)                                     Prior to the RCFC Nominee Trigger Date, on or before May 31 of each year, commencing in May 2014, HVF shall cause a nationally recognized firm of independent certified public accountants or a nationally recognized firm of independent consultants to furnish a report to the Trustee and HVF II Trustee to the effect that they have performed certain agreed upon procedures on a statistical sample of the Certificates of Title of the Series 2013-G1 Eligible Vehicles constituting Series 2013-G1 HVF Segregated Liened Vehicle Collateral designed to provide a ninety-five percent (95%) confidence level confirming that the Series 2013-G1 Eligible Vehicles are titled in the name of the Nominee or HVF and the Certificates of Title with respect to the Series 2013-G1 Eligible Vehicles constituting Series 2013-G1 HVF Segregated Liened Vehicle Collateral show a first lien in the name of the Collateral Agent, except for such exceptions as shall be set forth in such report; provided, that, any such report may be delivered along with the analogous report described in Section 4.1(h) of the Base Indenture as a single report.

(ii)                                  Following the RCFC Nominee Trigger Date, on or before May 31 of each year, HVF shall cause a nationally recognized firm of independent certified public accountants or a nationally recognized firm of independent consultants to furnish a report to the Trustee and HVF II Trustee to the effect that they have performed certain agreed upon procedures on a statistical sample of the Certificates of Title of the Series 2013-G1 Eligible Vehicles constituting Series 2013-G1 HVF Segregated Liened Vehicle Collateral designed to provide a ninety-five percent (95%) confidence level confirming that the Series 2013-G1 Eligible Vehicles are titled in the name of the Nominee, HVF or RCFC (or the name of RCFC as such name may be modified by or in connection with any conversion in respect of RCFC’s corporate form) and the Certificates of Title with respect to the Series 2013-G1 Eligible Vehicles constituting Series 2013-G1 HVF Segregated Liened Vehicle Collateral show a first lien in the name of the Collateral Agent, except for such exceptions as shall be set forth in such report; provided that, any such report may be delivered along with the analogous report described in Section 4.1(h) of the Base Indenture as a single report.

(g)                                  Instructions as to Withdrawals and Payments.  HVF will furnish, or cause to be furnished, to the Trustee, written instructions to make withdrawals and payments from the Series 2013-G1 Collection Account and any Series 2013-G1 HVF Segregated Exchange Accounts specified herein.  The Trustee shall promptly follow any such written instructions.

Section 5.2.                                 Reports to Noteholders.

(a)                                 Annual Series 2013-G1 Noteholder Tax Statement.  On or before January 31 of each calendar year, beginning with calendar year 2014, HVF shall furnish to each Person who at any time during the preceding calendar year was a Series 2013-G1 Noteholder a statement prepared by HVF containing the information which is required to be contained in the Monthly Noteholders’ Statements aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2013-G1 Noteholder, together with such other customary information (consistent with the treatment of the Series 2013-G1 Note as debt) as HVF deems necessary or desirable to enable the Series 2013-G1 Noteholder to prepare its tax returns (each such statement, an “Annual Series 2013-G1 Noteholder Tax Statement”).  Such obligations of HVF to prepare and distribute the Annual Series 2013-G1 Noteholder Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Series 2013-G1 Administrator pursuant to any requirements of the Code as from time to time in effect.

Section 5.3.                                 Administration.

Pursuant to the Series 2013-G1 Administration Agreement, the Series 2013-G1 Administrator has agreed to provide certain services to HVF and to take certain actions on behalf of HVF, including performing or otherwise satisfying any action, determination, calculation, direction, instruction, notice, delivery or other performance obligation, in each case, permitted or required by HVF pursuant to this Series Supplement.  The Series 2013-G1 Noteholder by its acceptance of a Series 2013-G1 Note and each of the parties hereto by its execution hereof, hereby consents to the provision of such services and the taking of such action by the Series 2013-G1 Administrator in lieu of HVF and hereby agrees that HVF’s obligations hereunder with respect to any such services performed or action taken shall be deemed satisfied to the extent performed or taken by the Series 2013-G1 Administrator and to the extent so performed or taken by the Series 2013-G1 Administrator shall be deemed for all purposes hereunder to have been so performed or taken by HVF; provided that, for the avoidance of doubt, none of the foregoing shall create any payment obligation of the Series 2013-G1 Administrator or relieve HVF of any payment obligation hereunder.

ARTICLE VI

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 6.1.                                 Series 2013-G1 Collection Account.

With respect to the Series 2013-G1 Note, the following shall apply:

(a)                                 Establishment of Series 2013-G1 Collection Account.  On or prior to the Series 2013-G1 Closing Date, HVF, the Securities Intermediary and the Trustee established a securities account (such account, or any successor or replacement account, the “Series 2013-G1 Collection Account”) in the name of, and under the control of, the Trustee that is and will be maintained for the benefit of the Series 2013-G1 Noteholder.  The Series 2013-G1 Collection Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2013-G1 Noteholder.  The Series 2013-G1 Collection Account shall be an Eligible Account.  If the Series 2013-G1 Collection Account is at any time no longer an Eligible Account, HVF shall, within ten (10) Business Days of obtaining knowledge that the Series 2013-G1 Collection Account is no longer an

Eligible Account, establish a new Series 2013-G1 Collection Account that is an Eligible Account.  If a new Series 2013-G1 Collection Account is established, HVF shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2013-G1 Collection Account into the new Series 2013-G1 Collection Account.  Initially, the Series 2013-G1 Collection Account will be established with The Bank of New York Mellon Trust Company, N.A.

(b)                                 Earnings from Series 2013-G1 Collection Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2013-G1 Collection Account shall be deemed to be on deposit therein and available for distribution unless previously distributed pursuant to the terms hereof.

(c)                                  Administration of Series 2013-G1 Collection Account.  HVF may instruct (by standing instructions or otherwise) the institution maintaining the Series 2013-G1 Collection Account to invest funds on deposit in such Account from time to time in Series 2013-G1 Permitted Investments; provided however that, (x) any such investment in the Series 2013-G1 Collection Account shall mature not later than the Business Day following the date on which such funds were received (including funds received upon a payment in respect of a Series 2013-G1 Permitted Investment made with funds on deposit in the Series 2013-G1 Collection Account) and (y) any such investment in the Series 2013-G1 Collection Account shall mature not later than the Business Day prior to the first Payment Date following the date on which such funds were received (including funds received upon a payment in respect of a Series 2013-G1 Permitted Investment made with funds on deposit in such Account), unless any such Series 2013-G1 Permitted Investment is held with the Trustee, in which case such investment may mature on such Payment Date so long as such funds shall be available for withdrawal on or prior to such Payment Date.  HVF shall not direct the Trustee to dispose of (or permit the disposal of) any Series 2013-G1 Permitted Investments prior to the maturity date thereof to the extent such disposal would result in a loss of the initial purchase price of such Series 2013-G1 Permitted Investment.  In the absence of written investment instructions hereunder, funds on deposit in the Series 2013-G1 Collection Account shall remain uninvested.  The Trustee shall have no liability for any losses incurred as a result of investments made at the direction of HVF, and the Trustee shall have no responsibility to monitor the investment rating of any Permitted Investment.

(d)                                 Trustee as Securities Intermediary.  The Trustee or other Person holding the Series 2013-G1 Collection Account shall be the “securities intermediary” (as defined in Section 8-102(a)(14) of the New York UCC and a “bank” (as defined in Section 9-102(a)(8) of the New York UCC), in such capacities, the “Securities Intermediary”).  If the Securities Intermediary in respect of the Series 2013-G1 Collection Accounts is not the Trustee, HVF shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 6.1(d).

(i)                                     The Securities Intermediary agrees that:

(1)                                 The Series 2013-G1 Collection Account is an account to which Financial Assets will be credited;

(2)                                 All securities or other property underlying any Financial Assets credited to the Series 2013-G1 Collection Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to the Series 2013-G1 Collection Account be registered in the name of HVF, payable to the order of HVF or specially indorsed to HVF;

(3)                                 All property delivered to the Securities Intermediary pursuant to this Series Supplement will be promptly credited to the Series 2013-G1 Collection Account;

(4)                                 Each item of property (whether investment property, security, instrument or cash) credited to the Series 2013-G1 Collection Account shall be treated as a Financial Asset;

(5)                                 If at any time the Securities Intermediary shall receive any order or instruction from the Trustee directing transfer or redemption of any Financial Asset relating to the Series 2013-G1 Collection Account or the disposition of funds credited thereto, the Securities Intermediary shall comply with such entitlement order or instruction without further consent by HVF or the Series 2013-G1 Administrator;

(6)                                 The Series 2013-G1 Collection Account shall be governed by the laws of the State of New York, regardless of any provision of any other agreement.  For purposes of the UCC, New York shall be deemed to the Securities Intermediary’s jurisdiction within the meaning of Section 9-304 and Section 8-110 of the New York UCC and the Series 2013-G1 Collection Account (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;

(7)                                 The Securities Intermediary has not entered into, and until termination of this Series Supplement, will not enter into, any agreement with any other Person relating to the Series 2013-G1 Collection Account and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) or instructions (within the meaning of Section 9-104 of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Series Supplement will not enter into, any agreement with HVF purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders or instructions as set forth in Section 6.1(d)(i)(5); and

(8)                                 Except for the claims and interest of the Trustee and HVF in the Series 2013-G1 Collection Account, the Securities Intermediary knows of no claim to, or interest in, the Series 2013-G1 Collection Account or in any Financial Asset credited thereto.  If the Securities Intermediary has actual knowledge of the assertion by any other person of any lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Series 2013-G1

Collection Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Series 2013-G1 Administrator and HVF thereof.

(ii)                                  The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2013-G1 Collection Account and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 2013-G1 Collection Account.

(iii)                               Notwithstanding anything in this Section 6.1 to the contrary, the parties hereto agree that as permitted by Section 8-504(c)(1) of the New York UCC, with respect to the Series 2013-G1 Collection Account, the Securities Intermediary may satisfy the duty in Section 8-504(a) of the New York UCC with respect to any cash to be credited to the Series 2013-G1 Collection Account by crediting to such Series 2013-G1 Collection Account a general unsecured claim against the Securities Intermediary, as a bank, payable on demand, for the amount of such cash.

(iv)                              Notwithstanding anything in this Section 6.1 to the contrary, with respect to the Series 2013-G1 Collection Account and any credit balances not constituting Financial Assets credited thereto, the Securities Intermediary shall be acting as a bank (as defined in Section 9-102(a)(8) of the New York UCC) if the Series 2013-G1 Collection Account is deemed not to constitute a securities account.

Section 6.2.                                 Collections and Allocations.

(a)                                 Collections in General.  Until this Series Supplement is terminated pursuant to Section 11.9, HVF shall, and the Trustee is authorized (upon written instructions) to, direct that all Series 2013-G1 Collections due and to become due to HVF or the Trustee, as the case may be, to be deposited in the following manner:

(i)                                     all amounts due under or in connection with the Series 2013-G1 HVF Segregated Vehicle Collateral with respect to the Series 2013-G1 Eligible Vehicles (for the avoidance of doubt, other than Series 2013-G1 Excluded Payments) shall be deposited directly into a Collateral Account by the payor thereof and shall be withdrawn from such Collateral Account and deposited either into the Series 2013-G1 Collection Account or, in the case of Relinquished Property Proceeds, applied in accordance with the Master Exchange Agreement within seven (7) Business Days of the deposit thereof into such Collateral Account;

(ii)                                  all insurance proceeds and warranty payments in respect of the Series 2013-G1 Eligible Vehicles, other than Series 2013-G1 Excluded Payments, shall be deposited into a Collateral Account within two (2) Business Days of receipt by the Servicer and shall be withdrawn from a Collateral Account and deposited into the Series 2013-G1 Collection Account within seven (7) Business Days of the deposit thereof into a Collateral Account;

(iii)                               all amounts payable to HVF pursuant to the Series 2013-G1 Lease shall be remitted directly to the Trustee for deposit into the Series 2013-G1 Collection Account;

(iv)                              all amounts payable by the Nominee pursuant to Article X of the Nominee Agreement in respect of Series 2013-G1 Eligible Vehicles shall be deposited directly into a Collateral Account by the Nominee and shall be withdrawn from a Collateral Account and deposited into the Series 2013-G1 Collection Account within seven (7) Business Days of the deposit thereof into a Collateral Account;

(v)                                 all amounts payable by RCFC to HVF pursuant to the RCFC Nominee Agreement in respect of Series 2013-G1 Eligible Vehicles shall be deposited directly into a Collateral Account by RCFC and shall be withdrawn from a Collateral Account and deposited into the Series 2013-G1 Collection Account within seven (7) Business Days of the deposit thereof into a Collateral Account; and

(vi)                              all Series 2013-G1 Collections from any other source shall be either paid directly into the Series 2013-G1 Collection Account or a Collateral Account at such times as such amounts are due and, in with respect to any such deposit into a Collateral Account, thereafter deposited into the Series 2013-G1 Collection Account within seven (7) Business Days after such deposit thereof into such Collateral Account.

Notwithstanding the foregoing, insurance proceeds and warranty payments with respect to the Series 2013-G1 Eligible Vehicles shall not be required to be deposited in a Collateral Account or the Series 2013-G1 Collection Account, and may be held by HVF or paid to Hertz, unless (i) a Series 2013-G1 Amortization Event or HVF II Group I Liquidation Event has occurred and is continuing or (ii) a Series 2013-G1 Amortization Event or HVF II Group I Liquidation Event would occur as a result of the failure to make such deposit.

HVF agrees that if any Series 2013-G1 Collections shall be received by HVF in an account other than a Collateral Account, a Series 2013-G1 HVF Segregated Exchange Account or the Series 2013-G1 Collection Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by HVF with any of its other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by HVF for, and immediately paid over to the Trustee or the Collateral Agent, as applicable, with any necessary indorsement.  All monies, instruments, cash and other proceeds received by the Trustee pursuant to this Indenture (including amounts received from the Collateral Agent) shall be immediately deposited in the Series 2013-G1 Collection Account or a Series 2013-G1 HVF Segregated Exchange Account and shall be applied as provided in this Article VI or Article VIA.

ARTICLE VIA

SERIES 2013-G1 HVF SEGREGATED EXCHANGE ACCOUNT

Section 6A.1.                        Series 2013-G1 HVF Segregated Exchange Account.  Prior to transferring any Relinquished Property (as defined in the Master Exchange Agreement) relating to the Series 2013-G1 Collateral, the Trustee shall establish and maintain for the benefit of the Series 2013-G1 Noteholder one or more Series 2013-G1 HVF Segregated Exchange Accounts, each in the name of the Trustee or, prior to the date of termination of the Master Exchange Agreement pursuant to Section 7.01(b) thereof, the joint name of the Trustee and the Intermediary, that shall be administered and operated as provided in the Master Exchange Agreement.  Each Series 2013-G1 HVF Segregated Exchange Account shall be maintained (i) with a Series 2013-G1 Qualified Institution or (ii) as a segregated trust account with a Series 2013-G1 Qualified Trust Institution.  If any Series 2013-G1 HVF Segregated Exchange Account is not maintained in accordance with the previous sentence, then within ten (10) Business Days of obtaining actual knowledge of such fact or receipt of written direction from HVF, the Trustee and the Intermediary shall establish a new Series 2013-G1 HVF Segregated Exchange Account that complies with such sentence and transfer into the new Series 2013-G1 HVF Segregated Exchange Account all funds from the non-qualifying Series 2013-G1 HVF Segregated Exchange Account.  Initially, each Series 2013-G1 HVF Segregated Exchange Account will be established with Deutsche Bank Trust Company Americas or the Trustee.

ARTICLE VII

APPLICATIONS AND DISTRIBUTIONS

With respect to the Series 2013-G1 Note, the following shall apply:

Section 7.1.                                 Allocations with Respect to the Series 2013-G1 Note.

The net proceeds from the initial sale of the Series 2013-G1 Note were deposited into the Series 2013-G1 Collection Account.  On each Business Day on which the proceeds of the initial sale of the Series 2013-G1 Note, the proceeds of any Advance or any Series 2013-G1 Collections are deposited into the Series 2013-G1 Collection Account (each such date, a “Series 2013-G1 Deposit Date”), the Series 2013-G1 Administrator shall direct the Trustee in writing to apply all amounts deposited into the Series 2013-G1 Collection Account in accordance with the provisions of this Article VII.

Section 7.2.                                 Payment of Note Principal.  In addition to any Decreases effected pursuant to Section 2.3, on each Series 2013-G1 Deposit Date, the Series 2013-G1 Administrator will direct the Trustee in writing to withdraw, and the Trustee shall withdraw in accordance with such written directions, all amounts on deposit in the Series 2013-G1 Collection Account that consist of Series 2013-G1 Principal Collections and pay such amounts to the Series 2013-G1 Noteholder as a payment of principal of the Series 2013-G1 Note.  The entire principal amount of the Series 2013-G1 Note shall be due and payable on the Legal Final Payment Date.

Section 7.3.                                 Application of Series 2013-G1 Interest Collections.

On the fourth Business Day prior to each Payment Date, HVF shall instruct the Trustee in writing as to the amount to be applied pursuant to each of clauses (i) through (v) below to the extent funds are anticipated to be available from Series 2013-G1 Interest Collections processed during the Series 2013-G1 Interest Period ending on the day immediately preceding such Payment Date, and on such Payment Date the Trustee, acting in accordance with such instructions, shall withdraw from the Series 2013-G1 Collection Account and apply such amounts as follows:

(i)                                     first, an amount equal to the Series 2013-G1 Monthly Interest for such Series 2013-G1 Interest Period, to the Series 2013-G1 Noteholder;

(ii)                                  second, to the Series 2013-G1 Administrator, in an amount equal to the Series 2013-G1 Monthly Administration Fee for such Series 2013-G1 Interest Period;

(iii)                               third, to the Trustee, in an amount equal to the Series 2013-G1 Percentage (as of the beginning of such Series 2013-G1 Interest Period) of the Trustee’s fees for such Series 2013-G1 Interest Period;

(iv)                              fourth, to the Servicer, in an amount equal to the Monthly Servicing Fee with respect to such Payment Date;

(v)                                 fifth, on a pro rata basis, to pay any Series 2013-G1 Carrying Charges (excluding any amounts payable to the Series 2013-G1 Administrator, the Servicer or the Trustee, which amounts shall be paid pursuant to the preceding clauses) to the Persons to whom such amounts are owed for such Series 2013-G1 Interest Period;

provided that, it is understood and agreed that any payments of amounts constituting Series 2013-G1 Carrying Charges pursuant to clauses (ii) through (v) above with respect to any Payment Date shall be deemed made prior to the determination and payment of any “Indenture Carrying Charges” under and as defined in any other Series Supplement.

Section 7.4.                                 Payment by Wire Transfer.

On each Payment Date, pursuant to Sections 7.2 and 7.3 hereof, the Trustee shall cause the amounts (to the extent received by the Trustee) set forth in Section 7.2 or 7.37.3 to be paid by wire transfer of immediately available funds released from the Series 2013-G1 Collection Account for credit to the account designated by the Series 2013-G1 Noteholder.

Section 7.5.                                 The Series 2013-G1 Administrator’s Directions to Trustee; The Series 2013-G1 Administrator’s Failure to Instruct the Trustee to Make a Deposit or Payment.

When any payment or deposit hereunder or under any other Series 2013-G1 Related Document is required to be made by the Trustee at or prior to a specified time, the Series 2013-G1 Administrator shall deliver any applicable written instructions with respect thereto reasonably in advance of such specified time.  If the Series 2013-G1 Administrator fails to give notice or instructions to make any payment from or deposit into the Series 2013-G1 Collection Account required to be given by the Series 2013-G1 Administrator, at the time specified in the Series 2013-G1 Administration Agreement or any other Series 2013-G1 Related Document (including applicable grace periods), the Trustee shall make such payment or deposit into or from such Series 2013-G1 Collection Account without such notice or instruction from the Series 2013-G1 Administrator, provided that the Series 2013-G1 Administrator promptly provides the Trustee with all information necessary to allow the Trustee to make such a payment or deposit.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

HVF hereby represents and warrants, for the benefit of the Trustee and the Series 2013-G1 Noteholder and its assigns, that the following (i) was true as of the Series 2013-G1 Closing Date (except in the case of Sections 8.4, 8.14 and 8.17) and (ii) is true as of the Series 2013-G1 Restatement Effective Date (and, in the case of Section 8.8(ii), will be true as of the date of any amendment, modification or waiver of any Series 2013-G1 Related Document):

Section 8.1.                                 Existence and Power.

HVF (a) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as a foreign limited liability company and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Series 2013-G1 Related Documents make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Series 2013-G1 Material Adverse Effect, and (c) has all limited liability company powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Series

Supplement and the other Series 2013-G1 Related Documents (other than any transaction relating solely to one or more Other Segregated Series of Notes and/or Series of Notes), except to the extent that the failure to so qualify is not reasonably likely to result in a Series 2013-G1 Material Adverse Effect.

Section 8.2.                                 Limited Liability Company and Governmental Authorization.

The execution, delivery and performance by HVF of the Series 2013-G1 Related Documents to which it is a party (a) is within HVF’s limited liability company powers, (b) has been duly authorized by all necessary limited liability company action, (c) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained, except to the extent that the failure to take such action or effect such filing is not reasonably likely to result in a Series 2013-G1 Material Adverse Effect and (d) does not contravene, or constitute a default under, any Requirements of Law with respect to HVF or any Contractual Obligation with respect to HVF or result in the creation or imposition of any Lien on any Series 2013-G1 Collateral (other than Series 2013-G1 Permitted Liens), except to the extent that such contravention or default is not reasonably likely to result in a Series 2013-G1 Material Adverse Effect.  Each Series 2013-G1 Related Document to which HVF is a party has been executed and delivered by a duly authorized officer of HVF.

Section 8.3.                                 No Consent.

No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by HVF of any Series 2013-G1 Related Documents or for the performance by HVF of any of HVF’s obligations hereunder or thereunder other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by HVF or as contemplated in Section 8.13 except to the extent that the failure to so obtain any such consent, approval or authorization, take any such action or effect any such registration, declaration or filing is not reasonably likely to result in a Series 2013-G1 Material Adverse Effect.

Section 8.4.                                 Binding Effect.

Each Series 2013-G1 Related Document in effect as of the close of business on the Series 2013-G1 Restatement Effective Date to which HVF is a party is a legal, valid and binding obligation of HVF enforceable against HVF in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

Section 8.5.                                 Litigation.

There is no action, suit, or proceeding pending against or, to the knowledge of HVF, threatened against or affecting HVF before any court or arbitrator or any Governmental Authority with respect to which there is a reasonable possibility of an adverse decision that would be reasonably likely to result in a Series 2013-G1 Material Adverse Effect.

Section 8.6.                                 No ERISA Plan.

HVF has not established and does not maintain or contribute to any Plan that is covered by Title IV of ERISA.

Section 8.7.                                 Tax Filings and Expenses.

HVF has filed all federal, state and local tax returns and all other tax returns that, to the knowledge of HVF, are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by HVF, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books.  HVF has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign limited liability company authorized to do business in each jurisdiction in which it is required to so qualify, except to the extent that the failure to pay such fees and expenses is not reasonably likely to result in a Series 2013-G1 Material Adverse Effect.

Section 8.8.                                 Disclosure.

All certificates, reports, statements, documents and other information (other than any certificates, reports, statements, documents or other information relating solely to one or more Other Segregated Series of Notes and/or Series of Notes and, for the avoidance of doubt, other than any certificates, reports, statements, documents or other information relating to any financial statements of Hertz and its consolidated Subsidiaries) furnished to the Trustee by or on behalf of HVF (i) pursuant to any provision of any Series 2013-G1 Related Document or (ii) in connection with or pursuant to any amendment or modification of, or waiver under, the Series 2013-G1 Related Documents, in each case, at the time the same are so furnished, shall be complete and correct to the extent necessary to give the Trustee true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Trustee shall constitute a representation and warranty by HVF made on the date the same are furnished to the Trustee to the effect specified herein.

Section 8.9.                                 Investment Company Act.

HVF is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act.

Section 8.10.                          Regulations T, U and X.

The proceeds of the Series 2013-G1 Note will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof).  HVF is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

Section 8.11.                          Solvency.

Both before and after giving effect to the transactions contemplated by the Series 2013-G1 Related Documents, HVF is solvent within the meaning of the Bankruptcy Code and HVF is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to HVF.

Section 8.12.                          Ownership of Limited Liability Company Interests; Subsidiary.

All of the issued and outstanding limited liability company interests of HVF are owned by Hertz, all of which limited liability company interests have been validly issued, are fully paid and non-assessable and are owned of record by Hertz, free and clear of all Liens other than Permitted Liens; provided however that, such limited liability company interests in HVF (the “SPV Issuer Equity”) may be pledged for the benefit of one or more Pledged Equity Secured Parties pursuant to any Pledged Equity Security Agreement as long as such Pledged Equity Security Agreement contains the Required Standstill Provisions.  HVF has no subsidiaries and owns no capital stock of, or other equity interest in, any other Person, other than the Nominee.

Section 8.13.                          Security Interests.

(a)                                 This Series Supplement constitutes a valid and continuing Lien on the Series 2013-G1 Indenture Collateral and all Proceeds thereof in favor of the Trustee on behalf of the Series 2013-G1 Noteholder, which Lien on the Series 2013-G1 Indenture Collateral has been perfected and is prior to all other Liens (other than Permitted Liens), and the Collateral Agency Agreement constitutes a valid and continuing Lien on the Series 2013-G1 HVF Segregated Vehicle Collateral in favor of the Collateral Agent, which Lien on the Series 2013-G1 HVF Segregated Liened Vehicle Collateral has been perfected and is prior to all other Liens (other than Permitted Liens) and, in each case, is enforceable as such as against creditors of and purchasers from HVF in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing.

(b)                                 HVF has received all consents and approvals required by the terms of the Series 2013-G1 Collateral to the pledge of the Series 2013-G1 Collateral to the Trustee or the Collateral Agent, as the case may be.

(c)                                  Other than the security interest granted to the Trustee under this Series Supplement and to the Collateral Agent under the Collateral Agency Agreement (and, for the avoidance of doubt, other than any security interest granted with respect to the Purchase Agreement, the Nominee Agreement, the Indemnification Agreement, the LLC Agreement, the HVF Credit Facility, the Master Exchange Agreement or the Escrow Agreement, which security interest in any such case is limited to the extent such agreement relates to collateral other than the Series 2013-G1 HVF Segregated Vehicle Collateral), HVF has not pledged, assigned, sold or granted a security interest in the Series 2013-G1 Collateral.  All action necessary (including the filing of UCC-1 financing statements, the assignment of rights under the Series 2013-G1 Manufacturer Programs (other than to the extent they relate solely to (i) HVF Segregated Vehicle Collateral of any Other Segregated Series of Notes or (ii) Collateral) to the Collateral Agent and the notation of the Collateral Agent’s Lien on the Certificates of Title for all Vehicles constituting Series 2013-G1 HVF Segregated Liened Vehicle Collateral) to protect and perfect the Trustee’s security interest in the Series 2013-G1 Indenture Collateral and the Collateral Agent’s security interest in the Series 2013-G1 HVF Segregated Liened Vehicle Collateral has been duly and effectively taken.

(d)                                 No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing HVF as debtor covering all or any part of the Series 2013-G1 Collateral is on file or of record in any jurisdiction, except (i) such as may have been filed, recorded or made by HVF in favor of the Trustee on behalf of the Series 2013-G1 Noteholder in connection with this Series Supplement or the Collateral Agent in connection with the Collateral Agency Agreement, (ii) for the avoidance of doubt, such as covers the Purchase Agreement, the Nominee Agreement, the Indemnification Agreement, the LLC Agreement, the HVF Credit Facility, the Master Exchange Agreement or the Escrow Agreement, which so covers any such agreement solely to the extent such agreement relates to collateral other than the Series 2013-G1 HVF Segregated Vehicle Collateral, or (iii) such that has been terminated, and, subject to such exceptions, HVF has not authorized and is not aware of any such filing.

(e)                                  HVF’s legal name is Hertz Vehicle Financing LLC and its location within the meaning of Section 9-307 of the applicable UCC is the State of Delaware.

(f)                                   Except for a change made pursuant to Section 9.17, (i) HVF’s sole place of business and chief executive office shall be at 225 Brae Boulevard, Park Ridge, New Jersey 07656, and the places where its records concerning the Series 2013-G1 Collateral are kept are: (A) 225 Brae Boulevard, Park Ridge, New Jersey 07656 and (B) 14501 Hertz Quail Springs Parkway, Oklahoma City, OK 73134 and (ii) HVF’s jurisdiction of organization is Delaware.  HVF does not transact, and has not transacted, business under any other name.

(g)                                  All authorizations in this Series Supplement for the Trustee to indorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Series 2013-G1 Indenture Collateral and to take such other actions with respect to the Series 2013-G1 Indenture Collateral authorized by this Series Supplement are powers coupled with an interest and are irrevocable.

(h)                                 This Series Supplement creates a valid and continuing Lien (as defined in the New York UCC) in the Series 2013-G1 Collection Account Collateral, the Series 2013-G1 Collateral constituting Investment Property and the Series 2013-G1 General Intangibles Collateral and all Proceeds thereof in favor of the Trustee on behalf of the Trustee for the benefit of the Series 2013-G1 Noteholder, which Lien is prior to all other Liens (other than Permitted Liens) and is enforceable as such as against creditors of and purchasers from HVF in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing.  All action necessary to perfect such security interest has been duly taken.

(i)                                     The Series 2013-G1 General Intangibles Collateral constitutes “general intangibles” within the meaning of the New York UCC.

(j)                                    HVF owns and has good and marketable title to the Series 2013-G1 Collateral free and clear of any Liens (other than Permitted Liens).

(k)                                 HVF has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Series 2013-G1 General Intangibles Collateral and the Series 2013-G1 Collateral constituting Investment Property granted to the Trustee in favor of the Series 2013-G1 Noteholder hereunder.

(l)                                     HVF is not aware of any judgment or tax lien filings against HVF.

(m)                             HVF is a Registered Organization.

Section 8.14.                          Series 2013-G1 Collateral Agreements.

The provisions of the Series 2013-G1 Collateral Agreements in effect as of the close of business on the Series 2013-G1 Restatement Effective Date relating to the Series 2013-G1 Note are in full force and effect, and, as of the Series 2013-G1 Restatement Effective Date, there is no continuing Series 2013-G1 Amortization Event or Series 2013-G1 Potential Amortization Event.

Section 8.15.                          Non-Existence of Other Agreements.

Other than as permitted by the Series 2013-G1 Related Documents and the Related Documents, (i) HVF is not a party to any contract or agreement of any kind or nature and (ii) HVF is not subject to any material obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations.  The only activities HVF has engaged in since its formation are those incidental or related to its formation, the authorization and the issue of Indenture Notes, the execution of the Series 2013-G1 Related Documents and Related Documents, in each case to which it is a party, and the performance of the activities referred to in or contemplated by such agreements.

Section 8.16.                          Compliance with Contractual Obligations and Laws.

HVF is not (i) in violation of the HVF LLC Agreement, (ii) in violation of any Requirement of Law with respect to HVF, except to the extent any such violation is not reasonably likely to result in a Series 2013-G1 Material Adverse Effect or (iii) in violation of any Contractual Obligation with respect to HVF, except to the extent any such violation is not reasonably likely to result in a Series 2013-G1 Material Adverse Effect.

Section 8.17.                          Other Representations.

All representations and warranties of HVF made in each Series 2013-G1 Related Document in effect as of the close of business on the Series 2013-G1 Restatement Effective Date (other than any representations or warranties set forth in the Base Indenture and other than any representations or warranties relating solely to one or more Other Segregated Series of Notes and/or Series of Notes) to which it is a party are true and correct and are repeated herein as though fully set forth herein (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

ARTICLE IX

COVENANTS

Section 9.1.                                 Payment of Series 2013-G1 Note.

HVF shall pay the principal of and interest on the Series 2013-G1 Note when due pursuant to the provisions of this Series Supplement.  Principal and interest shall be considered paid on the date due if the Series 2013-G1 Noteholder holds on that date money designated for and sufficient to pay all principal and interest then due.

Section 9.2.                                 Maintenance of Office or Agency.

HVF will maintain an office or agency where notices and demands to or upon HVF in respect of the Series 2013-G1 Note and this Series Supplement may be served, and where, at any time when HVF is obligated to make a payment of principal of, and premium, if any, upon, the Series 2013-G1 Note, the Series 2013-G1 Note may be surrendered for payment.  HVF will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time HVF shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

HVF may also from time to time designate one or more other offices or agencies where the Series 2013-G1 Note may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  HVF will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

HVF hereby designates the Corporate Trust Office as one such office or agency of HVF.

Section 9.3.                                 Payment of Taxes and Governmental Obligations.

HVF will pay and discharge, at or before maturity, all of its respective material obligations and liabilities, including, without limitation, tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

Section 9.4.                                 Conduct of Business and Maintenance of Existence.

HVF will maintain its existence as a limited liability company validly existing, and in good standing under the laws of the State of Delaware and duly qualified as a foreign limited liability company licensed under the laws of each state in which the failure to so qualify would be reasonably likely to result in a Series 2013-G1 Material Adverse Effect.

Section 9.5.                                 Compliance with Laws.

HVF will comply in all respects with all Requirements of Law with respect to HVF, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where such noncompliance is not reasonably likely to result in a Series 2013-G1 Material Adverse Effect and will not result in a Lien (other than a Permitted Lien) on any of the Series 2013-G1 Collateral.

Section 9.6.                                 Notice of Defaults.

Within five (5) Business Days of any Authorized Officer of HVF obtaining actual knowledge of (i) any Series 2013-G1 Potential Amortization Event, Series 2013-G1 Amortization Event or any HVF II Group I Liquidation Event, or (ii) any default under any other Series 2013-G1 Collateral Agreement (other than any Amortization Event), any Series 2013-G1 Related Documents or under any Series 2013-G1 Manufacturer Program, HVF shall give the Trustee notice thereof, together with an Officer’s Certificate of HVF setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by HVF.

Section 9.7.                                 Notice of Material Proceedings.

Within five (5) Business Days of any Authorized Officer of HVF obtaining actual knowledge thereof, HVF shall give the Trustee written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting HVF that is reasonably likely to have a Series 2013-G1 Material Adverse Effect.

Section 9.8.                                 Further Requests.

HVF will promptly furnish to the Trustee such other information relating to the Series 2013-G1 Note as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated by this Series Supplement.

Section 9.9.                                 Further Assurances.

(a)                                 HVF shall do such further acts and things, and execute and deliver to the Trustee such additional assignments, agreements, powers and instruments, as are necessary or desirable to maintain the security interest of the Trustee in the Series 2013-G1 Indenture Collateral on behalf of the Series 2013-G1 Noteholder and of the Collateral Agent in the Series 2013-G1 HVF Segregated Liened Vehicle Collateral as a perfected security interest subject to no other Liens (other than Series 2013-G1 Permitted Liens), to carry into effect the purposes of the Series 2013-G1 Related Documents or to better assure and confirm unto the Trustee or the Series 2013-G1 Noteholder their rights, powers and remedies hereunder including the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby or in accordance with the Collateral Agency Agreement.

(b)                                 Without limiting the generality of the foregoing provisions of this Section 9.9(b), HVF shall take all actions that are required to maintain the security interest of the Trustee in the Series 2013-G1 Indenture Collateral and of the Collateral Agent in the Series 2013-G1 HVF Segregated Liened Vehicle Collateral as a perfected security interest subject to no other Liens (other than Series 2013-G1 Permitted Liens), including (i) filing all UCC financing statements, continuation statements and amendments thereto necessary to achieve the foregoing, (ii) causing the Lien of the Collateral Agent to be noted on all Certificates of Title relating to Series 2013-G1 HVF Segregated Liened Vehicle Collateral and (iii) causing the Collateral Servicer, as agent for the Collateral Agent, to maintain possession of such Certificates of Title for the benefit of the Collateral Agent in accordance with Section 2.6(a) of the Collateral Agency Agreement.

(c)                                  If HVF fails to perform any of its agreements or obligations under Section 9.9(a) or (b), then, at the written direction of the HVF II Required Series Noteholders with respect to any HVF II Series of Group I Notes, the HVF II Trustee shall perform such agreement or obligation, and the expenses of the HVF II Trustee incurred in connection therewith shall be payable by HVF upon the HVF II Trustee’s demand therefor.  Each of the Trustee and HVF II Trustee is hereby authorized to execute and file any financing statements, continuation statements or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Series 2013-G1 Indenture Collateral.

(d)                                 If any amount payable under or in connection with any of the Series 2013-G1 Indenture Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly indorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.

(e)                                  HVF shall warrant and defend the Trustee’s right, title and interest in and to the Series 2013-G1 Indenture Collateral and the income, distributions and proceeds thereof, for the benefit of the Trustee on behalf of the Series 2013-G1 Noteholder, against the claims and demands of all Persons whomsoever.

(f)                                   On or before March 31 of each calendar year, commencing with March 31, 2015, HVF shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Series Supplement, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the perfection of the lien and security interest created by this Series Supplement in the Series 2013-G1 Indenture Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest.  Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Series Supplement, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Series Supplement in the Series 2013-G1 Indenture Collateral until March 31 in the following calendar year.

Section 9.10.                          Liens.

HVF will not create, incur, assume or permit to exist any Lien upon any of its property other than (i) Liens in favor of the Trustee for the benefit of the Noteholders and (ii) other Permitted Liens.  HVF will not create, incur, assume or permit to exist any Lien upon any of the Series 2013-G1 Collateral, other than (i) Liens in favor of the Trustee for the benefit of the Series 2013-G1 Noteholder and (ii) other Series 2013-G1 Permitted Liens.

Section 9.11.                          Other Indebtedness.

HVF will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness under the Base Indenture, any Series Supplement, any Series 2013-G1 Related Document or any Related Document and (ii) Indebtedness under the HVF Credit Facility.

Section 9.12.                          No ERISA Plan.

HVF shall not establish or maintain or contribute to any Plan that is covered by Title IV of ERISA.

Section 9.13.                          Mergers.

HVF will not be a party to any merger or consolidation, other than a merger or consolidation of HVF into or with another Person if:

(a)                                 the Person formed by such consolidation or into or with which HVF is merged shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia, and if HVF is not the surviving entity, shall expressly assume, by an indenture supplemental hereto executed and delivered to the Trustee, the performance of every covenant and obligation of HVF hereunder and under all other Series 2013-G1 Related Documents to which HVF is a party;

(b)                                 HVF has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation or merger and such supplemental agreement comply with this Section 9.13;

(c)                                  the HVF II Group I Rating Agency Condition with respect to each HVF II Series of Group I Notes outstanding shall have been satisfied with respect to such merger or consolidation; and

(d)                                 HVF has delivered to the Trustee an Opinion of Counsel stating that HVF or the Person formed by such consolidation or merger would not be substantively consolidated with any immediate and direct parent of such Person as a result of an Event of Bankruptcy with respect to any such parent.

Section 9.14.                          Sales of Assets.

(a)                                 HVF will not sell, lease, transfer, liquidate or otherwise dispose of any of its property except as contemplated by the Series 2013-G1 Related Documents or any other Related Document.

(b)                                 HVF will not sell any Series 2013-G1 Eligible Vehicle to any Affiliate of HVF on any date for less than the Net Book Value of such Series 2013-G1 Eligible Vehicle as of such date.

Section 9.15.                          Acquisition of Assets.

(a)                                 HVF will not acquire, by long-term or operating lease or otherwise, any property except in accordance with the terms of the Series 2013-G1 Related Documents or any other Related Document.

(b)                                 HVF will not purchase any Vehicle from HGI  pursuant to the Purchase Agreement for a purchase price other than:

(i)                                     if such Vehicle was most recently acquired by HGI or an Affiliate thereof from an unaffiliated third party on or after the 36th calendar day preceding the date of such purchase, then an amount equal to the cash purchase price paid for such Vehicle by HGI at the time of such recent acquisition;

(ii)                                  if such Vehicle (other than any Vehicle included in clause (iii) below) was most recently acquired by HGI or an Affiliate thereof from an unaffiliated third party prior to the 36th calendar day preceding the date of such purchase, then an amount equal to the Market Value (as defined in the Purchase Agreement) of such Vehicle as of the date of the Purchase Order (as defined in the Purchase Agreement) with respect to such Vehicle; and

(iii)                               if such Vehicle (A) was most recently acquired by HGI or an Affiliate thereof from an unaffiliated third party prior to the 36th calendar day preceding the date of such purchase and (B) would be a Series 2013-G1 Program Vehicle immediately after giving effect to such purchase, then an amount equal to the Capitalized Cost of such Vehicle as of the date of the Purchase Order (as defined in the Purchase Agreement) with respect to such Vehicle, assuming such Vehicle were a Series 2013-G1 Program Vehicle on the date of such purchase.

Section 9.16.                          Dividends, Officers’ Compensation, etc.

HVF will not declare or pay any distributions on any of its limited liability company interests; provided however that, so long as no Series 2013-G1 Amortization Event, Series 2013-G1 Potential Amortization Event or HVF II Group I Liquidation Event has occurred and is continuing or would result therefrom, HVF may declare and pay distributions to the extent permitted under Section 18-607 of the Delaware Limited Liability Company Act.  HVF will not pay any wages or salaries or other compensation to its officers, directors, employees or others except out of earnings computed in accordance with GAAP.

Section 9.17.                          Legal Name; Location Under Section 9-307.

HVF will neither change its location (within the meaning of Section 9-307 of the applicable UCC) or its legal name without at least thirty (30) days’ prior written notice to the Trustee and the Collateral Agent.  In the event that HVF desires to so change its location or change its legal name, HVF will make any required filings and prior to actually changing its location or its legal name HVF will deliver to the Trustee and the Collateral Agent (i) an Officer’s Certificate of HVF and an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee on behalf of the Series 2013-G1 Noteholder in the Series 2013-G1 Indenture Collateral and the perfected interest of the Collateral Agent in the Series 2013-G1 HVF Segregated Liened Vehicle Collateral in respect of the new location or new legal name of HVF and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

Section 9.18.                          Investments.

HVF will not make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than in accordance with the Series 2013-G1 Related Documents or any other Related Documents and, in addition, without limiting the generality of the foregoing, HVF will not direct the investment of funds in the Series 2013-G1 Collection Account or any Series 2013-G1 HVF Segregated Exchange Account in a manner that would have the effect of causing HVF to be an “investment company” within the meaning of the Investment Company Act.

Section 9.19.                          No Other Agreements.

HVF will not enter into or be a party to any agreement or instrument other than any Related Document (including, for the avoidance of doubt, any Series 2013-G1 Related Document), any documents related to any Enhancement, any document to effect a merger or consolidation permitted pursuant to Section 9.13 or any documents and agreements incidental or related to any of the foregoing.

Section 9.20.                          Other Business.

HVF will not engage in any business or enterprise or enter into any transaction other than the acquisition, financing, leasing and disposition of the HVF Vehicles and HVF Segregated Vehicles, the related exercise of its rights related thereto, the borrowing of funds under the HVF Credit Facility, the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Indenture Notes and other activities related to or incidental to any of the foregoing.

Section 9.21.                          Maintenance of Separate Existence.

HVF will comply with all of the covenants relating to the maintenance of its separate existence as set forth in Section 8.24 of the Base Indenture, except that all references therein to “Related Documents” shall be deemed to refer to the “Series 2013-G1 Related Documents and any other Related Documents”.

Section 9.22.                          Insurance.

HVF will obtain and maintain, or cause to be obtained and maintained, with respect to the Series 2013-G1 Eligible Vehicles (i) comprehensive public liability and property damage protection in respect of the possession, condition, maintenance, operation and use of the Series 2013-G1 Eligible Vehicles, in the amount required to meet the minimum financial responsibility requirements mandated by applicable state law for each occurrence and (ii) catastrophic physical damage insurance, in an amount not less than $50,000,000; provided, however, that HVF may rely on the Indemnification Agreement in lieu of obtaining and maintaining the insurance required by clauses (i) and (ii) hereof for so long as each Lessee is permitted to self-insure by applicable law.  All insurance policies (to the extent that such policies relate to Series 2013-G1 Eligible Vehicles with respect to which the Collateral Agent is the lienholder pursuant to the Collateral Agency Agreement) obtained pursuant to this Section 9.22 shall name the Collateral Agent as a loss payee as its interest may appear.  HVF shall provide that the Trustee and the Collateral Agent will receive at least 30 days’ prior written notice of any change or cancellation of such insurance policies or arrangements.  Any insurance, as opposed to self-insurance, obtained by HVF shall be obtained from a Qualified Insurer only.

Section 9.23.                          Actions under the Series 2013-G1 Collateral Agreements.

(a)                                 HVF will cause the Servicer to comply, in accordance with the Servicing Standard, with respect to all of HVF’s obligations under the Series 2013-G1 Manufacturer Programs and will not take or permit the Servicer to take any actions that would invalidate such Series 2013-G1 Manufacturer Programs with respect to any Series 2013-G1 Program Vehicle.

(b)                                 Except as permitted in Section 9.23(c), HVF will not take any action that would permit Hertz, Hertz Vehicles LLC, HGI, the Intermediary, the Escrow Agent or any other Person to have the right to refuse to perform any of its respective obligations under any of the Series 2013-G1 Collateral Agreements (other than the Series 2013-G1 Manufacturer Programs) or any other instrument or agreement included in the Series 2013-G1 Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any Series 2013-G1 Collateral Agreement (other than any Series 2013-G1 Manufacturer Program) or any such instrument or agreement, in each case solely to the extent relating to or otherwise affecting the Series 2013-G1 Collateral or the Series 2013-G1 Note Obligations.

(c)                                  Except as permitted in Section 4.2(a), HVF agrees that it will not, without the prior written consent of the Series 2013-G1 Noteholder and the HVF II Trustee, acting at the written direction of the HVF II Requisite Group I Investors, exercise any right, remedy, power or privilege available to it with respect to any obligor under a Series 2013-G1 Collateral Agreement (other than a Series 2013-G1 Manufacturer Program) or under any instrument or agreement included in the Series 2013-G1 Indenture Collateral (other than, for the avoidance of doubt, any Series 2013-G1 Manufacturer Program), take any action to compel or secure performance or observance by any such obligor of its obligations to HVF or give any consent, request, notice, direction, approval, extension or waiver with respect to any such obligor.  Subject to Section 11.7, HVF agrees that it will not, without the prior written consent of the Series 2013-G1 Noteholder and the HVF II Trustee, acting at the written direction of the HVF II Requisite Group I Investors, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Series 2013-G1 Related Documents (other than, for the avoidance of doubt, any Series 2013-G1 Manufacturer Program) or consent to the assignment of any of the Series 2013-G1 Related Documents (other than, for the avoidance of doubt, any Series 2013-G1 Manufacturer Program) by any other party thereto (collectively, the “Series 2013-G1 Related Document Actions”); provided that, with respect to any Series 2013-G1 Related Document Action that does not adversely affect in any material respect one or more HVF II Series of Group I Notes, as evidenced by an Officer’s Certificate of HVF, each such HVF II Series of Group I Notes will be deemed not Outstanding for purposes of the foregoing consent (and the calculation of the HVF II Requisite Group I Investors (including the HVF II Aggregate Group I Principal Amount) will be modified accordingly); provided further that, if any such Series 2013-G1 Related Document Action does not materially adversely affect any HVF II Series of Group I Notes, as evidenced by an Officer’s Certificate of HVF, HVF shall be entitled to effect such Series 2013-G1 Related Document Action without the prior written consent of the Series 2013-G1 Noteholder or the HVF II Trustee.  Notwithstanding the foregoing, HVF may terminate the Master Exchange Agreement and the Escrow Agreement pursuant to their respective terms at any time.

(d)                                 Upon the occurrence of a Servicer Default, HVF shall not, without the prior written consent of the HVF II Trustee acting at the written direction of the HVF II Requisite Group I Investors, terminate the Servicer or appoint a successor Servicer in accordance with the Series 2013-G1 Lease or the Collateral Agency Agreement, and HVF shall terminate the Servicer and appoint a successor servicer in accordance with the Series 2013-G1 Lease and the Collateral Agency Agreement if and when so directed by the HVF II Trustee acting at the written direction of the HVF II Requisite Group I Investors.  For the avoidance of doubt, HVF shall not at any time terminate the Servicer or appoint a successor Servicer in accordance with the Series 2013-G1 Lease or the Collateral Agency Agreement, in any such case, if a Servicer Default is not continuing at such time.

Section 9.24.                          Inspection of Property, Books and Records.

HVF will keep proper books of record and account in which full, true and correct entries shall be made of all its dealings, transactions in relation to the Series 2013-G1 Indenture Collateral and its business activities sufficient to prepare financial statements in accordance with GAAP, and will permit the Trustee and the HVF II Trustee to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers and directors, all at such reasonable times upon reasonable notice and as often as may reasonably be requested.  In addition, HVF agrees to permit such access as is required by the Series 2013-G1 Noteholder to comply with any inspection or access provisions set forth in, and in accordance with, any Group I Related Documents (as defined in the HVF II Group I Supplement).

Section 9.25.                          Market Value Procedures.

HVF shall comply with the Market Value Procedures in all material respects.

ARTICLE X

AMORTIZATION EVENTS AND REMEDIES

Section 10.1.                          Amortization Events.

If any one of the following shall occur:

(a)                                 HVF defaults in the payment of (i) any interest on the Series 2013-G1 Note when the same becomes due and payable and such default continues for at least five (5) consecutive Business Days or (ii) any other amount payable in respect of the Series 2013-G1 Note (other than the payments described in clause (b) below) when the same becomes due and payable and such default continues for at least ten (10) consecutive Business Days;

(b)                                 all principal of and interest on the Series 2013-G1 Note is not paid in full on or before the Series 2013-G1 Commitment Termination Date;

(c)                                  the Series 2013-G1 Lease is terminated for any reason (other than, for the avoidance of doubt, with respect to a termination as to a Resigning Lessee as a result of such Resigning Lessee’s delivery of a Lessee Resignation Notice in accordance with Section 26 of the Series 2013-G1 Lease);

(d)                                 either (i) the occurrence of an Event of Bankruptcy with respect to the Nominee, HGI, HVF or Hertz or (ii) the occurrence of an Event of Bankruptcy with respect to RCFC on any date during the RCFC Nominee Applicability Period and, if such date during the RCFC Nominee Applicability Period occurs on or after the RCFC Nominee Qualification Date, the Series 2013-G1 Aggregate Asset Amount as of such date (excluding therefrom the Net Book Value of all Series 2013-G1 Eligible Vehicles the Certificates of Title for which are then titled in the name of RCFC) shall be less than the Series 2013-G1 Asset Coverage Threshold Amount as of such date;

(e)                                  the Series 2013-G1 Aggregate Asset Amount shall be less than the Series 2013-G1 Asset Coverage Threshold Amount for at least ten (10) consecutive Business Days;

(f)                                   either (i) the Securities and Exchange Commission or other regulatory body having jurisdiction reaches a final determination that the Nominee, HGI or HVF is an “investment company” or is under the “control” of an “investment company” under the Investment Company Act or (ii) on any date during the RCFC Nominee Applicability Period, the Securities and Exchange Commission or other regulatory body having jurisdiction reaches a final determination that RCFC is an “investment company” or is under the “control” of an “investment company” under the Investment Company Act and, if such date during the RCFC Nominee Applicability Period occurs on or after the RCFC Nominee Qualification Date, the Series 2013-G1 Aggregate Asset Amount as of such date (excluding therefrom the Net Book Value of all Series 2013-G1 Eligible Vehicles the Certificates of Title for which are then titled in the name of RCFC) shall be less than the Series 2013-G1 Asset Coverage Threshold Amount as of such date;

(g)                                  any Series 2013-G1 Lease Payment Default shall have occurred and be continuing;

(h)                                 the Series 2013-G1 Collection Account, any Collateral Account containing amounts relating to Series 2013-G1 Eligible Vehicles or any Series 2013-G1 HVF Segregated Exchange Account shall be subject to an injunction, estoppel or other stay or a Lien (other than any Lien described in clause (iii) of the definition of Series 2013-G1 Permitted Lien) and thirty (30) consecutive days shall have elapsed without such Lien having been released or discharged;

(i)                                     other than as a result of a Series 2013-G1 Permitted Lien, either (i) the Trustee shall for any reason cease to have a valid and perfected first priority security interest in the Series 2013-G1 Indenture Collateral or (ii) the Collateral Agent shall for any reason cease to have a valid and perfected first priority security interest in the Series 2013-G1 HVF Segregated Liened Vehicle Collateral (other than in an immaterial portion of the Series 2013-G1 HVF Segregated Liened Vehicle Collateral), or with respect to either of the foregoing clause (i) or (ii), any of any Lessee, HVF or any Affiliate of either so asserts in writing;

(j)                                    any Series 2013-G1 Operating Lease Event of Default (other than a Series 2013-G1 Lease Payment Default) shall have occurred and be continuing;

(k)                                 a Servicer Default or a Series 2013-G1 Administrator Default shall have occurred and be continuing;

(l)                                     HVF fails to comply with any of its other agreements or covenants (other than any agreements or covenants as set forth in Article VIII of the Base Indenture or relating solely to one or more Other Segregated Series of Notes and/or Series of Notes) in any Segregated Series 2013-G1 Document and the failure to so comply materially and adversely affects the interests of the Series 2013-G1 Noteholder and continues to materially and adversely affect the interests of the Series 2013-G1 Noteholder for at least thirty (30) consecutive days after the earlier of (i) the date on which an Authorized Officer of HVF obtains actual knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to an Authorized Officer of HVF by the Trustee or to an Authorized Officer of HVF and the Trustee by the Series 2013-G1 Administrator;

(m)                             any representation (other than any representation set forth in the Base Indenture and other than any representation relating solely to one or more Other Segregated Series of Notes and/or Series of Notes) made by HVF in this Series Supplement or any other Series 2013-G1 Related Document is false and such false representation materially and adversely affects the interests of the Series 2013-G1 Noteholder and the event or condition that caused such representation to have been false continues for at least thirty (30) consecutive days after the earlier of (i) the date on which an Authorized Officer of HVF obtains knowledge thereof or (ii) the date that written notice thereof is given to an Authorized Officer of HVF by the Trustee or to an Authorized Officer of HVF and the Trustee by the Series 2013-G1 Administrator;

(n)                                 any of (i) there shall have been filed against Hertz, the Nominee, HGI or HVF (1) a notice of a federal tax lien from the Internal Revenue Service, (2) a notice of a Lien from the Pension Benefit Guaranty Corporation under the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a Plan to which either of such sections applies or (3) a notice of any other Lien (other than a Permitted Lien) that would reasonably be expected to attach to the assets of the Nominee or HVF or any Series 2013-G1 HVF Segregated Exchange Account and thirty (30) consecutive days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged,  (ii) on any date during the RCFC Nominee Non-Qualified Period, there shall have been filed against RCFC (1) a notice of a federal tax lien from the Internal Revenue Service, (2) a notice of a Lien from the Pension Benefit Guaranty Corporation under the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a Plan to which either of such sections applies or (3) a notice of any other Lien (other than a Permitted Lien) that would reasonably be expected to attach to the assets of RCFC and thirty (30) consecutive days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged or (iii) on any date occurring on or after the RCFC Nominee Qualification Date, there shall have been filed against RCFC (1) a notice of a federal tax lien from the Internal Revenue Service, (2) a notice of a Lien from the Pension Benefit Guaranty Corporation under the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a Plan to which either of such sections applies or (3) a notice of any other Lien (other than a Permitted Lien) that would reasonably be expected to attach to the assets of RCFC and thirty (30) consecutive days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged, and on such date on or after the RCFC Nominee Qualification Date, the Series 2013-G1 Aggregate Asset Amount as of such date (excluding therefrom the Net Book Value of all Series 2013-G1 Eligible Vehicles the Certificates of Title for which are then titled in the name of RCFC) shall be less than the Series 2013-G1 Asset Coverage Threshold Amount as of such date; or

(o)                                 any of (i) any of the Series 2013-G1 Related Documents (other than the RCFC Nominee Agreement) or any material portion thereof relating to any of the Series 2013-G1 Note or the Series 2013-G1 Collateral shall cease, for any reason, to be in full force and effect (other than in accordance with its terms or as otherwise expressly permitted in the

Series 2013-G1 Related Documents), or Hertz, the Nominee, HGI or HVF shall so assert in writing and such written assertion shall not have been rescinded within thirty (30) consecutive Business Days following the date of such written assertion, in each case, other than any such cessation (1) resulting from the application of the Bankruptcy Code (other than as a result of an Event of Bankruptcy with respect to any party to any such agreement (other than HVF or Hertz in any capacity)) or (2) as a result of any waiver, supplement, modification, amendment or other action not prohibited by the Series 2013-G1 Related Documents or the Related Documents, (ii) on any date occurring during the RCFC Nominee Non-Qualified Period, the RCFC Nominee Agreement or any material portion thereof relating to any of the Series 2013-G1 Note or the Series 2013-G1 Collateral shall cease, for any reason, to be in full force and effect (other than in accordance with its terms or as otherwise expressly permitted in the Series 2013-G1 Related Documents), or Hertz, HVF or RCFC shall so assert in writing and such written assertion shall not have been rescinded within thirty (30) consecutive Business Days following the date of such written assertion, in each case, other than any such cessation (1) resulting from the application of the Bankruptcy Code (other than as a result of an Event of Bankruptcy with respect to any party to any such agreement (other than HVF or Hertz in any capacity)) or (2) as a result of any waiver, supplement, modification, amendment or other action not prohibited by the Series 2013-G1 Related Documents or the Related Documents or (iii) on any date occurring on or after the RCFC Nominee Qualification Date, both (I) the RCFC Nominee Agreement or any material portion thereof relating to any of the Series 2013-G1 Note or the Series 2013-G1 Collateral shall cease, for any reason, to be in full force and effect (other than in accordance with its terms or as otherwise expressly permitted in the Series 2013-G1 Related Documents), or Hertz, HVF or RCFC shall so assert in writing and such written assertion shall not have been rescinded within thirty (30) consecutive Business Days following the date of such written assertion, in each case, other than any such cessation (1) resulting from the application of the Bankruptcy Code (other than as a result of an Event of Bankruptcy with respect to any party to any such agreement (other than HVF or Hertz in any capacity)) or (2) as a result of any waiver, supplement, modification, amendment or other action not prohibited by the Series 2013-G1 Related Documents or the Related Documents and (II) the Series 2013-G1 Aggregate Asset Amount as of such date (excluding therefrom the Net Book Value of all Series 2013-G1 Eligible Vehicles the Certificates of Title for which are then titled in the name of RCFC) shall be less than the Series 2013-G1 Asset Coverage Threshold Amount as of such date;

Then, in the case of:

(i)                                     any event described in clauses (a) through (g) above, a “Series 2013-G1 Amortization Event” shall immediately occur without any notice or other action on the part of the Trustee or any other Person; and

(ii)                                  any event described in clauses (h) through (o) above, so long as such event is continuing, either the Trustee may, by written notice to HVF, or the HVF II Required Series Noteholders with respect to any HVF II Series of Group I Notes may, by written notice to HVF and the Trustee, declare that a “Series 2013-G1 Amortization Event” has occurred as of the date of such notice.

A Series 2013-G1 Amortization Event described in clauses (a) through (g), (l) (with respect to (I) any agreement, covenant or provision in the Base Indenture that requires the consent of Series 2013-G1 Noteholders holding 100% of the Series 2013-G1 Principal Amount or that otherwise prohibits HVF from taking any action without the consent of Series 2013-G1 Noteholders holding 100% of the Series 2013-G1 Principal Amount or (II) any agreement, covenant or provision in the Series 2013-G1 Note, this Series Supplement or any other Series 2013-G1 Related Document the amendment or modification of which requires the consent of each HVF II Group I Noteholder or that otherwise prohibits HVF from taking any action without the consent of each HVF II Group I Noteholder), and any Series 2013-G1 Potential Amortization Event relating to any such Series 2013-G1 Amortization Event, may be waived solely with the written consent of each HVF II Group I Noteholder.  Any other Series 2013-G1 Amortization Event described in clauses (h), (i), (j), (k), (l) (other than with respect to (I) any agreement, covenant or provision in the Base Indenture that requires the consent of Series 2013-G1 Noteholders holding 100% of the Series 2013-G1 Principal Amount or that otherwise prohibits HVF from taking any action without the consent of Series 2013-G1 Noteholders holding 100% of the Series 2013-G1 Principal Amount or (II) any agreement, covenant or provision in the Series 2013-G1 Note, this Series Supplement or any other Series 2013-G1 Related Document the amendment or modification of which requires the consent of each HVF II Group I Noteholder or that otherwise prohibits HVF from taking any action without the consent of each HVF II Group I Noteholder), (m), (n) or (o) above may be waived with the written consent of both HVF II, as the Series 2013-G1 Noteholder, and the HVF II Requisite Group I Investors.

For the avoidance of doubt and notwithstanding anything herein to the contrary, any Series 2013-G1 Amortization Event described in clauses (h) and (i) above shall be curable at any time.

For the avoidance of doubt, with respect to any Series 2013-G1 Potential Amortization Event, if the event or condition giving rise (directly or indirectly) to such Series 2013-G1 Potential Amortization Event ceases to be continuing (through cure, waiver or otherwise), then such Series 2013-G1 Potential Amortization Event will cease to exist and will be deemed to have been cured for every purpose under the Series 2013-G1 Related Documents.

Section 10.2.                          Rights of the Trustee upon Amortization Event or Certain Other Events of Default.

(a)                                 General.  If any Series 2013-G1 Amortization Event shall have occurred and be continuing, the Trustee may, and at the written direction of the HVF II Requisite Group I Investors, shall, direct HVF and the Collateral Agent to exercise (and HVF agrees to exercise) all rights, remedies, powers, privileges and claims, if any, of HVF relating to the Series 2013-G1 Collateral against any party to any Series 2013-G1 Related Documents arising as a result of the occurrence of such Series 2013-G1 Amortization Event, including the right or power to take any action to compel performance or observance by any such party of its obligations to HVF as such obligations relate to the Series 2013-G1 Collateral; provided however, that if such Series 2013-G1 Amortization Event results in an HVF II Amortization Event with respect to less than all HVF II Series of Group I Notes Outstanding, then the Trustee’s rights and remedies pursuant to the provisions of this Section 10.2(a) shall, to the extent not detrimental to the rights of the holders of the HVF II Series of Group I Notes Outstanding with respect to which no HVF II Amortization Event shall have occurred, be limited to rights and remedies pertaining only to those HVF II Series of Group I Notes with respect to which an HVF II Amortization Event has occurred and is continuing and the Trustee shall exercise such rights and remedies at the written direction of the HVF II Group I Noteholders holding in excess of 50% of the aggregate HVF II Principal Amount of all such HVF II Series of Group I Notes with respect to which an HVF II Amortization Event has occurred, to the extent that such rights and remedies relate to Series 2013-G1 Collateral or the Series 2013-G1 Note Obligations.

(b)                                 HVF II Group I Liquidation Event.

(i)                                     If an HVF II Group I Liquidation Event shall have occurred and be continuing with respect to an HVF II Series of Group I Notes, then the Trustee may, and, at the written direction of the HVF II Requisite Group I Investors (in the case where such HVF II Group I Liquidation Event is with respect to all HVF II Series of Group I Notes) or at the written direction of the HVF II Required Series Noteholders of any HVF II Series of Group I Notes with respect to which such HVF II Group I Liquidation Event shall have occurred (in the case where such HVF II Group I Liquidation Event is with respect to less than all HVF II Series of Group I Notes), shall, promptly instruct the Collateral Agent to return or to cause HVF or the applicable Lessees to return Series 2013-G1 Program Vehicles to the related Series 2013-G1 Manufacturers and to sell Series 2013-G1 Non-Program Vehicles or cause Series 2013-G1 Non-Program Vehicles to be sold to third parties in an aggregate amount sufficient to pay the lesser of all interest on and principal of such HVF II Series of Group I Notes experiencing an HVF II Group I Liquidation Event and the amount payable in respect of such HVF II Series of Group I Notes after the occurrence of such HVF II Group I Liquidation Event as set forth in the HVF II Group I Supplement, taking into account the availability of proceeds of all other vehicles being disposed of that have been pledged to secure such HVF II Series of Group I Notes, and to the extent that any Series 2013-G1 Manufacturer fails to accept any such Series 2013-G1 Program Vehicles under the terms of the applicable Series 2013-G1 Manufacturer Program to direct the Collateral Agent to liquidate or to cause HVF or the applicable Lessees to liquidate such Series 2013-G1 Program Vehicles in accordance with the rights of HVF under the Series 2013-G1 Lease; provided, however, that the Collateral Agent, the Trustee and HVF shall not select the Series 2013-G1 Program Vehicles to be returned to the related Series 2013-G1 Manufacturers and the Series 2013-G1 Non-Program Vehicles to be sold to third parties in a manner that adversely affects in any material respect the interests of the HVF II Group I Noteholders of any HVF II Series of Group I Notes in comparison to the interests of the HVF II Group I Noteholders of any other HVF II Series of Group I Notes.

(ii)                                  If and whenever an HVF II Group I Liquidation Event shall have occurred and be continuing, then the Trustee may, and, at the written direction of the HVF II Requisite Group I Investors (in the case where such HVF II Group I Liquidation Event is with respect to all HVF II Series of Group I Notes) or at the written direction of the HVF II Required Series Noteholders of any HVF II Series of Group I Notes with respect to which such HVF II Group I Liquidation Event shall have occurred (in the case where such HVF II Group I Liquidation Event is with respect to less than all HVF II Series of Group I Notes), shall, direct HVF to terminate the Power of Attorney granted to the Nominee-Servicer with respect to the Series 2013-G1 Eligible Vehicles pursuant to the Nominee Agreement and direct the Nominee to grant a Power of Attorney to or at the written direction of HVF or the applicable HVF POA Revocation Party, as the case may be, pursuant to Section 2.5 of the Nominee Agreement; provided that, upon the cessation of such HVF II Group I Liquidation Event, such Power of Attorney previously granted to the Nominee-Servicer may be restored by any means necessary (including re-executing such Power of Attorney in favor of the Nominee-Servicer) to permit the Nominee-Servicer to perform the functions performed by the Nominee-Servicer under the Nominee Agreement prior to the occurrence of such HVF II Group I Liquidation Event.

(iii)                               On any date during the RCFC Nominee Non-Qualified Period, if an HVF II Group I Liquidation Event shall have occurred and be continuing, then the Trustee may, and, at the written direction of the HVF II Requisite Group I Investors (in the case where such HVF II Group I Liquidation Event is with respect to all HVF II Series of Group I Notes) or at the written direction of the HVF II Required Series Noteholders of any HVF II Series of Group I Notes with respect to which such HVF II Group I Liquidation Event shall have occurred (in the case where such HVF II Group I Liquidation Event is with respect to less than all HVF II Series of Group I Notes), shall, direct HVF to terminate the Power of Attorney granted to the RCFC Nominee-Servicer pursuant to the RCFC Nominee Agreement with respect to the Series 2013-G1 Eligible Vehicles subject thereto and direct the RCFC Nominee to grant a Power of Attorney to or at the written direction of HVF or the RCFC POA Revocation Party, as the case may be, pursuant to the RCFC Nominee Agreement; provided that, upon the cessation of such HVF II Group I Liquidation Event, such Power of Attorney previously granted to the RCFC Nominee-Servicer may be restored by any means necessary (including re-executing such Power of Attorney in favor of the RCFC Nominee-Servicer) to permit the RCFC Nominee-Servicer to perform the functions performed by the RCFC Nominee-Servicer under the RCFC Nominee Agreement prior to the occurrence of such HVF II Group I Liquidation Event.

(iv)                              On any date occurring on or after the RCFC Nominee Qualification Date, if an HVF II Group I Liquidation Event shall have occurred and be continuing and the Series 2013-G1 Aggregate Asset Amount as of such date (excluding therefrom the Net Book Value of all Series 2013-G1 Eligible Vehicles the Certificates of Title for which are then titled in the name of RCFC) shall be less than the Series 2013-G1 Asset Coverage Threshold Amount as of such date, then the Trustee may, and, at the written direction of the HVF II Requisite Group I Investors (in the case where such HVF II Group I Liquidation Event is with respect to all HVF II Series of Group I Notes) or at the written direction of the HVF II Required Series Noteholders of any HVF II Series of Group I Notes with respect to which such HVF II Group I Liquidation Event shall have occurred (in the case where such HVF II

Group I Liquidation Event is with respect to less than all HVF II Series of Group I Notes), shall, direct HVF to terminate the Power of Attorney granted to the RCFC Nominee-Servicer pursuant to the RCFC Nominee Agreement with respect to the Series 2013-G1 Eligible Vehicles subject thereto and direct the RCFC Nominee to grant a Power of Attorney to or at the written direction of HVF or the RCFC POA Revocation Party, as the case may be, pursuant to the RCFC Nominee Agreement; provided that, upon the cessation of such HVF II Group I Liquidation Event, such Power of Attorney previously granted to the RCFC Nominee-Servicer may be restored by any means necessary (including re-executing such Power of Attorney in favor of the RCFC Nominee-Servicer) to permit the RCFC Nominee-Servicer to perform the functions performed by the RCFC Nominee-Servicer under the RCFC Nominee Agreement prior to the occurrence of such HVF II Group I Liquidation Event.

(c)                                  Subject to the terms and conditions of this Series Supplement, if a Series 2013-G1 Amortization Event occurs and is continuing, then any of the Trustee or HVF II Trustee may pursue any remedy available to it on behalf of the Series 2013-G1 Noteholder under applicable law or in equity to collect the payment of principal of or interest on the Series 2013-G1 Note or to enforce the performance of any provision of such Series 2013-G1 Note or this Series Supplement.

(d)                                 Any of the Trustee or the HVF II Trustee may maintain a proceeding even if it does not possess the Series 2013-G1 Note or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee or the HVF II Trustee shall be in its own name as trustee.  All remedies are cumulative to the extent permitted by law.

(e)                                  Notwithstanding anything in this Section 10.2 to the contrary, the Trustee’s and the HVF II Trustee’s rights and remedies pursuant to the provisions of this Section 10.2 shall be exercised only to the extent that (i) such exercise is not detrimental to the rights of the holders of the Notes or the Segregated Notes of any Other Segregated Series of Notes and (ii) such rights and remedies relate solely to the Series 2013-G1 Collateral or Series 2013-G1 Note Obligations.

(f)                                   Any amounts relating to the Series 2013-G1 Collateral or the Series 2013-G1 Note Obligations obtained by the Trustee or the HVF II Trustee (or by the Collateral Agent at the written direction of the Trustee or the HVF II Trustee) on account of or as a result of the exercise by the Trustee or the HVF II Trustee of any right shall be held by the Trustee or the HVF II Trustee as additional collateral for the repayment of Series 2013-G1 Note Obligations and shall be applied as provided in Article VII.

(g)                                  Failure of HVF or the Collateral Agent to Take Action.  If

(i)                                     HVF or the Collateral Agent shall have failed, within ten (10) Business Days of receiving the direction of the Trustee or the HVF II Trustee, to take commercially reasonable action to accomplish directions of the Trustee given pursuant to clauses (a) or (b) above,

(ii)                                  HVF or the Collateral Agent refuses to take such action, or

(iii)                               subject to Section 10.2(e), the Trustee reasonably determines that such action must be taken immediately,

then the Trustee may (and at the written direction of the HVF II Requisite Group I Investors (in the case where such HVF II Group I Liquidation Event is with respect to all HVF II Series of Group I Notes) or at the written direction of the HVF II Required Series Noteholders of any HVF II Series of Group I Notes with respect to which such HVF II Group I Liquidation Event shall have occurred (in the case where such HVF II Group I Liquidation Event is with respect to less than all HVF II Series of Group I Notes) shall) take such previously directed action pursuant to and in accordance with Section 10.2(a) or (b) (and any related action as permitted under this Series Supplement thereafter determined by the Trustee to be appropriate without the need under this provision or any other provision under this Series Supplement to direct HVF or the Collateral Agent to take such action).  The Trustee may direct the Collateral Agent to institute legal proceedings for the appointment of a receiver or receivers to take possession of the Series 2013-G1 Eligible Vehicles pending the sale thereof pursuant either to the powers of sale granted by the this Series Supplement, the Collateral Agency Agreement and the other Series 2013-G1 Related Documents or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Series Supplement.

(h)                                 Sale of Series 2013-G1 Collateral.  Upon any sale of any of the Series 2013-G1 Collateral directly by the Trustee, or by the Collateral Agent at the written direction of the Trustee, whether made under the power of sale given under this Section 10.3(h) or under judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of the Base Indenture or this Series Supplement:

(i)                                     the Trustee and any Indenture Noteholder may bid for and purchase the property being sold, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in its own absolute right without further accountability;

(ii)                                  the Trustee, or the Collateral Agent at the written direction of the Trustee, may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(iii)                               all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of HVF of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against HVF, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under HVF or its successors or assigns;

(iv)                              the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof; and

(v)                                 to the extent that it may lawfully do so, HVF agrees that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension or redemption laws, or any law permitting it to direct the order in which the Series 2013-G1 Eligible Vehicles shall be sold, now or at any time hereafter in force, that may delay, prevent or otherwise affect the performance or enforcement of this Series Supplement.

Section 10.3.                          Control by Series 2013-G1 Required Noteholders.

With respect to any proceeding for any remedy available to the Trustee on behalf of the Series 2013-G1 Noteholder or exercising any trust or power conferred on the Trustee relating to the Series 2013-G1 Note Obligations or the Series 2013-G1 Collateral, the HVF II Requisite Group I Investors (in the case where such remedy is with respect to all HVF II Series of Group I Notes) or the HVF II Required Series Noteholders of any HVF II Series of Group I Notes with respect to which such remedy shall benefit (in the case where such remedy is with respect to less than all HVF II Series of Group I Notes) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee on behalf of the Series 2013-G1 Noteholder or exercising any trust or power conferred on the Trustee relating to the Series 2013-G1 Note Obligations or the Series 2013-G1 Collateral.  However, subject to Section 10.1 of the Base Indenture, the Trustee may refuse to follow any direction that conflicts with law, the Base Indenture or this Series Supplement, that the Trustee determines may be unduly prejudicial to the rights of other Indenture Noteholders, or that may involve the Trustee in personal liability.

Section 10.4.                          Collection Suit by the Trustee.

If any Series 2013-G1 Amortization Event arising from the failure to make a payment in respect of the Series 2013-G1 Note occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against HVF for the whole amount of principal and interest remaining unpaid on the Series 2013-G1 Note and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; provided, that the Trustee shall not be permitted to recover such a judgment from any Collateral or any Series-Specific Collateral relating to any Other Segregated Series of Notes Outstanding.

Section 10.5.                          The Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee

(including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Series 2013-G1 Noteholder relating to the Series 2013-G1 Collateral or the Series 2013-G1 Note Obligations allowed in any judicial proceedings relative to HVF (or any other obligor upon the Series 2013-G1 Note), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by the Series 2013-G1 Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Series 2013-G1 Noteholder, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.5 of the Base Indenture.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.5 of the Base Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which such Series 2013-G1 Noteholder may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any such Series 2013-G1 Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Series 2013-G1 Note or the rights of the Series 2013-G1 Noteholder, or to authorize the Trustee to vote in respect of the claim of the Series 2013-G1 Noteholder in any such proceeding.

Section 10.6.                          Priorities.

If the Trustee collects any money pursuant to this Article, the Trustee shall pay out the money in accordance with the provisions of Article VII and Article X.

Section 10.7.                          Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or Series 2013-G1 Noteholder is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Series Supplement or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy under this Series Supplement, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 10.8.                          Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any holder of any Series 2013-G1 Note to exercise any right or remedy accruing upon any Series 2013-G1 Amortization Event shall impair any such right or remedy or constitute a waiver of any such Series 2013-G1 Amortization Event or an acquiescence therein.  Every right and remedy given by this Article X or Article IX of the Base Indenture or by law to the Trustee or to the Series 2013-G1 Noteholder may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Series 2013-G1 Noteholder, as the case may be.  For the avoidance of doubt, this Section 10.8 shall be subject to and qualified in its entirety by the final paragraph of Section 11.7.

ARTICLE XI

GENERAL

Section 11.1.                          Optional Redemption of the Series 2013-G1 Note.

The Series 2013-G1 Note shall be subject to repurchase (in whole) by HVF at its option on any Payment Date, upon three (3) Business Days’ prior written notice to the Trustee at any time (the “Series 2013-G1 Repurchase Date”).  In connection with any such purchase, the repurchase price for the Series 2013-G1 Note shall equal the Series 2013-G1 Note Repurchase Amount as of the Series 2013-G1 Note Repurchase Date.  Not later than 5:00 p.m. (New York City time) on the date set for purchase, an amount equal to the Series 2013-G1 Note Repurchase Amount will be deposited into the Series 2013-G1 Collection Account in immediately available funds.  The funds deposited into the Series 2013-G1 Collection Account or distributed to the Trustee or the Paying Agent will be passed through in full to the Series 2013-G1 Noteholders on such date.

Section 11.2.                          Information.

(a)                                 HVF shall provide HVF II with all information available to it that is necessary for HVF II to prepare or cause to be prepared all reports and statements required to be prepared and delivered by HVF II pursuant to the HVF II Group I Indenture with respect to the Series 2013-G1 Note at the times and to the Persons specified in the HVF II Group I Indenture.

(b)                                 HVF shall cause the Series 2013-G1 Administrator to notify HVF and the Trustee, on each Business Day, of all amounts that were paid directly to the HVF II Trustee or deposited into the HVF II Group I Collection Account pursuant to and in accordance with the provisions of the Master Exchange Agreement.

Section 11.3.                          Exhibits.

The following exhibits attached hereto supplement the exhibits included in the Base Indenture.

Exhibit A:                             Form of Series 2013-G1 Variable Funding Rental Car Asset Backed Notes

Exhibit B:                             Form of Series 2013-G1 Monthly Servicing Certificate

Exhibit C:                             Form of Advance Request

Exhibit D:                             Form of Purchaser’s Letter

Exhibit E                                  Form of RCFC Nominee Agreement

Exhibit F                                   Form of RCFC Organizational Documents

Section 11.4.                          Ratification of Base Indenture.

As supplemented by this Series Supplement, the Base Indenture (for the avoidance of doubt, including, without limitation, Sections 10.3, 10.7, 10.8, 10.10 and 10.11 of the Base Indenture) is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.

Section 11.5.                          Counterparts.

This Series Supplement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Series Supplement.

Section 11.6.                          Governing Law.

THIS SERIES SUPPLEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS SERIES SUPPLEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

Section 11.7.                          Amendments.

(a)                                 The provisions of this Series Supplement may be amended, modified or waived from time to time in accordance with the terms of the Base Indenture; provided that, if, pursuant to the terms of the Base Indenture or this Series Supplement, the consent of the Required Noteholders of this Series of Indenture Notes is required for an amendment or modification of this Series Supplement, then such requirement shall be satisfied if such amendment or modification is consented to by the Series 2013-G1 Noteholder and the HVF II Requisite Group I Investors; provided further that, with respect to any such amendment or modification that does not adversely affect in any material respect one or more HVF II Series of Group I Notes, as evidenced by an Officer’s Certificate of HVF, each such HVF II Series of Group I Notes will be deemed not Outstanding for purposes of the foregoing consent (and the calculation of the HVF II Requisite Group I Investors (including the HVF II Aggregate Group I Principal Amount) will be modified accordingly); provided further that, no consent of any Person shall be required (i) to amend, modify or supplement the definition of “Series 2013-G1 Maximum Principal Amount” to effect any increase or decrease with respect thereto (other than any decrease that would immediately thereafter result in the HVF II Aggregate Group I Leasing Company Note Principal Amount being lower than the HVF II Aggregate Group I Principal Amount) or (ii) to amend, modify or supplement the definitions of “Special Term”, “Series 2013-G1 Commitment Termination Date” or “Series 2013-G1 Advance Rate”; provided further that, any amendment or other modification to this Series Supplement or any of the other Series 2013-G1 Related Documents that would amend or modify this Section 11.7 or otherwise amend or modify any provision relating to the amendment or modification of this Series Supplement, shall require the prior written consent of each HVF II Group I Noteholder other than any HVF II Group I Noteholder not adversely affected thereby, as evidenced by an Officer’s Certificate of HVF.

(b)                                 Notwithstanding the foregoing (but subject to the first proviso in the first sentence of Section 12.2(a) of the Base Indenture):

(i)                                     any change to the definition of the terms “HVF II Group I Aggregate Asset Amount Deficiency”, “HVF II Group I Liquidation Event”, “HVF II Group I Requisite Investors”, “HVF II Principal Amount” or “HVF II Required Series Noteholders” shall require the consent of each HVF II Group I Noteholder other than any HVF II Group I Noteholder not adversely affected thereby, as evidenced by an Officer’s Certificate from HVF;

(ii)                                  any amendment, waiver or other modification that would amend or otherwise modify Section 7.2, Section 7.3 and any Series 2013-G1 Amortization Event shall require the consent of each HVF II Group I Noteholder other than any HVF II Group I Noteholder not adversely affected thereby, as evidenced by an Officer’s Certificate from HVF;

(iii)                               any amendment, waiver or other modification that would reduce the interest then payable or the principal amount of the Series 2013-G1 Note (other than any such reduction in principal amount that would not immediately thereafter result in the HVF II Aggregate Group I Leasing Company Note Principal Amount being lower than the HVF II Aggregate Group I Principal Amount) shall require the consent of each HVF II Group I Noteholder other than any HVF II Group I Noteholder not adversely affected thereby, as evidenced by an Officer’s Certificate from HVF; and

(iv)                              any amendment, waiver or other modification that would (A) approve the assignment or transfer by HVF of any of its rights or obligations under any Segregated Series 2013-G1 Document to which it is a party, except pursuant to the express terms hereof or thereof, or (B) release any obligor under any Segregated Series 2013-G1 Document to which it is a party, except pursuant to the express terms thereof, shall require in each case the consent of the HVF II Group I Required Noteholders.

No failure or delay on the part of the Series 2013-G1 Noteholder or the Trustee in exercising any power or right under this Series Supplement or any other Series 2013-G1 Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right; provided that, for the avoidance of doubt, any exercise of any such right or power shall remain subject to each condition expressly specified in any Series 2013-G1 Related Document with respect to such exercise.

Section 11.8.                          Electronic Execution.

This Series Supplement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) may be transmitted and/or signed by facsimile or other electronic means (e.g., a “pdf” or “tiff”).  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto.  The words “execution,” “signed,” “signature,” and words of like import in this Series Supplement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) or in any amendment or other modification hereof (including, without limitation, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be.

Section 11.9.                          Termination of Series Supplement.

(a)                                 This Series Supplement shall cease to be of further effect when (i) the Outstanding Series 2013-G1 Note theretofore authenticated and issued has been delivered to the Trustee for cancellation, and (ii) HVF has paid all sums payable hereunder.

(b)                                 The representations and warranties set forth in Article VIII of this Series Supplement shall survive for so long as the Series 2013-G1 Note is Outstanding.

Section 11.10.                   Discharge of Indenture.

Notwithstanding anything to the contrary contained in the Base Indenture, so long as this Series Supplement shall be in effect in accordance with Section 11.9, no discharge of this Series Supplement pursuant to Section 11.1(b) of the Base Indenture shall be effective as to the Series 2013-G1 Note without the consent of the HVF II Required Series Noteholders with respect to each HVF II Series of Group I Notes.

Section 11.11.                   No Bankruptcy Petition Against HVF II.

Each of the Trustee and HVF hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of the latest maturing “Note” (as defined in the HVF II Base Indenture), it will not institute against, or join with, encourage or cooperate with any other Person in instituting, against HVF II or the HVF II General Partner any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law; provided, however, that, nothing in this Section 11.11 shall constitute a waiver of any right to indemnification, reimbursement or other payment from HVF II pursuant to this Series Supplement. In the event that HVF or the Trustee takes action in violation of this Section 11.11, HVF II, the HVF II General Partner or its Independent Director, as the case may be, shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by HVF or the Trustee against HVF II or the HVF II General Partner, as the case may be, or the commencement of such action and raising the defense that HVF or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 11.11 shall survive the termination of this Series Supplement, and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by HVF or the Trustee in the assertion or defense of its claims in any such proceeding involving HVF II, the HVF II General Partner or its Independent Director.

Section 11.12.                   No Recourse.

The obligations of HVF hereunder are solely the obligations of HVF.  No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Series Supplement against any member, employee, officer or director of HVF.  Fees, expenses, costs or other obligations payable by HVF hereunder shall be payable by HVF to the extent and only to the extent that HVF is reimbursed therefor pursuant to any of the Series 2013-G1 Related Documents.  In the event that HVF is not reimbursed for such fees, expenses, costs or other obligations, the excess unpaid amount of such fees, expenses, costs or other obligations shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of, HVF. Nothing in this Section 11.12 shall be construed to limit the Trustee from exercising its rights hereunder with respect to the Series 2013-G1 Collateral.

Section 11.13.                   Third Party Beneficiary.  The parties hereto hereby acknowledge and agree that the HVF II Trustee (for the benefit of the HVF II Group I Noteholders) shall be a third party beneficiary of, and shall be entitled to enforce rights and remedies under, this Series Supplement to the fullest extent permitted by law.

Section 11.14.                   Waiver of Jury Trial.

EACH OF HVF AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE BASE INDENTURE OR THIS SERIES SUPPLEMENT, THE SERIES 2013-G1 NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.15.                   Submission to Jurisdiction.  Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court in New York County or federal court of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Base Indenture or this Series Supplement, the Series 2013-G1 Note or the transactions contemplated hereby, or for recognition or enforcement of any judgment arising out of or relating to the Base Indenture or this Series Supplement, the Series 2013-G1 Note or the transactions contemplated hereby; (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, federal court; (iii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; (iv) consents that any such action or proceeding may be brought in such courts and waives any objection it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and any objection it may now or hereafter have that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same; and (v) consents to service of process in the manner provided for notices in Section 13.1 of the Base Indenture (provided that, nothing in this Series Supplement shall affect the right of any such party to serve process in any other manner permitted by law).

Section 11.16.                   Representations and Warranties of the Series 2013-G1 Noteholder.  The Series 2013-G1 Noteholder hereby makes the representations and warranties set forth in Annex 1 hereto.

Section 11.17.                   Additional Trustee Provisions.

(a)                                 HVF hereby agrees to indemnify and hold harmless the Trustee from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, reasonable out-of-pocket costs and expenses arising out of or resulting from the assignment granted by this Series Supplement or, solely with respect to the Series 2013-G1 HVF Segregated Vehicle Collateral, by the Collateral Agency Agreement, whether arising by virtue of any act or omission on the part of HVF or otherwise, including, without limitation, the reasonable out-of-pocket costs, expenses, and disbursements (including reasonable attorneys’ fees and expenses) incurred by the Trustee in enforcing this Series Supplement or the Segregated Series 2013-G1 Documents or preserving any of its rights to, or realizing upon, any of the Series 2013-G1 Collateral; provided, however, the foregoing indemnification shall not extend to any action by the Trustee which constitutes gross negligence or willful misconduct by the Trustee.  The indemnification provided for in this Section 11.17(a) shall survive the removal of, or a resignation by, such Person as Trustee as well as the termination of this Series Supplement or any Segregated Series 2013-G1 Document.

(b)                                 HVF shall indemnify and hold harmless the Trustee or any predecessor Trustee and their respective directors, officers, agents and employees from and against any loss, liability, claim, expense (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee or such predecessor Trustee), damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or in connection with the activities of the Trustee or such predecessor Trustee pursuant to this Series Supplement or any Segregated Series 2013-G1 Document, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses reasonably incurred in connection with the defense of any actual or threatened action, proceeding, claim (whether asserted by HVF or the Series 2013-G1 Noteholder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Series Supplement, or in connection with enforcing the provisions of this Section 11.17(b); provided, however, that HVF shall not indemnify or hold harmless the Trustee, any predecessor Trustee or their respective directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute bad faith or negligence by the Trustee or such predecessor Trustee, as the case may be.  The indemnity provided in this Section 11.17(b) shall survive the termination of this Series Supplement and the resignation and removal of the Trustee.

(c)                                  Solely with respect to the responsibility and liability of the Trustee under this Series Supplement, in no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d)                                 The Trustee shall not be deemed to have notice of any Series 2013-G1 Potential Amortization Event or Series 2013-G1 Amortization Event unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such Series 2013-G1 Potential Amortization Event or Series 2013-G1 Amortization Event is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Series 2013-G1 Note or this Series Supplement.

ARTICLE XII

THE TRUSTEE

Section 12.1.                          Duties of the Trustee.

(a)                                 If a Series 2013-G1 Amortization Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Base Indenture and this Series Supplement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided however that, the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of a Series 2013-G1 Amortization Event of which a Trust Officer has not received written notice.  The preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee’s negligence or willful misconduct.

(b)                                 Except during the occurrence and continuance of a Series 2013-G1 Amortization Event:

(i)                                     The Trustee undertakes to perform only those duties that are specifically set forth in this Series Supplement and no others, and no implied covenants or obligations shall be read into this Series Supplement against the Trustee; and

(ii)                                  In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Series Supplement; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such certificates or opinions to determine whether or not they conform to the requirements of this Series Supplement (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).  Except as otherwise provided, the delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including HVF’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     This clause does not limit the effect of clause (b) of this Section 12.1.

(ii)                                  The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)                               The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 10.3.

(iv)                              The Trustee shall not be charged with knowledge of any default by any Person in the performance of its obligations under any Series 2013-G1 Related Document, unless a Trust Officer receives written notice of such failure from HVF, Hertz or the Series 2013-G1 Noteholder (or its assign) or otherwise has actual knowledge thereof.

(d)                                 Notwithstanding anything to the contrary contained in this Series Supplement or any of the Series 2013-G1 Related Documents, no provision of this Series Supplement shall require the Trustee to expend or risk its own funds or incur any liability (financial or otherwise) if there are reasonable grounds (as determined by the Trustee in its sole discretion) for believing that the repayment of such funds is not reasonably assured to it by the security afforded to it by the terms of this Series Supplement.  The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any risk, loss, liability or expense.

(e)                                  Subject to Section 10.3 of the Base Indenture, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Series 2013-G1 Related Documents.

(f)                                   Whether or not therein expressly so provided, every provision of this Series Supplement relating to the conduct of, affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 12.1.

(g)                                  Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Series 2013-G1 Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto and, unless directed by the HVF II Requisite Group I Investors, the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Series 2013-G1 Collateral.  The Trustee shall be deemed to have exercised reasonable care in the custody of the Series 2013-G1 Collateral in its possession if the Series 2013-G1 Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Series 2013-G1 Collateral, by reason of the act or omission or any carrier, forwarding agency or other agent or bailee selected by the Trustee with due care in good faith.

(h)                                 The Trustee shall not be responsible for the existence, genuineness or value of any of the Series 2013-G1 Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Series 2013-G1 Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Series 2013-G1 Collateral or any agreement or assignment contained therein, for the validity of the title of HVF to the Series 2013-G1 Collateral, for insuring the Series 2013-G1 Collateral or for the payment of taxes, charges, assessments or Liens upon the Series 2013-G1 Collateral or otherwise as to the maintenance of the Series 2013-G1 Collateral.  Except as otherwise provided herein, the Trustee shall have no duty to inquire as to the performance or observance of any of the terms of this Series Supplement or the Series 2013-G1 Related Documents by HVF or the Collateral Agent.

Section 12.2.                          Rights of the Trustee.

Except as otherwise provided by Section 12.1:

(a)                                 The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any document believed by it to be genuine and to have been signed by or presented by the proper person.

(b)                                 The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care.  The appointment of agents (other than legal counsel) pursuant to this clause (c) shall be subject to the prior consent of HVF, which consent shall not be unreasonably withheld.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by the Base Indenture or this Series Supplement.

(e)                                  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Series Supplement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of the Series 2013-G1 Noteholder or the HVF II Requisite Group I Investors, pursuant to the provisions of the Base Indenture or this Series Supplement, unless the Series 2013-G1 Noteholder or the HVF II Requisite Group I Investors, as the case may be, shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of a default by any Lessee, the Servicer, the Nominee, HGI or HVF (which, in any such case, has not been cured), to exercise such of the rights and powers vested in it by the Base Indenture or this Series Supplement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.  Notwithstanding the foregoing, this clause (e) shall not modify any rights or duties of the Trustee with respect to any Series of Indenture Notes other than the Series 2013 G-1 Note.

(f)                                   The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the HVF II Requisite Group I Investors.  If the Trustee is so requested by the HVF II Requisite Group I Investors or determines in its own discretion to make such further inquiry or investigation into such facts or matters as it sees fit, the Trustee shall be entitled, upon reasonable notice and upon reasonable request, to examine the books, records and premises of HVF, personally or by agent or attorney, at the sole cost of HVF and the Trustee shall incur no liability by reason of such inquiry or investigation.

(g)                                  The Trustee shall not be liable for any losses or liquidation penalties in connection with Series 2013-G1 Permitted Investments, unless such losses or liquidation penalties were incurred through the Trustee’s own willful misconduct, negligence or bad faith.

(h)                                 The Trustee shall not be liable for the acts or omissions of any successor to the Trustee so long as such acts or omissions were not the result of the negligence, bad faith or willful misconduct of the predecessor Trustee.

(i)                                     The Trustee shall not be required to take any action pursuant to any request or direction of HVF unless such request or direction is sufficiently evidenced by a Company Request or Company Order.

(j)                                    Whenever in the administration of this Series Supplement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate.

(k)                                 The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

(l)                                     The Trustee may request that HVF deliver an incumbency certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Base Indenture or this Series Supplement, which incumbency certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(m)                             In acting under the Base Indenture and this Series Supplement, the Trustee may obtain a written direction from the Servicer to clarify the identification of any Series 2013-G1 Collateral and the related beneficiaries thereof.

(n)                                 In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware services); it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.3.                          Notice of Amortization Events and Potential Amortization Events.

If a Series 2013-G1 Amortization Event or a Series 2013-G1 Potential Amortization Event occurs and is continuing of which a Trust Officer shall have received written notice, the Trustee shall promptly (and in any event within five (5) Business Days) provide the Series 2013-G1 Noteholder, HVF and each Rating Agency with notice of such Series 2013-G1 Amortization Event or Series 2013-G1 Potential Amortization Event, to the extent that the Series 2013-G1 Note is a Book-Entry Note, by telephone and facsimile and otherwise by first class mail.

Section 12.4.                          Compensation.

(a)                                 HVF shall promptly pay to the Trustee from time to time compensation for its acceptance of this Series Supplement and services hereunder as the Trustee and HVF shall from time to time agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  HVF shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include (i) the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel and (ii) the reasonable expenses of the Trustee’s agents.

(b)                                 HVF shall not be required to reimburse any expense or indemnify the Trustee against any loss, liability, or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

(c)                                  When the Trustee incurs expenses or renders services after a Series 2013-G1 Amortization Event occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

(d)                                 The provisions of this Section 12.4 shall survive the termination of this Series Supplement and the resignation and removal of the Trustee.

Section 12.5.                          Replacement of the Trustee.

So long as no Series of Notes is Outstanding:

(a)                                 A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 12.5.

(b)                                 The Trustee may, after giving forty-five (45) days prior written notice to HVF, the Series 2013-G1 Noteholder and each Rating Agency, resign at any time and be discharged from the trust hereby created; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder.  The HVF II Requisite Group I Investors may remove the Trustee with respect to the trust hereby created at any time by so notifying the Trustee and HVF.  So long as no Series 2013-G1 Amortization Event has occurred and is continuing with respect to the Series 2013-G1 Note, HVF may remove the Trustee at any time.  HVF shall remove the Trustee if:

(i)                                     the Trustee fails to comply with Section 10.8(a) of the Base Indenture;

(ii)                                  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

(iii)                               a custodian or public officer takes charge of the Trustee or its property; or

(iv)                              the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, HVF shall promptly appoint a successor trustee.  Within one year after the successor trustee takes office, the HVF II Requisite Group I Investors may appoint a successor trustee to replace the successor trustee appointed by HVF.

(c)                                  If a successor trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the expense of HVF, HVF or the HVF II Requisite Group I Investors may petition any court of competent jurisdiction for the appointment of a successor trustee.

(d)                                 If the Trustee after written request by the HVF II Requisite Group I Investors fails to comply with Section 10.8(b) of the Base Indenture, the HVF II Requisite Group I Investors may (i) petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee or (ii) remove the Trustee pursuant to Section 12.5(b), provided that, a successor trustee has been appointed and accepted such appointment prior to the effective date of such removal.

(e)                                  A successor trustee shall deliver a written acceptance of its appointment to the retiring Trustee or removed Trustee and to HVF.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor trustee shall have all the rights, powers and duties of the Trustee under this Series Supplement.  The successor trustee shall mail a notice of its succession to the Series 2013-G1 Noteholder.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor trustee; provided, however, that all sums owing to the retiring Trustee hereunder have been paid.  Notwithstanding replacement of the Trustee pursuant to this Section 12.5, HVF’s obligations under Section 12.4 shall continue for the benefit of the retiring Trustee.

Section 12.6.                          Appointment of Co-Trustee or Separate Trustee.

(a)                                 Notwithstanding any other provisions of this Series Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Series 2013-G1 Indenture Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Series 2013-G1 Indenture Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Series 2013-G1 Noteholders, such title to the Series 2013-G1 Indenture Collateral, or any part thereof, and, subject to the other provisions of this Section 12.6, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.8(a) of the Base Indenture and no notice to Series 2013-G1 Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 12.5.  No co-trustee shall be appointed without the consent of HVF unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

(b)                                 Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)                                     The Series 2013-G1 Note shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

(ii)                                  All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Series 2013-G1 Indenture Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(iii)                               No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iv)                              The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)                                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Series Supplement and the conditions of this Article XII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Series Supplement, specifically including every provision of this Series Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to HVF.

(d)                                 Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Series Supplement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

IN WITNESS WHEREOF, HVF and the Trustee have caused this Series Supplement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

HERTZ VEHICLE FINANCING LLC, as Issuer

By:	/s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Treasurer

HERTZ VEHICLE FINANCING II LP, a limited
partnership, as the Series 2013-G1 Noteholder

By: HVF II GP Corp., its general partner

By:	/s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee,

By:	/s/ Mitchell L. Brumwell
Name: Mitchell L. Brumwell
Title: Vice President

ANNEX 1

REPRESENTATIONS AND WARRANTIES OF THE SERIES 2013-G1 NOTEHOLDER

The Series 2013-G1 Noteholder represents and warrants to HVF and the Series 2013-G1 Administrator, as of the Series 2013-G1 Restatement Effective Date, that:

a.              it has had an opportunity to discuss HVF’s and the Series 2013-G1 Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with HVF and the Series 2013-G1 Administrator and their respective representatives;

b.              it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2013-G1 Note;

c.               it purchased the Series 2013-G1 Note for its own account, or for the account of one or more institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

d.              it understands that the Series 2013-G1 Note has not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that HVF is not required to register the Series 2013-G1 Note, and that any transfer must comply with the provisions of the Base Indenture and Section 2.2(e) of the Series Supplement;

e.               it understands that the Series 2013-G1 Note will bear the legend set out in the form of Series 2013-G1 Note attached as Exhibit A to the Series Supplement and be subject to the restrictions on transfer described in such legend;

f.                it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Series 2013-G1 Note;

g.               it understands that the Series 2013-G1 Note may be offered, resold, pledged or otherwise transferred only:

i.                  to HVF,

ii.               in a transaction meeting the requirements of Rule 144A under the Securities Act,

iii.            outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or

iv.           in a transaction complying with or exempt from the registration requirements of the Securities Act and, in each such case, in accordance with the Base Indenture and any applicable securities laws of any state of the United States or any other jurisdiction; notwithstanding the foregoing provisions of this clause (g), it is hereby understood and agreed by HVF that the Series 2013-G1 Note will be pledged by the Series 2013-G1 Noteholder to the HVF II Trustee or otherwise in accordance with the HVF II Group I Indenture;

h.              if the Series 2013-G1 Noteholder desires to offer, sell or otherwise transfer, pledge or hypothecate the Series 2013-G1 Note as described in clause (ii) or (iv) of clause (g) of this Annex 1, and such sale, transfer or pledge does not fall within the “notwithstanding the foregoing” provision of clause (g)(iv) of this Annex 1, the transferee of the Series 2013-G1 Note will be required to deliver a certificate that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation, and it understands that the registrar and transfer agent for the Series 2013-G1 Note will not be required to accept for registration of transfer the Series 2013-G1 Note acquired by it, except upon presentation of an executed letter in the form described herein; and

i.                  it will obtain from any purchaser of the Series 2013-G1 Note substantially the same representations and warranties contained in the foregoing paragraphs.

2

EXHIBIT A
TO
SERIES 2013-G1 SUPPLEMENT

FORM OF SERIES 2013-G1 VARIABLE FUNDING

RENTAL CAR ASSET BACKED NOTE

FORM OF VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE , SERIES 2013-G1

REGISTERED	$[ ]

No. R-[  ]

SEE REVERSE FOR CERTAIN CONDITIONS

THIS SERIES 2013-G1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF HERTZ VEHICLE FINANCING LLC, A SPECIAL PURPOSE LIMITED LIABILITY COMPANY ESTABLISHED UNDER THE LAWS OF DELAWARE (THE “COMPANY”), THAT SUCH SERIES 2013-G1 NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT D TO THE SERIES 2013-G1 SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

HERTZ VEHICLE FINANCING LLC

SERIES 2013-G1 VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE

Hertz Vehicle Financing LLC, a special purpose limited liability company established under the laws of Delaware, (herein referenced as the “Company”), for value received, hereby promises to pay to [    ], as the Series 2013-G1 Noteholder, or its registered assigns, the principal sum of [   ] ($[         ]) or, if less, the aggregate unpaid principal amount shown on the schedule attached hereto (and any continuation thereof), which amount shall be payable in the amounts and at the times set forth in the Series 2013-G1 Supplement; provided, however, that the entire unpaid principal amount of this Series 2013-G1 Note shall be due on the Legal Final Payment Date. The Company will pay interest on this Series 2013-G1 Note at the Series 2013-G1 Note Rate. Such interest shall be payable on each Payment Date until the principal of this Series 2013-G1 Note is paid or made available for payment, to the extent funds are available from Series 2013-G1 Interest Collections allocable to the Series 2013-G1 Note processed from but not including the preceding Determination Date through and including the succeeding Determination Date. In addition, the Company will pay interest on this Series 2013-G1 Note, to the extent funds are available from Series 2013-G1 Interest Collections allocable to the Series 2013-G1 Note, on the dates set forth in Section 7.3 of the Series 2013-G1 Supplement. Pursuant to Sections 2.2, 2.3 and 7.2 of the Series 2013-G1 Supplement, the principal amount of this Series 2013-G1 Note shall be subject to Increases and Decreases on any Business Day and accordingly, such principal amount is subject to prepayment at any time. Beginning on the first Payment Date following the occurrence of a Series 2013-G1 Amortization Event, subject to cure in accordance with the Series 2013-G1 Supplement, the principal of this Series 2013-G1 Note shall be paid in installments on each subsequent Payment Date to the extent of funds available for payment therefor pursuant to the Series 2013-G1 Supplement. Such principal of and interest on this Series 2013-G1 Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Series 2013-G1 Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Except as otherwise provided in the Series 2013-G1 Supplement, all payments made by the Company with respect to this Series 2013-G1 Note shall be applied first to interest due and payable on this Series 2013-G1 Note as provided above and then to the unpaid principal of this Series 2013-G1 Note. This Series 2013-G1 Note does not represent an interest in, or an obligation of, The Hertz Corporation or any affiliate of The Hertz Corporation other than the Company.

Reference is made to the further provisions of this Series 2013-G1 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Series 2013-G1 Note. Although a summary of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Series 2013-G1 Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Company and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Administration—Structured Finance.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Series 2013-G1 Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Dated: November    , 2013

HERTZ VEHICLE FINANCING LLC

By:
Name: Scott Massengill
Title: Vice President and Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is a Series 2013-G1 Note, a series issued under the within-mentioned Indenture.

Dated: November    , 2013

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

REVERSE OF SERIES 2013-G1 NOTE

This Series 2013-G1 Note is one of a duly authorized issue of Segregated Notes of the Company, designated as its Series 2013-G1 Variable Funding Rental Car Asset Backed Note (herein called the “Series 2013-G1 Note”), issued under (i) a Fourth Amended and Restated Base Indenture, dated as of November 25, 2013 (the Fourth Amended and Restated Base Indenture, as amended, supplemented or modified from time to time, is herein referred to as the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”, which term includes any successor Trustee under the Base Indenture), and (ii) a Series 2013-G1 Supplement, dated as of November 25, 2013 (the Series 2013-G1 Supplement, as amended, supplemented or modified from time to time, is herein referred to as the “Series 2013-G1 Supplement”), between the Company and the Trustee. The Base Indenture and the Series 2013-G1 Supplement are referred to herein collectively as the “Indenture”. Except as set forth in the Series 2013-G1 Supplement, the Series 2013-G1 Note is subject to all terms of the Indenture. All terms used in this Series 2013-G1 Note that are defined in the Series 2013-G1 Supplement shall have the meanings assigned to them in or pursuant to the Series 2013-G1 Supplement.

The Series 2013-G1 Note is and will be equally and ratably secured by the Series 2013-G1 Collateral pledged as security therefor as provided in the Series 2013-G1 Supplement.

“Payment Date” means the 25th day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing December 26, 2013.

As described above, the entire unpaid principal amount of this Series 2013-G1 Note shall be due and payable on the Legal Final Payment Date. Notwithstanding the foregoing, this Series 2013-G1 Note is subject to mandatory prepayment on each Business Day, to the extent funds have been allocated to the Series 2013-G1 Collection Account and are available therefor, in accordance with the Series 2013-G1 Supplement. In addition, principal of this Series 2013-G1 Note may be paid earlier at the election of the Company, as described in the Series 2013-G1 Supplement, or if a Series 2013-G1 Amortization Event with respect to the Series 2013-G1 Notes shall have occurred and be continuing, in each case, as described in the Series 2013-G1 Supplement. All principal payments of the Series 2013-G1 Note shall be made to the Series 2013-G1 Noteholder.

Payments of interest on this Series 2013-G1 Note are due and payable on each Payment Date or such other date as may be specified in the Series 2013-G1 Supplement, together with the installment of principal then due, if any, and any payments of principal made on any Business Day in respect of any Decreases, to the extent not in full payment of this Series 2013-G1 Note, shall be made by distribution to the Holder of record of this Series 2013-G1 Note on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this Series 2013-G1 Note (or one or more predecessor Series 2013-G1 Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Series 2013-G1 Note and of any Series 2013-G1 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon.

6

The Company shall pay interest on overdue installments of interest at the Series 2013-G1 Note Rate to the extent lawful.

As provided in the Series 2013-G1 Supplement and subject to certain limitations set forth therein, the transfer of this Series 2013-G1 Note may be registered on the Note Register upon surrender of this Series 2013-G1 Note for registration of transfer at the office or agency designated by the Company pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit D to the Series 2013-G1 Supplement. In exchange for any Series 2013-G1 Note properly presented for transfer, the Company shall duly execute and the Trustee shall properly authenticate thereupon one or more new Series 2013-G1 Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Series 2013-G1 Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

The Series 2013-G1 Noteholder, by acceptance of a Series 2013-G1 Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trustee or the Company on the Series 2013-G1 Note or under the Indenture or any certificate or other writing delivered in connection therewith, against the Trustee in its individual capacity, or against any stockholder, member, employee, officer, director or incorporator of the Company; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Company constituting Series 2013-G1 Collateral for any and all liabilities, obligations and undertakings contained in the Indenture or in this Series 2013-G1 Note, to the extent provided for in the Series 2013-G1 Supplement.

The Series 2013-G1 Noteholder, by acceptance of the Series 2013-G1 Note, covenants and agrees that by accepting the benefits of the Indenture that such Series 2013-G1 Noteholder will not, for a period of one year and one day following payment in full of the Series 2013-G1 Note and each other Series of Indenture Notes issued under the Base Indenture, institute against the Company, or join with any other Person in instituting against the Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Indenture Notes, the Indenture or the Related Documents.

Prior to the due presentment for registration of transfer of this Series 2013-G1 Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Series 2013-G1 Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Series 2013-G1 Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

It is the intent of the Company and the Series 2013-G1 Noteholder that, for Federal, state and local income and franchise tax purposes and any other tax imposed on or measured by income, the Series 2013-G1 Note will evidence indebtedness secured by the Series

7

2013-G1 Collateral. The Series 2013-G1 Noteholder, by the acceptance of this Series 2013-G1 Note, agrees to treat this Series 2013-G1 Note for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holder of the Series 2013-G1 Notes under the Indenture at any time by the Company with the consent of the applicable Person(s) specified therein. The Indenture also contains provisions permitting the applicable Person(s) specified therein to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to the Series 2013-G1 Note. Any such consent or waiver by such Person(s) shall be conclusive and binding upon the Series 2013-G1 Noteholder and upon all future Holders of this Series 2013-G1 Note and of any Series 2013-G1 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Series 2013-G1 Note. The Indenture also permits the Company and the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of any other Person.

The term “Company” as used in this Series 2013-G1 Note includes any successor to the Company under the Indenture.

The Series 2013-G1 Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.

This Series 2013-G1 Note and the Indenture and all matters arising out of or relating to this Series 2013-G1 Note or the Indenture, shall be governed by, and construed and interpreted in accordance with, the internal law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

No reference herein to the Indenture and no provision of this Series 2013-G1 Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Series 2013-G1 Note at the times, place and rate, and in the coin or currency herein prescribed, subject to any duty of the Company to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes; provided that, notwithstanding anything to the contrary herein or in the Indenture, the Series 2013-G1 Noteholder shall only have recourse to the Series 2013-G1 Collateral.

8

INCREASES AND DECREASES

Date	Unpaid Principal Amount	Increase	Decrease	Total	Series 2013-G1 Note Rate	Interest Period (if applicable)	Notation Made By

9

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Series 2013-G1 Note and all rights thereunder, and hereby irrevocably constitutes and appoints                   , attorney, to transfer said Series 2013-G1 Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

(1)

Signature Guaranteed:

Name:
Title:

(1)  NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Series 2013-G1 Note in every particular, without alteration, enlargement or any change whatsoever.

10

EXHIBIT B
TO SERIES 2013-G1 SUPPLEMENT

FORM OF MONTHLY SERVICING CERTIFICATE

HERTZ VEHICLE FINANCING LLC

Pursuant to Section 5.1(b) of the Amended and Restated Series 2013-G1 Supplement, dated as of October 31, 2014 (the “Series 2013-G1 Supplement”), by and among Hertz Vehicle Financing LLC (“HVF”), The Bank of New York Mellon Trust Company, N.A., as Trustee, and Hertz Vehicle Financing II LP, the undersigned                     ,                       of HVF, does hereby certify to the best of his knowledge after due investigation that:

1.                                      Attached hereto is a true and correct copy of the monthly Noteholders’ Statement hereby delivered on or before the fourth Business Day prior to the upcoming Payment Date pursuant to Section 5.1(b) of the Series 2013-G1 Supplement.

The undersigned has read the provisions of the Series 2013-G1 Supplement relating to the foregoing, has made due investigation into the matters discussed herein, which investigation has enabled him to express an informed opinion on the foregoing and, in the opinion of the undersigned, those conditions or covenants contained in the Series 2013-G1 Supplement which relate to the above matters have been complied with.

Capitalized terms used herein shall have the meanings set forth in the Series 2013-G1 Supplement and Schedule I (Definitions List) thereto.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Officer’s Certificate this           day of                ,           .

Name:
Title:

EXHIBIT C
TO
SERIES 2013-G1 SUPPLEMENT

FORM OF ADVANCE REQUEST

HERTZ VEHICLE FINANCING LLC

SERIES 2013-G1 VARIABLE FUNDING RENTAL CAR
ASSET BACKED NOTES

To:  Addressees on Schedule I hereto

Ladies and Gentlemen:

This Advance Request is delivered to you pursuant to Section 2.2 of that certain Amended and Restated Series 2013-G1 Supplement, dated as of October 31, 2014 (as further amended, supplemented, restated or otherwise modified from time to time, the “Series 2013-G1 Supplement”), by and among Hertz Vehicle Financing LLC, Hertz Vehicle Financing II LP and The Bank of New York Mellon Trust Company, N.A. as Trustee (the “Trustee”).

Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Schedule I of the Series 2013-G1 Supplement, and if not defined therein, shall have the meaning assigned thereto in the Definition List attached to the Base Indenture as Schedule I of the Base Indenture.

The undersigned hereby requests that an Advance be made in the aggregate principal amount of $               on              , 20      .

The undersigned hereby certifies that the Series 2013-G1 Principal Amount as of the date hereof is an amount equal to $                   .

The undersigned hereby acknowledges that the delivery of this Advance Request and the acceptance by undersigned of the proceeds of the Advance requested hereby constitute a representation and warranty by the undersigned that, on the date of such Advance, and before and after giving effect thereto and to the application of the proceeds therefrom, all conditions set forth in Section 2.2(a) of the Series 2013-G1 Supplement have been satisfied.

The undersigned agrees that if prior to the time of the Advance requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify you.  Except to the extent, if any, that prior to the time of the Advance requested hereby you shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Advance as if then made.

Please wire transfer the proceeds of the Advance to the following account pursuant to the following instructions:

[insert payment instructions]

The undersigned has caused this Advance Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this          day of             , 20          .

HERTZ VEHICLE FINANCING LLC

By:
Name:
Title:

2

SCHEDULE I:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

2 North LaSalle Street, Suite 1020

Chicago, IL  60602

Contact person:  Corporate Trust Administration — Structured Finance

Telephone:  (312) 827-8569
Fax:  (312) 827-8562

Email: mitchell.brumwell@bnymellon.com

HERTZ VEHICLE FINANCING II LP

225 Brae Boulevard

Park Ridge, NJ 07656

Attention: Treasury Department

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EXHIBIT D
TO
SERIES 2013-G1 SUPPLEMENT

FORM OF PURCHASER’S LETTER

The Bank of New York Mellon Trust Company, N.A.,
as Registrar
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Administration—Structured Finance

Re:         Hertz Vehicle Financing LLC

Series 2013-G1 Rental Car Asset Backed Note

Reference is made to the Amended and Restated Series 2013-G1 Supplement, dated as of October 31, 2014 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-G1 Supplement”), by and among Hertz Vehicle Financing LLC, as Issuer (“HVF”), The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and Hertz Vehicle Financing II LP (“HVF II”), to the Fourth Amended and Restated Base Indenture, dated as of November 25, 2013 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between HVF and the Trustee.  Capitalized terms used herein and not defined herein shall have the meanings given to them in the Series 2013-G1 Supplement.

In connection with a proposed purchase of the Series 2013-G1 Note from [                   ] by the undersigned, the undersigned hereby represents and warrants that:

(a)           it has had an opportunity to discuss HVF’s and the Series 2013-G1 Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with HVF and the Series 2013-G1 Administrator and their respective representatives;

(b)           it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2013-G1 Note;

(c)           it is purchasing the Series 2013-G1 Note for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

(d)           it understands that the Series 2013-G1 Note has not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that HVF is not required to register the Series 2013-G1 Note, and that any transfer must comply with provisions of Section 2.8 of the Base Indenture;

(e)           it understands that the Series 2013-G1 Note will bear the legend set out in the form of Series 2013-G1 Note attached as Exhibit A to the Series 2013-G1 Supplement and be subject to the restrictions on transfer described in such legend;

(f)            it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Series 2013-G1 Note;

(g)           it understands that the Series 2013-G1 Note may be offered, resold, pledged or otherwise transferred only with HVF’s prior written consent, which consent shall not be unreasonably withheld, and only (A) to HVF, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, (C) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (D) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction;

(h)           the transferee of the Series 2013-G1 Note will be required to deliver a certificate, as described in the Series 2013-G1 Supplement, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation.  Upon original issuance thereof, and until such time as the same may no longer be required under the applicable requirements of the Securities Act, the certificate evidencing the Series 2013-G1 Note (and all securities issued in exchange therefor or substitution thereof) shall bear a legend substantially in the form set forth in the Series 2013-G1 Note included as an exhibit to the Series 2013-G1 Supplement.  The undersigned understands that the registrar and transfer agent for the Series 2013-G1 Note will not be required to accept for registration of transfer the Series 2013-G1 Note acquired by it, except upon presentation of an executed letter in the form required by the Series 2013-G1 Supplement; and

(i)            it will obtain from any purchaser of the Series 2013-G1 Note substantially the same representations and warranties contained in the foregoing paragraphs.

2

This certificate and the statements contained herein are made for your benefit and for the benefit of HVF.

[ ]

By:
Name:
Title:

Dated:

cc: Hertz Vehicle Financing LLC

VEHICLE TITLE NOMINEE AGREEMENT

among

THE HERTZ CORPORATION,

as Nominee-Servicer,

HERTZ VEHICLE FINANCING LLC,

[RENTAL CAR FINANCE [    ]],

as Nominee,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Collateral Agent

Dated as of [   ], [  ]

Page

i

(continued)

Page

Exhibit A: Form of Power of Attorney

Schedule 1: Nominee Vehicles

ii

THIS VEHICLE TITLE NOMINEE AGREEMENT (as amended, modified or supplemented from time to time in accordance with the provisions hereof, this “Agreement”) is made as of this [     ] day of [    ], [   ], by and among [RENTAL CAR FINANCE [    ]] (the “Nominee”), HERTZ VEHICLE FINANCING LLC, a Delaware limited liability company (“HVF” or the “Nominating Party”), THE HERTZ CORPORATION, a Delaware corporation (“Hertz”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Collateral Agent.

RECITALS

WHEREAS, HVF has acquired certain vehicles from the Nominee and desires to appoint the Nominee to act as its nominee titleholder with respect to such vehicles and the Nominee is willing to act as nominee titleholder with respect to such vehicles;

WHEREAS, Hertz has agreed to act as Nominee-Servicer and perform the tasks and functions required of the Nominee-Servicer under this Agreement;

WHEREAS, the parties hereto desire to confirm their respective interests in and obligations with respect to the Nominee Vehicles and to provide for certain other matters relating to the use and disposition of the Nominee Vehicles; and

NOW THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

AGREEMENT

SECTION 1.1             Definitions and Construction.

(a)           Definitions.  As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.  For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the Preamble hereto.

“Authorized Officer” means any of the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of HVF.

“Base Indenture” means that certain Fourth Amended and Restated Base Indenture, dated as November 25, 2013 by and between HVF, as issuer, and the Trustee.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York.

“Certificate of Title” means, with respect to each Nominee Vehicle, the certificate of title or similar evidence of ownership applicable to such Nominee Vehicle duly issued in accordance with the certificate of title act or other applicable statute of the jurisdiction applicable to such Nominee Vehicle.

“Collateral Agency Agreement” means the Fourth Amended and Restated Collateral Agency Agreement, dated as of November 25, 2013, by and among HVF, as grantor, HGI, as grantor, DTG Operations, Inc., as grantor, Hertz as grantor and collateral servicer, the Collateral Agent, as secured party, and those various “Additional Grantors”, “Financing Sources” and “Beneficiaries” from time to time party thereto.

“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral agent under the Collateral Agency Agreement.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another Person if the primary purpose or intent thereof by such Person incurring such liability is to provide assurance to the obligee of an obligation of another Person that such obligation of such other Person will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of such Person or for which such Person is otherwise liable for reimbursement thereof.  Contingent Obligations shall include (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another Person and (b) any liability of such Person for the obligations of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another Person or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation of any Person shall be deemed to be equal to the amount of the obligation of another Person guaranteed or otherwise supported as described above.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the Accounting Codification Standards issued by the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.

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“Governmental Authority” means any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

“HVF” has the meaning set forth in the Preamble hereto.

“Indebtedness” as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (f) all Contingent Obligations of such Person in respect of any of the foregoing relating to another Person.

“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person that secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise; provided that, the foregoing shall not include, as of any date of determination, any interest in or right with respect to any passenger automobile, van or light-duty truck that is being rented (as of such date) to any third-party customer of Hertz or any Affiliate thereof, which interest or right secures payment or performance of any obligation of such third-party customer.

“Material Adverse Effect” means, with respect to any occurrence, event or condition applicable to the Nominating Party:

1.     a material adverse effect on the ability of HVF to perform its obligations hereunder;

2.     a material adverse effect on HVF’s interest in or title to the Nominee Vehicles or on the ability of HVF to grant a Lien on the Nominee Vehicles; or

3.     a material adverse effect on (A) the validity or enforceability of this Agreement with respect to HVF or (B) the validity, perfection or priority of any Lien granted by HVF on HVF’s interest in the Nominee Vehicles (other than in an immaterial portion of the Nominee Vehicles), other than, in each case, a material adverse effect on such priority arising due to the existence of a Permitted Lien.

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“Nominee” has the meaning set forth in the Preamble hereto.

“Nominee-Servicer” means The Hertz Corporation.

“Nominee Determination Date” means the date five (5) Business Days prior to each Nominee Payment Date.

“Nominee LLC Agreement” means the [    ] of the Nominee, dated as of [    ].

“Nominee Payment Date” means the 25th day of each calendar month, or if such date is not a Business Day, the next succeeding Business Day, commencing on [   ], [   ].

“Nominee Vehicle” means each Vehicle owned by HVF that is included on Schedule 1 hereto.

“Officer’s Certificate” means, with respect to the Nominating Party, a certificate signed by an Authorized Officer of the Nominating Party.

“Permitted Lien” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, and (iii) Liens in favor of the Trustee pursuant to the Base Indenture and any Series Supplement (as defined in the Base Indenture) and Liens in favor of the Collateral Agent pursuant to the Collateral Agency Agreement.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, corporation, trust, unincorporated organization or Governmental Authority.

“POA Revocation Party” means the Collateral Agent.

“Power of Attorney” has the meaning set forth in Section 2.2.

“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local.

“Title Fees and Costs” has the meaning set forth in Section 5.1.

4

“Trustee” means, The Bank of New York Mellon Trust Company, N.A., as trustee under the Base Indenture and any related series supplement.

“Vehicle” means a passenger automobile, van or light-duty truck.

SECTION 1.2             Construction.  In this Agreement, including the preamble, recitals, attachments, annexes, exhibits and joinders hereto, unless the context otherwise requires, unless the context otherwise requires:

(a)           the singular includes the plural and vice versa;

(b)           references to an agreement or document shall include the preamble, recitals, all attachments, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, annexes, exhibits and joinders to such agreement or document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);

(c)           reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(d)           reference to any gender includes the other gender;

(e)           reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(f)            “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(g)           with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;

(h)           the language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party; and

(i)            unless specified otherwise, “titling” will be deemed to include the acts of registering a vehicle, including the registering of the license plates of a vehicle.

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ARTICLE II

APPOINTMENT OF THE NOMINEE AS NOMINEE TITLEHOLDER, DESIGNATION AND REDESIGNATION; POWERS OF ATTORNEY

SECTION 2.1             Appointment of Nominee.

(a)           HVF hereby appoints the Nominee as nominee titleholder of each Vehicle identified on Schedule 1 hereto, and the Nominee hereby agrees to serve as the designated agent of HVF in such capacity as described and pursuant to the terms set forth herein.

SECTION 2.2             Powers of Attorney.

(a)           HVF hereby directs the Nominee to grant, and the Nominee hereby agrees to so grant, one or more powers of attorney to Hertz, as Nominee-Servicer and as Collateral Servicer under and as defined in the Collateral Agency Agreement, substantially in the form of Exhibit A attached hereto (each a “Power of Attorney”) to:

(i)            execute any and all documents and instruments pertaining to the titling of all or a portion of the Nominee Vehicles in the name of the Nominee and the licensing and registration of the Nominee Vehicles, and

(ii)           transfer the title to any of the Nominee Vehicles from the name of the Nominee to the name of HVF or the name of a third party or any other Person at any time and to execute such other documents and instruments as may be necessary to effect any such transfer.

(b)           The Nominee hereby agrees to revoke such Power of Attorney at any time at the written direction of HVF or the POA Revocation Party, and if the Nominee so revokes the Power of Attorney, the Nominee hereby agrees to grant a Power of Attorney relating to the Nominee Vehicles to or at the direction of HVF or the POA Revocation Party, as applicable.

SECTION 2.3             Collateral Agent Powers of Attorney.  The Collateral Agent hereby grants to the Nominee a power of attorney, substantially in the form of Exhibit [C] to the Collateral Agency Agreement, to take any and all actions, in the name of the Collateral Agent, (i) to note the Collateral Agent as the holder of a first lien on the Certificates of Title for the Nominee Vehicles subject to the Collateral Agency Agreement, and/or otherwise ensure that the first lien shown on any and all such Certificates of Title is in the name of the Collateral Agent and (ii) to release the Collateral Agent’s Lien on any such Certificate of Title in connection with the release of any such Nominee Vehicle from the Lien of the Collateral Agency Agreement in accordance with Section 2.7 of the Collateral Agency Agreement.  Nothing in this Agreement shall be construed as authorization from the Collateral Agent to the Nominee to release any Lien on any such Certificates of Title except in compliance with the terms of the Collateral Agency Agreement.  The parties hereto agree that Hertz, as Collateral Servicer under the Collateral Agency Agreement, will perform all activities set forth in subsections (i) and (ii) above on behalf of the Nominee.

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ARTICLE III

INTERESTS IN THE NOMINEE VEHICLES

SECTION 3.1             Interests in the Nominee Vehicles.  Notwithstanding the fact that title to the Nominee Vehicles will be recorded in the name of the Nominee and that the Collateral Agent will be noted as the lienholder on the titles with respect to certain of the Nominee Vehicles pursuant to the Collateral Agency Agreement, the parties hereto each hereby acknowledge that:

(a)           except as set forth in subsection (b) below, HVF is entitled to all incidents, benefits and risks of ownership of the Nominee Vehicles, including, without limitation, the sole right to operate, rent, sell, lease and otherwise transfer and dispose of the Nominee Vehicles; and

(b)           the Nominee has no direct or indirect ownership or other interest in the Nominee Vehicles, except such rights and obligations with respect to the Nominee Vehicles as are required by the appointment of the Nominee as nominee titleholder with respect to the Nominee Vehicles as set forth herein.

ARTICLE IV

TRANSFER OF TITLE

SECTION 4.1             Transfer of Title for the Nominee Vehicles Pledged.  With respect to each Nominee Vehicle that is pledged to the Collateral Agent pursuant to the Collateral Agency Agreement (as evidenced in the Collateral Servicer’s records pursuant to the Collateral Agency Agreement) as of any date of determination, the Nominee hereby agrees on any such date to transfer title to any such Nominee Vehicle at the direction of HVF, the Collateral Agent or Nominee-Servicer from the name of the Nominee to the name of HVF, any Affiliate of HVF or an unaffiliated third party identified by HVF, the Collateral Agent or the Nominee-Servicer.

SECTION 4.2             Transfer of Title for the Nominee Vehicles Not Pledged.  With respect to each Nominee Vehicle that is not pledged to the Collateral Agent pursuant to the Collateral Agency Agreement as of any date of determination, the Nominee hereby agrees on any such date to transfer title to any such Nominee Vehicle at the direction of HVF or the POA Revocation Party.

SECTION 4.3             Limits on Nominee Ability to Transfer Nominee Vehicles.  The Nominee hereby agrees not to transfer title to any Nominee Vehicle from the name of the Nominee other than as directed by HVF or the POA Revocation Party pursuant to Sections 4.1 and 4.2 above.

ARTICLE V

EXPENSES

SECTION 5.1             HVF Fees and Expenses.  HVF shall be responsible for causing the payment of any registration fees, title fees, license fees or other similar governmental fees and taxes (including the cost of any recording or registration fees or other similar governmental

7

charges payable with respect to the notation on the title of the interest of the Collateral Agent) and all costs and expenses in connection with the transfer of title of, or reflection of the interest of any lienholder in, any of the Nominee Vehicles (collectively, “Title Fees and Costs”).  The Nominee-Servicer may, but is not required to, pay the Title Fees and Costs on behalf of the Nominee; provided that, if the Nominee-Servicer pays such Title Fees and Costs on behalf of the Nominee, the Nominee-Servicer shall be entitled to monies received by the Nominee in respect thereof from HVF.

SECTION 5.2             Submission of Monthly Bills.  The Nominee or, on behalf of the Nominee, the Nominee-Servicer, shall submit a monthly bill to HVF for any Title Fees and Costs incurred by the Nominee in respect of the Nominee Vehicles during the calendar month immediately preceding each Nominee Determination Date.  Payments shall be due on the following Nominee Payment Date.  Such payments shall be made to or at the direction of the Nominee.

ARTICLE VI

[RESERVED]

ARTICLE VII

FEES

SECTION 7.1             Nominee Fee.  As compensation for services performed by the Nominee pursuant to this Agreement, HVF shall pay a fee of [$  ] to the Nominee, payable [annually on an accrual basis], on the Nominee Payment Date falling in December of each calendar year during the term of this Agreement.

SECTION 7.2             Nominee-Servicer Fee.  As compensation for the services performed by the Nominee-Servicer pursuant to this Agreement, HVF shall pay a fee of $[  ] to the Nominee-Servicer on the Nominee Payment Date falling in December of each calendar year during the term of this Agreement.

ARTICLE VIII

ACKNOWLEDGEMENTS

SECTION 8.1             Acknowledgements.  The Nominee and HVF hereby acknowledge the following with respect to each Nominee Vehicle that is pledged to the Collateral Agent pursuant to the Collateral Agency Agreement:

(a)           pursuant to the Collateral Agency Agreement, HVF may assign, pledge and grant to the Collateral Agent a security interest in any and all of the right, title and interest of HVF in and to, among other things, (i) any or all of the Nominee Vehicles and all proceeds thereof, (ii) any or all manufacturer programs to the extent relating to the Nominee Vehicles and (iii) this Agreement to the extent relating to the Nominee Vehicles; and

8

(b)           the Collateral Agent, as assignee of HVF’s rights hereunder pursuant to the Collateral Agency Agreement, shall be entitled to enforce such rights against the Nominee.

ARTICLE IX

FURTHER ASSURANCES

SECTION 9.1 Further Assurances.  Each of the parties hereto shall, from time to time, execute and deliver such further instruments and render such further assistance as any other party may reasonably request in order to carry out the transactions contemplated herein or to protect the interests of the parties hereto in the Nominee Vehicles in accordance with the terms hereof; provided however that, such instruments will be prepared by HVF and all costs and expenses in connection with such execution, delivery or other assistance will be borne by HVF.

ARTICLE X

REMITTANCE OF PROCEEDS

SECTION 10.1           Remittance of Proceeds.  In the event that the Nominee receives any payments or proceeds in respect of any Nominee Vehicles other than any payments received pursuant to Section 5.2 or Section 7.1, the Nominee shall promptly upon receipt, but in no event later than two (2) business days from receipt, (i) with respect to any such payments or proceeds that relate to a Nominee Vehicle that is pledged to the Collateral Agent pursuant to the Collateral Agency Agreement (as evidenced in the Collateral Servicer’s records pursuant to the Collateral Agency Agreement), deposit such payments or proceeds in accordance with the Collateral Agency Agreement or (ii) with respect to any payment or proceeds that relate to a Nominee Vehicle that is not pledged to the Collateral Agent pursuant to the Collateral Agency Agreement, remit such payments or proceeds to or at the direction of HVF with respect to such Nominee Vehicle.

ARTICLE XI

CERTAIN COVENANTS

SECTION 11.1           Limits on Activity of Nominee.  The Nominee hereby agrees (i) that it will not engage in any business or other activity other than (A) acting as titleholder of record for the Nominee Vehicles and (B) entering into documents related to various financing arrangements related to the Nominee Vehicles, and (ii) that it will not own any property or hold title to any vehicles other than the Nominee Vehicles (other than rights under contracts incidental to the Nominee’s appointment as nominee titleholder with respect to the Nominee Vehicles).(1)

SECTION 11.2           Liens and Indebtedness.  The Nominee shall not incur any Indebtedness or otherwise do any act that would subject it, the Nominee Vehicles or any of its assets to any Lien (other than Permitted Liens), and the Nominee agrees not to permit any Lien (other than Permitted Liens) to be created or suffer to exist any Lien (other than Permitted Liens) on the

(1)  Hertz to review and confirm.

9

Nominee Vehicles or the proceeds thereof.  The Nominee shall use its best efforts to remove any Lien (other than a Permitted Lien) that attaches to any Nominee Vehicle.

SECTION 11.3           Compliance.  The Nominee agrees to comply in all material respects with all Requirements of Law except to the extent that the failure to comply with such Requirements of Law is not reasonably likely to have a Material Adverse Effect.

SECTION 11.4           Notices of Proceedings.  Promptly upon becoming aware thereof, the Nominee agrees to give HVF, Hertz and the Collateral Agent written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting the Nominee that is reasonably likely to have a Material Adverse Effect.

SECTION 11.5           Maintenance of Separate Existence.  The Nominee acknowledges its receipt of a copy of that certain opinion letter issued by [  ] dated [  ] addressing the issue of substantive consolidation as it may relate to each of Hertz, the Nominee and HVF.  The Nominee hereby agrees to maintain in place all policies and procedures in all material respects, and take and continue to take all action, described in the factual assumptions set forth in such opinion letter and relating to such Person, except as may be confirmed as not required in a subsequent or supplemental opinion of [  ] or other law firm of recognized national standing that is counsel to Hertz, the Nominee and/or HVF addressing the issue of substantive consolidation as it may relate to each of Hertz, the Nominee and HVF.

ARTICLE XII

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 12.1           Representations, Warranties and Covenants.  The Nominee represents, warrants and covenants as follows:

(a)           It is a limited liability company duly formed, validly existing and in good standing under the laws of [  ].  It is duly qualified to do business as a foreign limited liability company and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations hereunder make such qualification necessary.

(b)           It has all requisite power and authority to execute, deliver and perform this Agreement and to carry out the provisions hereof.  Its execution, delivery and performance of this Agreement have been duly authorized by all necessary action on its part, and this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Agreement, except as the same may be limited by (i) applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors rights and (ii) general principles of equity.

(c)           There are no actions, suits, investigations or proceedings pending or, to its knowledge after reasonable inquiry, threatened against it before any Governmental Authority that question the validity or enforceability of this Agreement or any action taken or to be taken pursuant hereto, or that, if adversely determined, would materially affect its execution, delivery and performance of this Agreement.

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(d)           Neither it nor any of its properties or assets are subject to any contract or agreement, any provision of its certificate of formation or the Nominee LLC Agreement, or other restriction, any law or any order, rule, ruling, certificate, license, regulation, judgment, injunction or demand of any country, state, territory or political subdivision thereof or of any Governmental Authority that would materially affect its execution, delivery and performance of this Agreement.

(e)           The valid and binding execution, and delivery of, and compliance with, this Agreement will not contravene any provision of any presently effective law, rule, regulation, decree, ruling, judgment, order or injunction applicable to or binding upon it or of its certificate of formation or the Nominee LLC Agreement or any contract or agreement to which it is a party or by which its property or assets are bound, the contravention of any of which would materially impair the valid and binding nature of, or its ability to perform, any of its obligations under this Agreement.

(f)            It is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.1           No Third Party Beneficiaries.  This Agreement will not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

SECTION 13.2           Entire Agreement.  This Agreement and the other agreements specifically referenced herein constitute the entire agreement among the parties hereto and supersede any prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they related in any way to the subject matter hereof.

SECTION 13.3           Succession and Assignment.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Except as provided in Section 8.1, the parties hereto may not assign either this Agreement or any of their respective rights, interest, or obligations hereunder without the prior written approval of the other parties.

SECTION 13.4           Delegation.  Notwithstanding anything to the contrary contained in this Agreement, the Nominee-Servicer may delegate to any Affiliate of the Nominee-Servicer the performance of the Nominee-Servicer’s obligations as Nominee-Servicer pursuant to this Agreement (but the Nominee-Servicer shall remain fully liable for its obligations under this Agreement).

SECTION 13.5           Counterparts.  This Agreement may be executed in separate counterparts including in electronic form and by different parties on different counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by

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facsimile transmission or electronic transmission (in “.pdf” format) shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 13.6           Headings.  The section, subsection and other headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

SECTION 13.7           Notices.  All notices, requests, demands, claims and other communications hereunder will be in writing.  Any notice, request demand, claim, or other communication hereunder will be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Nominee-Servicer, HVF or the Nominee:

225 Brae Boulevard
Park Ridge, NJ 07656
Attention:  Treasury Department
Telephone no. (201) 307-2000
Facsimile no. (201) 307-2746

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, IL 60602
Attention:  Corporate Trust Administration — Structured Finance
Telephone no. (312) 827-8569
Facsimile no. (312) 827-8562

Any party hereto may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any party hereto may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein as set forth.

SECTION 13.8           GOVERNING LAW.  THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAW OF THE STATE OF NEW YORK.

SECTION 13.9           Amendments and Waivers.  No amendment of any provision of this Agreement will be valid unless the same will be in writing and signed by each of the parties hereto.  No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or

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subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

SECTION 13.10         Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

SECTION 13.11         Nonpetition Covenants.  Each of the Nominee, HVF, Hertz and the Collateral Agent hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all of the debt obligations of each of HVF, it will not institute against, or join with, encourage or cooperate with any other Person in instituting against, any of the Nominee or HVF any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.  The provisions of this Section 13.11 shall survive the termination of this Agreement

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IN WITNESS WHEREOF, the parties hereto have duly executed this Vehicle Title Nominee Agreement as of the date first above written.

[RENTAL CAR FINANCE [ ]]

By
Scott Massengill
Vice President & Treasurer

HERTZ VEHICLE FINANCING LLC

By
Scott Massengill
Vice President & Treasurer

THE HERTZ CORPORATION

By
Scott Massengill
Senior Vice President & Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By
Name:
Title:

EXHIBIT A

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that RENTAL CAR FINANCE [  ] (the “Nominee”), under that certain Vehicle Title Nominee Agreement, dated as of [  ], by and among the Nominee, HERTZ VEHICLE FINANCING LLC, THE HERTZ CORPORATION and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Nominee Agreement”), does hereby make, constitute and appoint THE HERTZ CORPORATION its true and lawful Attorney-in-Fact for it and in its name, stead and behalf, to (a) execute any and all documents and instruments pertaining to the titling of the Nominee Vehicles in the name of the Nominee and the licensing and registration of motor vehicles, (b) transfer title of the Nominee Vehicles from the name of the Nominee to the name of a third party at any time and to execute any and all documents and instruments as may be necessary to effect any such transfer, (c) appoint individual representatives of Hertz as attorneys-in-fact to fulfill the purposes of this Power of Attorney and (d) grant further powers of attorney to facilitate or effect any of the foregoing.  This power is limited to the foregoing and specifically does not authorize the creation of any liens or encumbrances on any of said motor vehicles.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Nominee Agreement.

Each such person named as attorney-in-fact and any officers or employees of any such person shall have the full power and authority to do and perform each and every act and thing whatsoever, requisite, necessary or proper to be done in furtherance of the foregoing.  This Power of Attorney is granted pursuant to, and governed by, the Nominee Agreement.

This Power of Attorney shall, unless sooner terminated, revoked or extended in accordance with the Nominee Agreement, cease upon the termination of the Nominee Agreement. All powers of attorney for this purpose filed or executed by the Nominee in respect of the Nominee Vehicles prior to the date hereof are hereby revoked.

THIS POWER OF ATTORNEY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed on its behalf on this          day of            ,             .

RENTAL CAR FINANCE [ ]

By:
Name:
Title:

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

Subscribed and sworn before me, a notary public, in and for said county and state, this       day of              , 20      .

Notary Public

My Commission Expires:

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY
AGREEMENT
OF
RENTAL CAR FINANCE LLC

This First Amended and Restated Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of Rental Car Finance LLC (the “Company”), is entered into by Dollar Thrifty Automotive Group, Inc., a Delaware corporation, as the sole member (the “Member”).  Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

The Member, by execution of this Agreement, (i) hereby continues the Company as a limited liability company pursuant to and in accordance with the Oklahoma Limited Liability Company Act, Okla. Stat. (2011), tit. 18, §2200 et seq., as amended from time to time, and any successor to such act (the “Act”), and this Agreement, (ii) hereby amends and restates in its entirety the Limited Liability Company Agreement of the Company, dated as of                           , 20    , and (iii) hereby agrees as follows:

SECTION 1.                            Name.  The name of the limited liability company continued hereby is Rental Car Finance LLC.

SECTION 2.                            Principal Business Office.  The principal business office of the Company shall be located at 5330 East 31st Street, Tulsa, Oklahoma 74135, or such other location as may hereafter be determined by the Member.

SECTION 3.                            Registered Office.  The address of the registered office of the Company in the State of Oklahoma is c/o The Corporation Company, 1833 South Morgan Road, in the City of Oklahoma City, County of Oklahoma, Oklahoma 73128.

SECTION 4.                            Registered Agent.  The name and address of the registered agent of the Company for service of process on the Company in the State of Oklahoma is The Corporation Company, 1833 South Morgan Road, Oklahoma City, Oklahoma 73128.

SECTION 5.                            Member.  (a)  The mailing address of the Member is set forth on Schedule B attached hereto.

(b)                                 Subject to Section 8(j), the Member may act by written consent.

(c)                                  Notwithstanding any provision in this Agreement to the contrary, if there is only one Member, upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 20 and 22, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 21 and 22), the natural persons acting as the Independent Directors pursuant to Section 9 shall, without

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any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as Special Members and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as an Independent Director pursuant to Section 9; provided, that, any Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member but shall not thereby cease to be an Independent Director. A Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 2023 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as a Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, a Special Member, in its capacity as a Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the future, contingent admission to the Company of Special Members, any individual acting as an Independent Director pursuant to Section 9 shall execute a counterpart to this Agreement upon his or her appointment as an Independent Director. Prior to its admission to the Company as a Special Member, any individual acting as an Independent Director pursuant to Section 9 shall not be a member of the Company.

SECTION 6.                            Purposes.  (a)  The purpose to be conducted or promoted by the Company is to engage in the following activities:

(i)                                     to hold title to passenger vehicles and light-duty trucks that are owned by the Member (the “Vehicles”) or any Affiliate of the Member;

(ii)                                  to execute, deliver and perform its obligations under the Basic Documents and any other agreement or instrument relating to the activity set forth in clause (i) above; and

(iii)                               to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Oklahoma that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

(b)                                 The Company, by or through any Member, Director or Officer on behalf of the Company, may enter into and perform its Obligations under the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of the Member or any Director or Officer notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation.  The foregoing authorization

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shall not be deemed a restriction on the powers of any Member, Director or Officer to enter into other agreements on behalf of the Company.

SECTION 7.                            Powers.  Subject to Section 8(j), the Company, and the Board of Directors and the Officers on behalf of the Company, (a) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 6, and (b) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

SECTION 8.                            Management.  (a)  Board of Directors.  Subject to Section 8(j), the business and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors designated by the Member.  Subject to Section 9, the Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board.  The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors, and subject in all cases to Section 9.  The initial number of Directors shall be four (4), two (2) of which shall be Independent Directors pursuant to Section 9.  Each Director elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation, expulsion or removal.  Each Director shall execute and deliver the Management Agreement.  Directors need not be a Member.  The initial Directors designated by the Member are listed on Schedule D hereto.

(b)                                 Powers.  Subject to Section 8(j), the Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise.  Subject to Section 6, the Board of Directors has the authority to bind the Company.

(c)                                  Meeting of the Board of Director.  The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Oklahoma.  Regular meetings of the Board may be held at such time and at such place as shall from time to time be determined by the Board.  Special meetings of the Board may be called by the President on not less than one day’s notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors.

(d)                                 Quorum; Acts of the Board.  At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board.  If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the

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case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

(e)                                  Electronic Communications.  Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.  If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(f)                                   Committees of Directors.  (i)  The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company.  The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(ii)                                  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(iii)                               Any such committee, to the extent provided in a resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.  Each committee shall keep regular minutes of its meetings and report the same, to the Board when required.

(g)                                  Compensation of Directors; Expenses.  The Board shall have the authority to fix the compensation of Directors.  The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director.  No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

(h)                                 Removal of Directors.  Unless otherwise restricted by law and subject to Section 9, any Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by the Member, and any vacancy caused by any such removal or expulsion may be filled by action of the Member.

(i)                                     Directors as Agents.  To the extent of their powers set forth in this Agreement and subject to Section 8(j), the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance

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with such powers set forth in this Agreement shall bind the Company.  Except as provided in this Agreement, a Director may not bind the Company.

(j)                                    Limitations on the Company’s Activities.

(i)                                     This Section 8(j) is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose entity”.

(ii)                                  The Member shall not, so long as any Note Obligation is outstanding, amend, alter, change or repeal the definition of “Independent Director” or Sections 5(c), 6, 7, 8, 9, 15, 19, 20, 21, 22, 23, 24, 25 or 30 or Schedule A of this Agreement without the unanimous written consent of the Board (including the Independent Directors).  Subject to this Section 8(j), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 30.

(iii)                               Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, neither the Member nor the Board nor any Officer nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Member and the Board (including the Independent Directors), to take any Material Action; provided, that, the Board may not vote on, or authorize the taking of, any Material Action unless there are at least two Independent Directors then serving in such capacity.

(iv)                              So long as any Note Obligation is outstanding, the Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, that, the Company shall not be required to preserve any such right or franchise if:  (1) the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company and (2) the Rating Agency Condition with respect to each Series of Notes is satisfied.  The Board also shall cause the Company to:

(A)                               maintain its own separate books and records and bank accounts;

(B)                               at all times hold itself out to the public and all other Persons as a legal entity separate from the Member and any other Person;

(C)                               have a Board of Directors separate from that of the Member and any other Person;

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(D)                               file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns, or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(E)                                except as contemplated by the Basic Documents, not commingle its assets with assets of any other Person;

(F)                                 conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

(G)                               maintain separate financial statements;

(H)                              pay its own liabilities only out of its own funds;

(I)                                   maintain an arm’s length relationship with its Affiliates and the Member;

(J)                                   pay the salaries of its own employees, if any;

(K)                              not hold out its credit or assets as being available to satisfy the obligations of others;

(L)                                allocate fairly and reasonably any overhead for shared office space;

(M)                            use separate invoices and checks;

(N)                               except as contemplated by the Basic Documents, not pledge its assets for the benefit of any other Person;

(O)                               correct any known misunderstanding regarding its separate identity;

(P)                                 maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

(Q)                               cause its Board of Directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Oklahoma limited liability company formalities; and

(R)                               not acquire any securities of the Member.

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Failure of the Company, or the Board on behalf of the Company, to comply with any of the foregoing covenants shall not affect the status of the Company as a separate legal entity or the limited liability of the Member, the Special Members, if any, and the Directors.

(v)                                 So long as any Note Obligation is outstanding, the Board shall not cause or permit the Company to:

(A)                               guarantee any obligation of any Person, including any Affiliate;

(B)                               engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 6, the Basic Documents or this Section 8(j);

(C)                               incur, create or assume any indebtedness other than the Obligations or as otherwise expressly permitted under the Basic Documents;

(D)                               make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person except as permitted by the Basic Documents;

(E)                                to the fullest extent permitted by law, engage in any consolidation, merger or asset sale other than such activities as are expressly permitted pursuant to any provision of the Basic Documents; or

(F)                                 form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).

SECTION 9.                            Independent Director.  As long as any Note Obligation is outstanding, the Member shall cause the Company at all times to have at least two Independent Directors who will be appointed by the Member.  To the fullest extent permitted by Section 2017 of the Act, the Independent Directors shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 8(j)(iii).  No resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until the successor Independent Director shall have accepted his or her appointment by a written instrument, which may be a counterpart signature page to the Management Agreement.  All right, power and authority of an Independent Director shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement.  No Independent Director shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

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SECTION 10.                     Officers.  (a)  Officers.  The initial Officers of the Company designated by the Member are listed on Schedule E hereto.  The additional or successor Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer.  The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers.  One or more Vice Presidents may be designated a Vice President, Fleet Operations.  Any number of offices may be held by the same person.  The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.  The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board.  The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board.  Any vacancy occurring in any office of the Company shall be filled by the Board.

(b)                                 President.  The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect.  The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except:  (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 6(b); (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company; and (iii) as otherwise permitted in Section 10(c).

(c)                                  Vice President.  In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(d)                                 Secretary and Assistant Secretary.  The Secretary shall be responsible for filing legal documents and maintaining records for the Company.  The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform

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the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(e)                                  Treasurer and Assistant Treasurer.  The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board.  The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer’s transactions and of the financial condition of the Company.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(f)                                   Officers as Agents.  The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to Section 8(j), the actions of the Officers taken in accordance with such powers shall bind the Company.

(g)                                  Duties of Board and Officers.  Except to the extent otherwise provided herein and as expressly modified by Section 9 hereof, in exercising his or her rights and performing his or her duties under this Agreement, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the Oklahoma General Corporation Act.

SECTION 11.                     Limited Liability.  Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Members, if any, nor any Director or Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member, Director or Officer of the Company.

SECTION 12.                     Capital Contributions.  The Member has made a capital contribution to the Company in the amount of $1,000, as listed on Schedule B attached hereto.  In accordance with Section 5(c), no Special Member shall be required to make any capital contributions to the Company.

SECTION 13.                     Additional Contributions.  The Member is not required to make any additional capital contribution to the Company.  However, the Member may make capital contributions to the Company at any time.  The provisions of this

9

Agreement, including this Section 13, are intended solely to benefit the Member and the Special Members, if any, and, to the fullest extent permitted by law, shall not be construed. as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Members, if any, shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.  All or any part of additional capital contributions may be returned to the Member subject to the terms of the Basic Documents.

SECTION 14.                     Allocation of Profits and Losses.  The Company’s profits and losses shall be allocated to the Member.

SECTION 15.                     Distributions.  Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be permitted or required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law or any Basic Document.

SECTION 16.                     Books and Records.  The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business.  The books of the Company shall at all times be maintained by the Board.  The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours.  The Company’s books of account shall be kept using the method of accounting determined by the Member.  The Company’s independent auditor, if any, shall be an independent public accounting fine selected by the Member.

SECTION 17.                     Reports.  (a)  The Board shall use diligent efforts to cause to be prepared and mailed to the Member, within 120 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year.

(i)                                     a balance sheet of the Company;

(ii)                                  an income statement of the Company for such fiscal year; and

(iii)                               a statement of the Member’s capital account.

(b)                                 The Board shall, after the end of each fiscal year, use diligent efforts to cause to be prepared and transmitted to the Member as promptly as possible any tax information as may be reasonably necessary to enable the Member to prepare their federal, state and local income tax returns, if any, relating to such fiscal year.

SECTION 18.                     Other Business.  The Member and any Affiliate of the Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others.  The

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Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

SECTION 19.                     Exculpation and Indemnification.  (a) Neither the Member nor a Special Member, if any, nor any Officer, Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member or a Special Member, if any (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b)                                 To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be, entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, that, any indemnity under this Section 19 by the Company shall be provided out of and to the extent of Company assets only, and no Member or Special Member, if any, shall have personal liability on account thereof; and provided further, that so long as any Note Obligation is outstanding no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 19 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

(c)                                  To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by any Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 19; provided, that, any such advance shall be subordinated to any amounts payable to any other Person pursuant to the Basic Documents.

(d)                                 Each Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters such Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets,

11

liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e)                                  To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person.  The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member and the Special Members to replace such other duties and liabilities of such Covered Person.

(f)                                   The foregoing provisions of this Section 19 shall survive any termination of this Agreement.

SECTION 20.                     Assignments.  The Member may assign in whole or in part its limited liability company interest in the Company.  Subject to Section 22, if a Member transfers all of its limited liability company interest in the Company pursuant to this Section 20, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company.  Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

SECTION 21.                     Resignation.  So long as any Note Obligation is outstanding, the Member may not resign, unless as additional member of the Company shall be admitted concurrently with or prior to such resignation to the Company, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  Upon its resignation in accordance with the requirements of this Section 21, the resigning Member shall cease to be a member of the Company.

SECTION 22.                     Admission of Additional Members.  One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided, however, that notwithstanding the foregoing, so long as any Note Obligation remains outstanding, no additional or substitute Member may be admitted to the Company pursuant to Sections 20, 21 or 22 unless the Rating Agency Condition with respect to each Series of Notes is satisfied.

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SECTION 23.                     Dissolution.  (a) Subject to Section 8(j), the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following:  (i) the termination of the legal existence of the last remaining member or the occurrence of any other event which terminates the continued membership of the last remaining member in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act, or (ii) the entry of a decree of judicial dissolution under Section 2038 of the Act.  Upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company, and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member of the Company in the Company.

(b)                                 Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member, if any, shall not cause the Member or any Special Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

(c)                                  Notwithstanding any other provision of this Agreement, each of the Member and Special Members, if any, waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or any Special Member, or the occurrence of an event that causes the Member or any Special Member to cease to be a member of the Company.

(d)                                 In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 2040 of the Act.

(e)                                  The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and Obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement, and (ii) the Articles of Organization shall have been canceled in the manner required by the Act.

SECTION 24.                     Waiver of Partition; Nature of Interest.  Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and Special Member, if any, hereby irrevocably waives any right or power that the Member or Special Member, if any, might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or

13

termination of the Company.  The Member shall not have any interest in any specific assets of the Company, and neither Member shall have the status of a creditor with respect to any distribution pursuant to Section 15 hereof.  The interests of the Member in the Company is personal property.

SECTION 25.                     Benefits of Agreement; No Third Party Rights.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or the Special Members, if any, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person, except as provided in Section 28.

SECTION 26.                     Severability of Provisions.  Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

SECTION 27.                     Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

SECTION 28.                     Binding Agreement.  Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 6, 7, 8, 9, 19, 20, 21, 22, 23, 25, 28 and 30, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by each Independent Director, in accordance with its terms.  In addition, the Independent Directors shall be intended beneficiaries of this Agreement.

SECTION 29.                     Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Oklahoma (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

SECTION 30.                     Amendments.  Subject to Section 8(j), this Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.  Notwithstanding anything to the contrary in this Agreement, so long as any Note Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended unless the Rating Agency Condition with respect to each Series of Notes is satisfied except:  (i) to cure any ambiguity, or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the other Basic Documents.

SECTION 31.                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

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SECTION 32.                     Notices.  Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto, and (c) in the case of either of the foregoing at such other address as may be designated by written notice to the other party.

SECTION 33.                     Tax Matters.  It is intended that the Company will not be an “association” for U.S. Federal income tax purposes.  The President, Treasurer, Secretary, any Assistant Treasurer, any Vice President, or any Assistant Secretary of the Company is hereby authorized to file any election on IRS Form 8832 or successor form, or similar form under state or local law, that is necessary to treat the Company as an entity other than an association for tax purposes.

15

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this First Amended and Restated Limited Liability Company Agreement as of the          day of                       , 20    .

MEMBER:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation

By:
Name:
Title:

INDEPENDENT DIRECTOR/SPECIAL MEMBER:

By:
[ ]

INDEPENDENT DIRECTOR/SPECIAL MEMBER:

By:
[ ]

16

SCHEDULE A

Definitions

A.                                    Definitions

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Act” has the meaning set forth in the preamble to this Agreement.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person.

“Agreement” means this First Amended and Restated Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

“Articles of Organization” means the Articles of Organization of the Company filed with the Secretary of State of the State of Oklahoma on                       , 20    , as amended or amended and restated from time to time.

“Assignment” has the meaning set forth in the preamble to this Agreement.

“Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 60 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 60 days after the expiration of any such stay, the appointment is not vacated The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankrupt” set forth in Section 2001(2) of the Act.

1

“Basic Documents” means this Agreement, the Management Agreement, the Nominee Agreement, and all documents, agreements and certificates delivered in connection therewith.

“Board” or “Board of Directors” means the Board of Directors of the Company.

 “Company” means Rental Car Finance LLC, an Oklahoma limited liability company.

“Control” means the possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise.  “Controlling” and “Controlled” shall have correlative meanings.  Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Covered Persons” has the meaning set forth in Section 19(a).

“Directors” means the Persons elected or appointed to the Board of Directors from time to time by the Member, including the Independent Directors.  A Director is hereby designated as a “manager” of the Company within the meaning of Section 2001(13) of the Act.

“DTAG” means Dollar Thrifty Automotive Group, Inc., a Delaware corporation and its successors.

 “HVF” means Hertz Vehicle Financing LLC, a Delaware limited liability company, and its successors.

“Indenture” means the Fourth Amended and Restated Base Indenture, executed as of October [29], 2013, between HVF and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, restated or supplemented or otherwise modified from time to time.

“Independent Director” means a director who is not currently and has not been during the five years prior to his or her appointment as Independent Director (a) a director, officer, employee, Affiliate, franchisee, major customer or major supplier of Hertz or any of its Affiliates (other than in his or her capacity as Independent Director hereunder or with respect to any special purpose vehicle Affiliate), (b) any Person owning beneficially, directly or indirectly, any outstanding shares of common stock of Hertz or any of its Affiliates or (c) a director, officer, employee, member, partner or member of the immediate family of, or a Person otherwise owning a direct or indirect ownership interest in, any Person described in clauses (a) or (b).  The terms “major customer” and “major supplier” shall mean a Person who is a customer or supplier,

2

respectively, of Hertz or any of Hertz’s Affiliates and who conducts business with Hertz or any of its Affiliates to such a significant extent as would reasonably be expected to influence the decisions of such Person or any Person described in clause (c) with respect to such Person, in any such case, in his or her capacity as a director of Hertz or any of its Affiliates (including the Company).

“Management Agreement” means the agreement of the Directors substantially in the form attached hereto as Schedule C.  The Management Agreement shall be deemed incorporated into, and a part of, this Agreement.

“Material Action” means to consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company, or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to, encourage, or cooperate with, the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve, terminate or liquidate the Company.

“Member” means DTAG, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in their capacity as a member of the Company; provided, that, the term “Member” shall not include any Special Member.

“Nominee Agreement” means the Vehicle Title Nominee Agreement, dated as of                   , 20    , among Hertz, as nominee servicer, HVF, as a nominating party, the Company and The Bank of New York Mellon Trust Company, N.A., as collateral agent, as amended, restated, modified or supplemented from time to time in accordance with its terms.

“Note Obligations” shall mean the indebtedness, liabilities and obligations of HVF under or in connection with the Indenture, the Basic Documents or any related agreement in effect as of any date of determination.

“Notes” means notes issued by HVF pursuant to the Indenture.

“Obligations” shall mean the indebtedness, liabilities and obligations of the Company under or in connection with this Agreement, the other Basic Documents or any related document in effect as of any date of determination.

“Officer” means an officer of the Company described in Section 10.

3

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited partnership, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“Rating Agency Condition” with respect to any Series of Notes, has the meaning set forth in the applicable Series Supplement.

“Series” means any series of Notes issued by HVF.

“Series Supplement” means a supplement to the Indenture that authorizes a particular Series of Notes.

“Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 5(c), any person acting as an Independent Director, in such person’s capacity as a member of the Company.  A Special Member shall only have the rights and duties expressly set forth in this Agreement.

“Vehicles” has the meaning set forth in Section 6 of this Agreement.

B.                                    Rules of Construction

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms.  The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.”  The terms “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision.  The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement.  All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

4

SCHEDULE B

Members

Name	Mailing Address	Agreed Value of Capital Contribution	Membership Interest
Dollar Thrifty Automotive Group, Inc.	5330 East 31st Street Tulsa, Oklahoma 74135	$1,000	100%

5

SCHEDULE C

Management Agreement

[                            ], 20

For good and valuable consideration, each of the undersigned persons, who have been designated as directors of Rental Car Finance LLC, an Oklahoma limited liability company (the “Company”), in accordance with the First Amended and Restated Limited Liability Company Agreement of the Company, dated as of                     , 20     as it may be amended or restated from time to time (the “LLC Agreement”), hereby agree as follows:

1.  Each of the undersigned accepts such person’s rights and authority as a Director (as defined in the LLC Agreement) under the LLC Agreement and agrees to perform and discharge such person’s duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such person’s successor as a Director is elected and qualified or until such person’s resignation or removal as a Director in accordance with the LLC Agreement Each of the undersigned agrees and acknowledges that it has been designated as a “manager” of the Company within the meaning of the Oklahoma Limited Liability Company Act.

2.  So long as any Note Obligation (as defined in the LLC Agreement) is outstanding, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

3.  This Management Agreement hereby replaces that certain Management Agreement of the Company, dated as of                         , 20    , by and among the Company, [                            ], [                            ], [                            ] and [                            ].

4.  THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

1

This Management Agreement may be executed in any number of counterparts, each of which shall, be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.

[ ]

[ ]

[ ]

[ ]

2

SCHEDULE D

Directors

1.  [                            ]

2.  [                            ]

3.  [                            ]

4.  [                            ]

1

SCHEDULE E

Officers

1.	Executive Vice President and Secretary	[ ]

2.	Vice President	[ ]

3.	Assistant Treasurer	[ ]

4.	Assistant Treasurer	[ ]

5.	Assistant Treasurer	[ ]

6.	Assistant Secretary	[ ]

7.	Assistant Secretary	[ ]

8.	Assistant Secretary	[ ]

9.	Assistant Secretary	[ ]

10.	Assistant Secretary	[ ]

11.	Assistant Secretary	[ ]

12.	Assistant Secretary	[ ]

13.	Assistant Secretary	[ ]

14.	Assistant Secretary	[ ]

15.	Assistant Secretary	[ ]

16.	Assistant Secretary	[ ]

17.	Assistant Secretary	[ ]

1

Schedule I to:

A&R HVF Series 2013-G1 Supplement & A&R HVF Series 2013-G1 Lease

SCHEDULE I

“10-K Report” has the meaning specified in Section 7.5(a) of the Series 2013-G1 Lease.

“10-Q Report” has the meaning specified in Section 7.5(b) of the Series 2013-G1 Lease.

“Accumulated Depreciation” means, with respect to any Lease Vehicle, as of any date of determination:

(a)           the sum of:

(i)          all Monthly Base Rent with respect to such Lease Vehicle paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2013-G1 Lease on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs,

(ii)         the Final Base Rent with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2013-G1 Lease on or prior to the Payment Date occurring in the calendar month immediately following such date,

(iii)        the Pre-VOLCD Program Vehicle Depreciation Amount with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2013-G1 Lease on or prior to the Payment Date occurring in the calendar month immediately following such date,

(iv)        all Redesignation to Non-Program Amounts with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2013-G1 Lease on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs, and

(v)         the Program Vehicle Depreciation Assumption True-Up Amount with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2013-G1 Lease by the applicable Lessee on or prior to the Payment Date occurring in the calendar month immediately following such date; minus

(b)           the sum of all Redesignation to Program Amounts with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Series 2013-G1 Lease by the Lessor on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs.

“Additional Lessee” has the meaning specified the Preamble of the Series 2013-G1 Lease.

“Additional Spread Percentage” means, as of any date of determination, the greater of 1.00% or such other percentage as the Lessor and the Lessees may from time to time agree in writing shall be the Additional Spread Percentage, as evidenced by and in effect from the date of delivery of a copy of such writing duly executed by the Lessor and the Lessees to the Trustee and the Servicer.

“Advance” has the meaning specified in Section 2.2(a) of the Series 2013-G1 Supplement.

“Advantage Sublease” means that certain Master Motor Vehicle Operating Sublease Agreement, dated as of December 12, 2012, by and between Hertz, as lessor, and Simply Wheelz LLC, a Delaware limited liability company, d/b/a Advantage Rent A Car, as lessee.

“Affiliate” means, with respect to any specified Person, another Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.  For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.

“Affiliate Joinder in Lease” has the meaning specified in Section 12.1 of the Series 2013-G1 Lease.

“Aggregate Group I Principal Amount” has the meaning specified in the HVF II Group I Supplement.

“Alternative Lease Lessee” means any “Lessee” under and as defined in any other Segregated Series Lease.

“Annual Series 2013-G1 Noteholder Tax Statement” has the meaning specified in Section 5.2(a) of the Series 2013-G1 Supplement.

“Assumed Remaining Holding Period” means, as of any date of determination and with respect to any Lease Vehicle that is a Series 2013-G1 Non-Program Vehicle as of such date, the greater of (a) the number of months remaining from such date until the then-expected Disposition Date of such Lease Vehicle, as estimated by the Lessor (or its designee) on such date in its sole and absolute discretion and (b) 1.

“Assumed Residual Value” means, as of any date of determination and with respect to any Lease Vehicle that is a Series 2013-G1 Non-Program Vehicle as of such date, the proceeds expected to be realized upon the disposition of such Lease Vehicle, as estimated by the Lessor (or its designee) on such date in its sole and absolute discretion.

“Authorized Officer” means, as to Hertz or any of its Affiliates, any of (i) the President, (ii) the Chief Financial Officer, (iii) the Treasurer, (iv) any Assistant Treasurer, or (v) any Vice President in the tax, legal or treasury department, in each case of Hertz or such Affiliate, as applicable.

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“Bankruptcy Code” means The Bankruptcy Reform Act of 1978.

“Base Indenture” has the meaning specified in the Preamble of the Series 2013-G1 Supplement.

“Base Rent” means, Monthly Base Rent and Final Base Rent, collectively.

“Basic Lease Vehicle Information” means the following terms specified by a Lessee in a Lease Vehicle Acquisition Schedule pursuant to Section 2.1(a) of the Series 2013-G1 Lease:  a list of the vehicles such Lessee desires to be made available by the Lessor to such Lessee for lease as “Lease Vehicles”, and, with respect to each such vehicle, the VIN, make, model, model year, and requested lease commencement date of each such vehicle.

“BBA Libor Rates Page” shall mean the display designated as Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Servicer from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits are offered by leading banks in the London interbank market).

“Blackbook Guide” means the Black Book Official Finance/Lease Guide.

“Beneficiary” has the meaning specified in the Collateral Agency Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York.

“Capitalized Cost” means, as of any date of determination,

(a)           with respect to any Lease Vehicle that is a Series 2013-G1 Non-Program Vehicle as of its most recent Vehicle Operating Lease Commencement Date,

(i)            if such Lease Vehicle was initially purchased as a new vehicle by HVF or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) days or less after the date of the delivery of such Lease Vehicle to HVF or such Affiliate by such third party, then the lesser of (X) the gross cash payments made to such unaffiliated third party in connection with such initial purchase of such Lease Vehicle, and (Y) the MSRP of such Lease Vehicle as of the date of such initial purchase, if known by the Servicer (after reasonable investigation by the Servicer);

(ii)           if such Lease Vehicle was initially purchased as a used vehicle by HVF or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) or less days after the date of the delivery of such Lease Vehicle to HVF or such Affiliate by such third party, then the gross cash payments made to such unaffiliated third party in connection with such initial purchase of such Lease Vehicle;

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(iii)          if such Lease Vehicle (unless such Lease Vehicle is an Inter-Group Transferred Vehicle) was initially purchased by HVF or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs more than thirty-six (36) days after the date of the delivery of such Lease Vehicle to HVF or such Affiliate by such third party, then the Market Value of such Lease Vehicle as of the date of such Vehicle Operating Lease Commencement Date; and

(iv)          if such Lease Vehicle is an Inter-Group Transferred Vehicle and was initially purchased by HVF or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs more than thirty-six (36) days after the date of the delivery of such Lease Vehicle to HVF or such Affiliate by such third party, then the lesser of (A) the Legacy FMV of such Lease Vehicle and (B) the Legacy NBV of such Lease Vehicle; and

(b)           with respect to any Lease Vehicle that is a Series 2013-G1 Program Vehicle as of its most recent Vehicle Operating Lease Commencement Date,

(i)            if such Lease Vehicle was initially purchased as a new vehicle by HVF or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) days or less after the date of the delivery of such Lease Vehicle to HVF or such Affiliate by such third party, then the Maximum Repurchase Price with respect to such Lease Vehicle;

(ii)           if (X) such Lease Vehicle was initially purchased as a used vehicle by HVF or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) days or less after date of the delivery of such Lease Vehicle to HVF or such Affiliate by such third party and (Y) no Depreciation Charges have accrued or been applied prior to the date of such initial purchase with respect to such Lease Vehicle under its Series 2013-G1 Manufacturer Program, then the Maximum Repurchase Price with respect to such Lease Vehicle;

(iii)          if (X) such Lease Vehicle was initially purchased as a used vehicle by HVF or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs thirty-six (36) or less days after the date of the delivery of such Lease Vehicle to HVF or such Affiliate by such third party and (Y) Depreciation Charges have accrued or been applied prior to the date of such initial purchase with respect to such Lease Vehicle under its Series 2013-G1 Manufacturer Program, then the amount the Manufacturer of such Lease Vehicle would be obligated to pay for such Lease Vehicle under the terms of such Series 2013-G1 Manufacturer Program (assuming no minimum holding period would apply with respect to such Lease Vehicle) if such Lease Vehicle were returned to such Manufacturer on the last day of the calendar month prior to the month in which such Lease Vehicle’s Vehicle Operating Lease Commencement Date occurs; and

(iv)          if such Lease Vehicle was initially purchased by HVF or an Affiliate thereof from an unaffiliated third party and such Vehicle Operating Lease Commencement Date occurs more than thirty-six (36) days after the date of the delivery

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of such Lease Vehicle to HVF or such Affiliate by such third party, then the excess of (A) the amount the Manufacturer of such Lease Vehicle would be obligated to pay for such Lease Vehicle under the terms of such Series 2013-G1 Manufacturer Program (assuming no minimum holding period would apply with respect to such Lease Vehicle) if such Lease Vehicle were returned to such Manufacturer on the first day of the calendar month in which such Lease Vehicle’s Vehicle Operating Lease Commencement Date occurs over (B) the amount of depreciation scheduled to accrue under the Series 2013-G1 Manufacturer Program for such Lease Vehicle for the calendar month in which such Vehicle Operating Lease Commencement Date occurs, pro rated for the portion of such calendar month occurring from and including such first day of such calendar month to but excluding such Vehicle Operating Lease Commencement Date.

“Casualty” means, with respect to any Series 2013-G1 Eligible Vehicle, that:

(a) such Series 2013-G1 Eligible Vehicle is destroyed, seized or otherwise rendered permanently unfit or unavailable for use, or

(b) such Series 2013-G1 Eligible Vehicle is lost or stolen and is not recovered for 180 days following the occurrence thereof.

“Casualty Payment Amount” means, with respect to any Lease Vehicle that suffers a Casualty or becomes an Ineligible Vehicle, the result of (a) the Net Book Value of such Lease Vehicle as of the later of (i) such Lease Vehicle’s Vehicle Operating Lease Commencement Date and (ii) the first day of the calendar month in which such Lease Vehicle became a Casualty or became an Ineligible Vehicle minus (b) the Final Base Rent for such Lease Vehicle.

“Certificate of Title” means, with respect to any Vehicle, the certificate of title or similar evidence of ownership applicable to such Vehicle duly issued in accordance with the certificate of title act or other applicable statute of the jurisdiction applicable to such Vehicle as determined by the Servicer, the Nominee Servicer or the Collateral Servicer, as applicable.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time and any successor statute of similar import, in each case as in effect from time to time.  References to sections of the Code also refer to any successor or replacement sections.

“Collateral Account” means a “Collateral Account” (as such term is defined in Section 2.5(a) of the Collateral Agency Agreement) into which amounts relating to Series 2013-G1 Segregated Vehicle Collateral are deposited pursuant to the terms of the Collateral Agency Agreement.

“Collateral Agency Agreement” means the Fourth Amended and Restated Collateral Agency Agreement, dated as of November 25, 2013, by and among HVF, as grantor, HGI, as grantor, DTG, as grantor, Hertz as grantor and collateral servicer, the Collateral Agent, as secured party, and those various “Additional Grantors”, “Financing Sources” and “Beneficiaries” from time to time party thereto.

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“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral agent under the Collateral Agency Agreement.

“Collateral Servicer” has the meaning specified in the Collateral Agency Agreement.

“Company Order” and “Company Request” means a written order or request signed in the name of HVF by any one of its Authorized Officers and delivered to the Trustee.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any material portion of its properties is bound or to which it or any material portion of its properties is subject.

“Controlled Group” means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade or business that is, along with such Person, a member of a controlled group of corporations or a controlled group of trades or businesses as described in Sections 414(b) and (c), respectively, of the Code.

“Corporate Trust Office” shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Series 2013-G1 Note is located at 2 North LaSalle, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Administration—Structured Finance, or at any other time at such other address as the Trustee may designate from time to time by notice to the Series 2013-G1 Noteholder and HVF.

“Court” has the meaning specified in Section 2(b) of the Series 2013-G1 Lease.

“Decrease” has the meaning specified in Section 2.4(a) of the Series 2013-G1 Supplement.

“Depreciation Charge” means, as of any date of determination, with respect to any Lease Vehicle that is a:

(a) Series 2013-G1 Non-Program Vehicle as of such date, an amount at least equal to the greatest of:

(i) 1.0%, or such lower percentage in respect of which the Rating Agency Condition has been satisfied as of such date, in each case of the Capitalized Cost of such Lease Vehicle as of such date,

(ii) (x) the excess, if any, of the Net Book Value of such Lease Vehicle over the Assumed Residual Value of such Lease Vehicle, in each case as of such date, divided by (y) the Assumed Remaining Holding Period with respect to such Lease Vehicle, as of such date, and

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(iii) such higher percentage of the Capitalized Cost of such Lease Vehicle as of such date, selected by the Lessor in its sole and absolute discretion, that would cause the weighted average of the “Depreciation Charges” (weighted by Net Book Value as of such date) with respect to all Lease Vehicles that are Series 2013-G1 Non-Program Vehicles as of such date to be equal to or greater than 1.25%, or such lower percentage in respect of which the Rating Agency Condition has been satisfied as of such date, of the aggregate Capitalized Costs of such Lease Vehicles as of such date,

(b) Series 2013-G1 Program Vehicle and such date occurs during the Estimation Period for such Lease Vehicle, if any, the Initially Estimated Depreciation Charge with respect to such Lease Vehicle, as of such date, and

(c) Series 2013-G1 Program Vehicle and such date does not occur during the Estimation Period, if any, for such Lease Vehicle, the depreciation charge (expressed as a monthly dollar amount) set forth in the related Series 2013-G1 Manufacturer Program for such Lease Vehicle for such date.

“Depreciation Record” has the meaning specified in Section 4.1 of the Series 2013-G1 Lease.

“Determination Date” means the date five (5) Business Days prior to each Payment Date.

“Disposition Date” means, with respect to any Series 2013-G1 Eligible Vehicle:

(i)            if such Series 2013-G1 Eligible Vehicle was returned to a Manufacturer for repurchase pursuant to a Series 2013-G1 Repurchase Program, the Turnback Date with respect to such Series 2013-G1 Eligible Vehicle;

(ii)           if such Series 2013-G1 Eligible Vehicle was subject to a Series 2013-G1 Guaranteed Depreciation Program and not sold to any third party prior to the Series 2013-G1 Backstop Date with respect to such Series 2013-G1 Eligible Vehicle, the Series 2013-G1 Backstop Date with respect to such Series 2013-G1 Eligible Vehicle;

(iii)          if such Series 2013-G1 Eligible Vehicle was sold to any Person (other than to the Manufacturer thereof pursuant to such Series 2013-G1 Manufacturer’s Series 2013-G1 Manufacturer Program) the date on which the proceeds of such sale are deposited in the Series 2013-G1 Collection Account or the Series 2013-G1 HVF Segregated Exchange Account; and

(iv)          if such Series 2013-G1 Eligible Vehicle becomes a Casualty or an Ineligible Vehicle (other than as a result of a sale thereof that would be included in any of clause (i) through (iii) above), the day on which such Series 2013-G1 Eligible Vehicle suffers a Casualty or becomes an Ineligible Vehicle.

“Disposition Proceeds” means, with respect to each Series 2013-G1 Non-Program Vehicle, the net proceeds from the sale or disposition of such Series 2013-G1 Non-Program

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Vehicle to any Person (other than any portion of such proceeds payable by the Lessee thereof pursuant to the Series 2013-G1 Lease).

“Dollar” and the symbol “$” mean the lawful currency of the United States.

“DTG” means DTG Operations, Inc., an Oklahoma corporation.

“Due Date” means, with respect to any payment due from a Series 2013-G1 Manufacturer or auction dealer in respect of a Series 2013-G1 Program Vehicle turned back for repurchase or sale pursuant to the terms of the related Series 2013-G1 Manufacturer Program, the ninetieth (90th) day after the Disposition Date for such Series 2013-G1 Eligible Vehicle.

“Early Program Return Payment Amount” means, with respect to each Payment Date and each Lease Vehicle that:

(a) was a Series 2013-G1 Program Vehicle as of its Turnback Date,

(b) the Turnback Date for which occurred during the Related Month with respect to such Payment Date, and

(c) the Turnback Date for which occurred prior to the Minimum Program Term End Date for such Lease Vehicle,

an amount equal to the excess, if any, of (i) the Net Book Value of such Lease Vehicle (as of its Turnback Date) over (ii) the Series 2013-G1 Repurchase Price received or receivable with respect to such Lease Vehicle (or that would have been received but for a Series 2013-G1 Manufacturer Event of Default, as applicable).

“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Series 2013-G1 Qualified Trust Institution or (b) a separately identifiable deposit or securities account established with a Series 2013-G1 Qualified Institution.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time.  References to sections of ERISA also refer to any successor sections.

“Escrow Agent” has the meaning specified in Section 1.01 of the Escrow Agreement.

“Escrow Agreement” means the Third Amended and Restated Escrow Agreement, dated as of the November 25, 2013, among the Escrow Agent, the Intermediary, Hertz, HVF and HGI, as amended, modified or supplemented from time to time in accordance with its terms, or any replacement escrow agreement entered into pursuant to Section 5.01(e) of such escrow agreement (or the comparable provision of a replacement escrow agreement).

“Estimation Period” means, with respect to any Lease Vehicle that is a Series 2013-G1 Program Vehicle with respect to which the applicable depreciation charge set forth in the related Series 2013-G1 Manufacturer Program for such Lease Vehicle has not been recorded

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in the Lessor’s or its designee’s computer systems or has been recorded in such computer systems, but has not been applied to such Series 2013-G1 Program Vehicle therein, the period commencing on such Lease Vehicle’s Vehicle Operating Lease Commencement Date and terminating on the date such applicable depreciation charge has been recorded in the Lessor’s or its designee’s computer systems and applied to such Series 2013-G1 Program Vehicle therein.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:

(a)           a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b)           such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

(c)           the board of directors of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchanges” has the meaning specified in the Master Exchange Agreement.

“FDIC” means the Federal Deposit Insurance Corporation.

“Final Base Rent” has the meaning specified in Section 4.3 of the Series 2013-G1 Lease.

“Financial Assets” has the meaning specified in Section 4.1(a) of the Series 2013-G1 Supplement.

“Financing Source” has the meaning specified in the Collateral Agency Agreement.

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“Fitch” means Fitch Ratings, Inc.

“Franchisee Sublease Contractual Criteria” means, with respect to the sublease of Lease Vehicles by a Lessee to a franchisee, the related sublease:

(a)         states in writing that it is subject to the terms and conditions of the Series 2013-G1 Lease and is subject and subordinate in all respects to the Series 2013-G1 Lease;

(b)         requires that the Lease Vehicles subleased under such sublease may only be used in furtherance of the business contemplated by any applicable franchise or license agreement entered into by the sublessee;

(c)          other than renting such subleased Lease Vehicles to customers in the ordinary course of such franchisee’s business, prohibits such franchisee from subleasing such Lease Vehicles or otherwise assigning any of its rights with respect to such Lease Vehicles or assigning any of its rights or obligations in, to or under such sublease;

(d)         does not permit the termination date for such subleased Lease Vehicles under such sublease to exceed the Maximum Termination Date with respect to such Lease Vehicle under the Series 2013-G1 Lease;

(e)          limits such franchisee’s use of such subleased Lease Vehicles to primarily in the United States, with limited use in Canada and Mexico (which will include all normal course movements of vehicles across borders in connection with customer rentals and following any such movements until convenient to return such Lease Vehicles to the United States, in each case in the franchisee’s course of business);

(f)           requires such franchisee to report the location of such subleased Lease Vehicles no less frequently than weekly and grant inspection rights to the applicable Lessee upon reasonable request of such Lessee;

(g)          prohibits such franchisee from using any such subleased Lease Vehicles in violation of any laws or regulations or contrary to the provisions of any applicable insurance policy;

(h)         contains an express acknowledgement and agreement from such franchisee that each such subleased Lease Vehicle is at all times the property of the Lessor and that such franchisee acquires no right, title or interest in or to such Lease Vehicle except a leasehold interest with respect to such subleased Lease Vehicle, subject to the Series 2013-G1 Lease;

(i)             allows the Lessor or such Lessee, upon the occurrence of an event of default pursuant to such sublease, to enter the premises where such subleased Lease Vehicles may be located and take possession of such subleased Lease Vehicles;

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(j)            contains an express covenant from such franchisee that prior to the date that is one year and one day after the payment of the latest maturing HVF II Group I Note, it will not institute against or join with any other Person in instituting against the Lessor, HVF II, the Nominee or the Intermediary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;

(k)         states that such sublease shall terminate upon the termination of the Series 2013-G1 Lease; and

(l)             requires that the Lease Vehicles subleased under such sublease must primarily be used in in the course of the applicable franchisee’s daily car rental business.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the Accounting Codification Standards issued by the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

“Grantor Supplement” has the meaning specified in the Collateral Agency Agreement.

“Guaranteed Obligations” has the meaning specified in Section 11.1 of the Series 2013-G1 Lease.

“Guarantor” has the meaning specified in the Preamble of the Series 2013-G1 Lease.

“Guaranty” has the meaning specified in Section 11.1 of the Series 2013-G1 Lease.

“HERC” means Hertz Equipment Rental Corporation, a wholly owned subsidiary of Hertz.

“Hertz” means The Hertz Corporation, a Delaware corporation.

“Hertz Vehicles LLC” means Hertz Vehicles LLC, a Delaware limited liability company.

“HGI” means Hertz General Interest LLC, a Delaware limited liability company.

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“HVF” means Hertz Vehicle Financing LLC, a Delaware limited liability company.

“HVF II” has the meaning specified in the Preamble of the Series 2013-G1 Supplement.

“HVF II Agreements” means the HVF II Group I Indenture, the HVF II Group I Series Supplements and any other agreements relating to the issuance of any HVF II Series of Group I Notes to which HVF II is a party.

“HVF II Aggregate Group I Leasing Company Note Principal Amount” means “Aggregate Group I Leasing Company Note Principal Amount” as defined in the HVF II Group I Supplement.

“HVF II Aggregate Group I Principal Amount” means “Aggregate Group I Principal Amount” as defined in the HVF II Group I Supplement.

“HVF II Amortization Event” means, with respect to any HVF II Series of Group I Notes, an “Amortization Event” as defined in the HVF II Group I Supplement or the HVF II Group I Series Supplement with respect to such HVF II Series of Group I Notes.

“HVF II Base Indenture” means the Amended and Restated Base Indenture, dated as of October 31, 2014, between HVF II and The Bank of New York Mellon Trust Company, N.A., as trustee.  The term “HVF II Base Indenture” shall not include any “Group Supplement” (as defined in the HVF II Base Indenture) or “Series Supplement” (as defined in the HVF II Base Indenture).

“HVF II General Partner” means HVF II GP Corp., a Delaware corporation.

“HVF II Group I Aggregate Asset Amount Deficiency” means “Group I Aggregate Asset Amount Deficiency” as defined in the HVF II Group I Supplement.

“HVF II Group I Collection Account” means the “Group I Collection Account” as defined in the HVF II Group I Supplement.

“HVF II Group I Indenture” means the HVF II Base Indenture together with the HVF II Group I Supplement.

“HVF II Group I Leasing Company Note” means “Group I Leasing Company Note” as defined in the HVF II Group I Supplement.

“HVF II Group I Liquidation Event” means any one of the events with respect to any HVF II Series of Group I Notes defined as a “Group I Liquidation Event” in the related HVF II Group I Series Supplement.

“HVF II Group I Noteholder” means “Group I Noteholder” as defined in the HVF II Group I Supplement.

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“HVF II Group I Notes” means “Group I Notes” as defined in the HVF II Group I Supplement.

“HVF II Group I Rating Agency Condition” means “Rating Agency Condition” as defined in the HVF II Group I Supplement.

“HVF II Group I Required Noteholders” means “Group I Required Noteholders” as defined in the HVF II Group I Supplement.

“HVF II Group I Series Supplement” means a supplement to the HVF II Group I Supplement complying (to the extent applicable) with the terms of Section 2.3 of the HVF II Group I Supplement pursuant to which an HVF II Series of Group I Notes is issued.

“HVF II Group I Supplement” means that certain Amended and Restated Group I Supplement, dated as of October 31, 2014 by and between HVF II and The Bank of New York Mellon Trust Company, N.A., as trustee.  The term “HVF II Group I Supplement” shall not include any “Series Supplement” (as defined in the HVF II Base Indenture).

“HVF II Potential Amortization Event” means, with respect to any HVF II Series of Group I Notes, a “Potential Amortization Event” as defined in the HVF II Group I Supplement or the HVF II Group I Series Supplement with respect to such HVF II Series of Group I Notes.

“HVF II Principal Amount” means “Principal Amount” as defined in the HVF II Group I Supplement.

“HVF II Required Series Noteholders” means “Required Series Noteholders” as defined in the HVF II Group I Supplement.

“HVF II Requisite Group I Investors” means “Requisite Group I Investors” as defined in the HVF II Group I Supplement.

“HVF II Series of Group I Notes” means each HVF II Series of Group I Notes issued and authenticated pursuant to the HVF II Group I Indenture and the applicable HVF II Group I Series Supplement.

“HVF II Trustee” means the “Trustee” under and as defined in the HVF II Base Indenture.

“HVF POA Revocation Party” has the meaning specified in the Nominee Agreement.

“HVF Series 2013-1 Supplement” means that certain Series Supplement to the Base Indenture, dated as of January 23, 2013, by and between HVF and the Trustee, without giving effect to any amendments, modifications or supplements entered into after January 23, 2013.

“Independent Director” has the meaning specified in the HVF II Base Indenture.

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“Ineligible Vehicle” means, as of any date of determination, a passenger automobile, van or light-duty truck that is owned by HVF and leased by HVF to any Lessee pursuant to the Series 2013-G1 Lease that is not a Series 2013-G1 Eligible Vehicle as of such date.

“Initially Estimated Depreciation Charge” means, with respect to any Lease Vehicle that is a Series 2013-G1 Program Vehicle, as of any date of determination during the Estimation Period for such Lease Vehicle, the monthly depreciation charge (expressed as a monthly dollar amount), if any, for such Lease Vehicle reasonably estimated by the Lessor (or its designee) as of such date.

“Inspection Period” has the meaning specified in Section 2.1(d) of the Series 2013-G1 Lease.

“Inter-Group Transferred Vehicle” means any Lease Vehicle that, immediately prior to its Vehicle Operating Lease Commencement Date, was owned by HVF and leased by HVF to an Affiliate thereof pursuant to a lease other than the Series 2013-G1 Lease.

“Inter-Lease Reallocation Schedule” has the meaning specified in Section 2.2(a) of the Series 2013-G1 Lease.

“Inter-Lease Vehicle Reallocation” has the meaning specified in Section 2.2(a) of the Series 2013-G1 Lease.

“Inter-Lease Vehicle Reallocation Effective Date” has the meaning specified in Section 2.2(a) of the Series 2013-G1 Lease.

“Intermediary” means the Person acting in the capacity of Qualified Intermediary pursuant to the Master Exchange Agreement.

“Intra-Lease Lessee Transfer Schedule” has the meaning specified in Section 2.2(b) of the Series 2013-G1 Lease.

“Investment Property” has the meaning specified in Section 9-102(a)(49) of the applicable UCC.

“Issuer’s Share” means with respect to the Series 2013-G1 Note on any date of determination, a fraction expressed as a percentage, the numerator of which is equal to the outstanding principal of such Series 2013-G1 Note and the denominator of which is equal to the aggregate outstanding principal amount of all HVF II Group I Leasing Company Notes, each as of such date of determination.

“Joinder” has the meaning specified in Annex A of the Series 2013-G1 Lease.

“Joinder Date” has the meaning specified in Annex A of the Series 2013-G1 Lease.

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“Lease Material Adverse Effect” means, with respect to any party to the Series 2013-G1 Lease and any occurrence, event or condition applicable to such party:

(i)                    a material adverse effect on the ability of such party to perform its obligations under the Series 2013-G1 Lease, the Series 2013-G1 Supplement or the Collateral Agency Agreement (solely as the Collateral Agency Agreement applies to the Series 2013-G1 HVF Segregated Liened Vehicle Collateral granted thereunder);

(ii)                   a material adverse effect on the Lessor’s beneficial ownership interest in the Lease Vehicles or on the ability of the Lessor to grant a Lien on any after-acquired property that would constitute Series 2013-G1 Collateral;

(iii)                  a material adverse effect on the validity or enforceability of the Series 2013-G1 Lease; or

(iv)                  a material adverse effect on the validity, perfection or priority of the lien of the Trustee in the Series 2013-G1 Indenture Collateral or of the Collateral Agent in the Series 2013-G1 HVF Segregated Liened Vehicle Collateral (other than in an immaterial portion of the Series 2013-G1 HVF Segregated Liened Vehicle Collateral), other than, in each case, a material adverse effect on any priority arising due to the existence of a Series 2013-G1 Permitted Lien.

“Lease Vehicle Acquisition Schedule” has the meaning specified in Section 2.1(c) of the Series 2013-G1 Lease.

“Lease Vehicle Buyout Price” has the meaning specified in Section 2.3 of the Series 2013-G1 Lease.

“Lease Vehicles” means, as of any date of determination, each vehicle (i) that has been accepted by a Lessee in accordance with Section 2.1(d) of the Series 2013-G1 Lease and (ii) as of such date the Vehicle Operating Lease Expiration Date with respect to such vehicle has not occurred since such vehicle’s most recent Vehicle Operating Lease Commencement Date; provided that, solely with respect to the calculation and payment of Final Base Rent, any Non-Program Vehicle Special Default Payment Amount, any Program Vehicle Special Default Payment Amount, any Casualty Payment Amount, any Early Program Return Payment Amount, any Pre-VOLCD Program Vehicle Depreciation Amount, any Program Vehicle Depreciation True-up Amount, any Redesignation to Program Amount or any Redesignation to Non-Program Amount, in each case with respect to any vehicle satisfying the preceding clause (i), such vehicle shall be deemed to be a “Lease Vehicle” (notwithstanding the occurrence of such Vehicle Operating Lease Expiration Date with respect thereto) until such Final Base Rent, Non-Program Vehicle Special Default Payment Amount, Program Vehicle Special Default Payment Amount, Casualty Payment Amount, Early Program Return Payment Amount, Pre-VOLCD Program Vehicle Depreciation Amount, Program Vehicle Depreciation True-up Amount, Redesignation to Program Amount or Redesignation to Non-Program Amount, as applicable, has been paid by the Lessee of such vehicle (as of such Vehicle Operating Lease Expiration Date with respect thereto), none of which, for the avoidance of doubt, shall be payable more than once with respect to any such vehicle by such Lessee.

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“Legacy FMV” means, with respect to any Lease Vehicle that is an Inter-Group Transferred Vehicle, the “Third-Party Market Value” (as defined in the HVF Series 2013-1 Supplement) of such Inter-Group Transferred Vehicle immediately prior to its Vehicle Operating Lease Commencement Date.

“Legacy NBV” means, with respect to any Lease Vehicle that is an Inter-Group Transferred Vehicle, the excess of (a) the “Net Book Value” (as defined in the Base Indenture) of such Inter-Group Transferred Vehicle immediately prior to its Vehicle Operating Lease Commencement Date over (b) the sum of all Depreciation Charges (as defined in the Base Indenture) that accrued with respect to such Inter-Group Transferred Vehicle during the period (x) commencing on the later of the first day of the calendar month in which its Vehicle Operating Lease Commencement Date occurred and its “Vehicle Operating Lease Commencement Date” (as defined in the Base Indenture and with respect to the lease pursuant to which such Lease Vehicle was leased by HVF immediately prior to its Vehicle Operating Lease Commencement Date under the Series 2013-G1 Lease) and (y) ending on and including the day immediately preceding its Vehicle Operating Lease Commencement Date.

“Legal Final Payment Date” shall be the one (1) year anniversary of the Series 2013-G1 Commitment Termination Date.

“Lessee” means each of Hertz, DTG and each Additional Lessee, in each case in its capacity as a lessee under the Series 2013-G1 Lease.

“Lessee Resignation Notice” has the meaning specified in Section 26 of the Series 2013-G1 Lease.

“Lessee Resignation Notice Effective Date” has the meaning specified in Section 26 of the Series 2013-G1 Lease.

“Lessor” means HVF, in its capacity as the lessor under the Series 2013-G1 Lease.

“LIBOR Rate” means, with respect to amounts due and unpaid under the Series 2013-G1 Lease, the London Interbank Offered Rate appearing on the BBA Libor Rates Page at approximately 11:00 a.m. (London time) as the rate for dollar deposits with a one-month maturity that is effective on the date that such amounts are due and unpaid under the Series 2013-G1 Lease.

“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person that secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise; provided that, the foregoing shall not include, as of any date of determination, any interest in or right with respect to any Lease Vehicle that is being rented (as of such date) to any third-party customer of

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any Lessee, which interest or right secures payment or performance of any obligation of such third-party customer.

“LKE 2.02 Trigger Event” means the amount on deposit in the Series 2013-G1 HVF Segregated Exchange Account is greater than zero on any Business Day on which an HVF II Potential Amortization Event (but only if such HVF II Potential Amortization Event is the result of a Series 2013-G1 Potential Operating Lease Event of Default with respect to any event or condition specified in Section 9.1.1, Section 9.1.5 or Section 9.1.8 of the Series 2013-G1 Lease) or HVF II Amortization Event, in each case with respect to any HVF II Series of Group I Notes, is continuing.

“LKE 3.01 Trigger Event” means (a) with respect to Section 3.01(a)(ii) of the Master Exchange Agreement, the amount on deposit in the Series 2013-G1 HVF Segregated Exchange Account is greater than zero on any Business Day, and (b) with respect to Section 3.01(a)(iv) of the Master Exchange Agreement, the amount on deposit in the Series 2013-G1 HVF Segregated Exchange Account is greater than zero on any Business Day on which an HVF II Potential Amortization Event (but only if such HVF II Potential Amortization Event is the result of a Series 2013-G1 Potential Operating Lease Event of Default with respect to any event or condition specified in Section 9.1.1, Section 9.1.5 or Section 9.1.8 of the Series 2013-G1 Lease) or HVF II Amortization Event, in each case with respect to any HVF II Series of Group I Notes, is continuing.

“LKE 3.04 Trigger Event” means the amount on deposit in the Series 2013-G1 HVF Segregated Exchange Account is greater than zero on any Business Day on which an HVF II Potential Amortization Event (but only if such HVF II Potential Amortization Event is the result of a Series 2013-G1 Potential Operating Lease Event of Default with respect to any event or condition specified in Section 9.1.1, Section 9.1.5 or Section 9.1.8 of the Series 2013-G1 Lease) or HVF II Amortization Event, in each case with respect to any HVF II Series of Group I Notes, is continuing.

“LKE 7.01 Trigger Event” means an HVF II Amortization Event with respect to any HVF II Series of Group I Notes.

“Manufacturer” means a manufacturer or distributor of passenger automobiles, vans and/or light-duty trucks.

“Market Value” means, with respect to each Series 2013-G1 Eligible Vehicle, as of any date of determination during a calendar month:

(a)         if the Market Value Procedures with respect to such Series 2013-G1 Eligible Vehicle have been completed for such month as of such date, then

(i)             the Monthly NADA Mark, if any, for such Series 2013-G1 Eligible Vehicle obtained in such calendar month in accordance with such Market Value Procedures;

(ii)          if, pursuant to the Market Value Procedures, no Monthly NADA Mark for such Series 2013-G1 Eligible Vehicle was obtained in such calendar month, then the

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Monthly Blackbook Mark, if any, for such Series 2013-G1 Eligible Vehicle obtained in such calendar month in accordance with such Market Value Procedures; and

(iii)       if, pursuant to the Market Value Procedures, neither a Monthly NADA Mark nor a Monthly Blackbook Mark for such Series 2013-G1 Eligible Vehicle was obtained for such calendar month (regardless of whether such value was not obtained because (A) neither a Monthly NADA Mark nor a Monthly Blackbook Mark was obtained in undertaking the Market Value Procedures or (B) such Series 2013-G1 Eligible Vehicle experienced its Vehicle Operating Lease Commencement Date on or after the first day of such calendar month), then the Servicer’s reasonable estimation of the fair market value of such Series 2013-G1 Eligible Vehicle as of such date of determination; and

(b)         until the Market Value Procedures have been completed for such calendar month:

(i)             if such Series 2013-G1 Eligible Vehicle experienced its Vehicle Operating Lease Commencement Date prior to the first day of such calendar month, the Market Value obtained in the immediately preceding calendar month, in accordance with the Market Value Procedures for such immediately preceding calendar month, and

(ii)          if such Series 2013-G1 Eligible Vehicle experienced its Vehicle Operating Lease Commencement Date on or after the first day of such calendar month, then the Servicer’s reasonable estimation of the fair market value of such Series 2013-G1 Eligible Vehicle as of such date of determination.

“Market Value Procedures” means, with respect to each calendar month and a Series 2013-G1 Non-Program Vehicle that experienced its Vehicle Operating Lease Commencement Date prior to the first day of such calendar month and with respect to a Series 2013-G1 Program Vehicle for which a Market Value is required to be known during such calendar month pursuant to the Series 2013-G1 Related Documents, on or prior to the Determination Date for such calendar month:

(a)         HVF shall make one attempt (or cause the Series 2013-G1 Administrator to make one attempt) to obtain a Monthly NADA Mark for each such Series 2013-G1 Eligible Vehicle, and

(b)         if no Monthly NADA Mark was obtained for any such Series 2013-G1 Eligible Vehicle described in clause (a) above upon such attempt, then HVF shall make one attempt (or cause the Series 2013-G1 Administrator to make one attempt) to obtain a Monthly Blackbook Mark for any such Series 2013-G1 Eligible Vehicle.

“Master Exchange Agreement” means the Third Amended and Restated Master Exchange Agreement, dated as of November 25, 2013 (as amended by Amendment No.1 to the Third Amended and Restated Master Exchange Agreement, dated as of August 8, 2014), among Hertz, HVF, HGI, the Intermediary and DB Services Americas, Inc.

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“Maximum Lease Termination Date” means, with respect to any Lease Vehicle, the earlier of (x) the last Business Day of the month that is 48 months after the month in which the Vehicle Operating Lease Commencement Date occurs with respect to such Lease Vehicle and (y) the last Business Day of the month that is 72 months after December 31 of the calendar year prior to the model year of such Lease Vehicle.

“Maximum Repurchase Price” means, as of any date of determination, with respect to any Lease Vehicle that is a Series 2013-G1 Program Vehicle as of such date, the Series 2013-G1 Repurchase Price that would be applicable with respect to such Lease Vehicle under the terms of the related Series 2013-G1 Manufacturer Program, assuming that (i) no Depreciation Charges have accrued or have been applied with respect to such Lease Vehicle under such Series 2013-G1 Manufacturer Program, (ii) the Series 2013-G1 Excess Damage Charges and Series 2013-G1 Excess Mileage Charges with respect to such Lease Vehicle are zero, (iii) no minimum holding period applies with respect to such Lease Vehicle and (iv) all other applicable requirements for return (including the return) of such Lease Vehicles under such Series 2013-G1 Manufacturer Program have been complied with.

“Minimum Program Term End Date” means, as of any date of determination and with respect to any Lease Vehicle that is a Series 2013-G1 Program Vehicle as of such date, the date determined based on the terms of the related Series 2013-G1 Manufacturer Program, assuming compliance with all of the applicable requirements of such Series 2013-G1 Manufacturer Program, after which either (i) the Manufacturer may become obligated to repurchase or guarantee the amount of disposition proceeds realized with respect to such Series 2013-G1 Program Vehicle or (ii) the price at which the related Manufacturer is obligated to repurchase such Lease Vehicle or the amount of disposition proceeds that is guaranteed by such Manufacturer in respect of such Lease Vehicle in either case pursuant to such Series 2013-G1 Manufacturer Program is first reduced by the passage of time.

“Monthly Base Rent” has the meaning specified in Section 4.2 of the Series 2013-G1 Lease.

“Monthly Blackbook Mark” means, with respect to any Series 2013-G1 Eligible Vehicle, as of any date Black Book obtains market values that it intends to return to HVF (or the Series 2013-G1 Administrator on HVF’s behalf), the market value for the model class and model year of such Series 2013-G1 Eligible Vehicle (based on such Series 2013-G1 Eligible Vehicle’s actual mileage, as recorded in Hertz’s fleet management system, and based on the average equipment for such model class and model year), as quoted in the Blackbook Guide most recently available as of such date.

“Monthly Casualty Report” has the meaning specified in Section 4.6 of the Series 2013-G1 Lease.

“Monthly NADA Mark” means, with respect to any Series 2013-G1 Eligible Vehicle, as of any date NADA obtains market values that it intends to return to HVF (or the Series 2013-G1 Administrator on HVF’s behalf), the market value for the model class and model year of such Series 2013-G1 Eligible Vehicle (based on such Series 2013-G1 Eligible Vehicle’s actual mileage, as recorded in Hertz’s fleet management system, and based on the average

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equipment for such model class and model year), as quoted in the NADA Guide most recently available as of such date.

“Monthly Servicing Fee” has the meaning specified in Section 6.4 of the Series 2013-G1 Lease.

“Monthly Variable Rent” has the meaning specified in Section 4.5 of the Series 2013-G1 Lease.

“Moody’s” means Moody’s Investors Service.

“MSRP” means as of any date of determination, with respect to each Lease Vehicle, the Manufacturer’s suggested retail price for such Lease Vehicle, as determined by the Servicer in its reasonable discretion based on such Lease Vehicle’s characteristics.

“NADA Guide” means the National Automobile Dealers Association, Official Used Car Guide, [Eastern Edition].

“Net Book Value” means, with respect to any Lease Vehicle, as of any date of determination, the excess (if any) of (i) the Capitalized Cost of such Lease Vehicle over (ii) the Accumulated Depreciation with respect to such Lease Vehicle, in each case as of such date.

“New York UCC” means the UCC in effect in the State of New York.

“Nominee” means the party named as such in the Nominee Agreement.

“Nominee Agreement” means the Third Amended and Restated Vehicle Title Nominee Agreement, dated as of November 25, 2013, by and among Hertz Vehicles LLC, HGI, HVF, Hertz, the Collateral Agent and those various “Nominating Parties” from time to time party thereto.

“Nominee-Servicer” has the meaning specified in the Nominee Agreement.

“Non-Franchisee Third Party Sublease Contractual Criteria” means, with respect to the sublease of Lease Vehicles by a Lessee to a Person other than a franchisee, the related sublease:

(a)         states in writing that it is subject to the terms and conditions of the Series 2013-G1 Lease and is subject and subordinate in all respects to the Series 2013-G1 Lease;

(b)         does not permit the termination date for such subleased Lease Vehicles under such sublease to exceed the Maximum Lease Termination Date with respect to such Lease Vehicle under the Series 2013-G1 Lease;

(c)          other than renting such subleased Lease Vehicles to customers in the ordinary course of such Person’s business, prohibits such Person from subleasing such Lease Vehicles or otherwise assigning any of its rights

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with respect to such Lease Vehicles or assigning any of its rights or obligations in, to or under such sublease;

(d)         limits such sublessee’s use of such subleased Lease Vehicles to primarily in the United States, with limited use in Canada and Mexico (which will include all normal course movements of vehicles across borders in connection with customer rentals and following any such movements until convenient to return such Lease Vehicles to the United States, in each case in the sublessee’s course of business);

(e)          requires such sublessee to report the location of such subleased Lease Vehicles no less frequently than weekly and grant inspection rights to the applicable Lessee upon reasonable request of such Lessee;

(f)           prohibits such sublessee from using any such subleased Lease Vehicles in violation of any laws or regulations or contrary to the provisions of any applicable insurance policy;

(g)          contains an express acknowledgement and agreement from such sublessee that each such subleased Lease Vehicle is at all times the property of the Lessor and that such sublessee acquires no right, title or interest in or to such Lease Vehicle except a leasehold interest with respect to such subleased Lease Vehicle, subject to the Series 2013-G1 Lease;

(h)         allows the Lessor or such Lessee, upon the occurrence of an event of default pursuant to such sublease, to enter the premises where such subleased Lease Vehicles may be located and take possession of such subleased Lease Vehicles;

(i)             contains an express covenant from such sublessee that prior to the date that is one year and one day after the payment of the latest maturing HVF II Group I Note, it will not institute against or join with any other Person in instituting against the Lessor, HVF II, the Nominee or the Intermediary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;

(j)            states that such sublease shall terminate upon the termination of the Series 2013-G1 Lease; and

(k)         requires that the Lease Vehicles subleased under such sublease must primarily be used in in the course of such Person’s daily car rental business.

“Non-Program Vehicle Special Default Payment Amount” means, with respect to any Payment Date and any (i) Lease Vehicle (a) that was a Series 2013-G1 Non-Program Vehicle as of its Vehicle Operating Lease Expiration Date, (b) the Vehicle Operating Lease Expiration Date for which occurred during the Related Month with respect to such Payment

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Date, (c) the Vehicle Operating Lease Expiration Date for which did not occur due to a sale by HVF pursuant to the Series 2013-G1 Lease or the Purchase Agreement, and (d) that did not become a Casualty, an Ineligible Vehicle or a Reallocated Vehicle during such Related Month, an amount equal to (I) the sum of all Program Vehicle Special Default Payment Amounts payable by the Lessees on such Payment Date and the eleven (11) Payment Dates preceding such Payment Date divided by (II) the number of Series 2013-G1 Program Vehicles that were turned back to Manufacturers or sold through auctions conducted by or through Series 2013-G1 Manufacturers during the twelve (12) Related Months with respect to such twelve (12) Payment Dates and (ii) any other Lease Vehicle, zero.

“Nonconforming Lease Vehicle” means any vehicle made available for lease by the Lessor to the applicable Lessee pursuant to a Lease Vehicle Acquisition Schedule that does not conform in all material respects to the Basic Lease Vehicle Information with respect to such vehicle.

“Noteholder” and “Holder” means the Person in whose name a Note is registered in the Note Register.

“Note Register” means the register of the Series 2013-G1 Note maintained by the Registrar.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Operating Lease Commencement Date” has the meaning specified in Section 3.2 of the Series 2013-G1 Lease.

“Operating Lease Expiration Date” has the meaning specified in Section 3.2 of the Series 2013-G1 Lease.

“Opinion of Counsel” means a written and signed opinion from legal counsel who is acceptable to the Trustee, which counsel may be an employee of or counsel to Hertz or any Affiliate thereof.  For the avoidance of doubt, the term “Opinion of Counsel” shall not include any opinion not bearing a handwritten signature.

“Other Segregated Series of Notes” means all Segregated Series of Notes other than the Series 2013-G1 Note.

“Outstanding” means with respect to the Series 2013-G1 Note, the Series 2013-G1 Notes theretofore authenticated and delivered under the Base Indenture and the Series 2013-G1 Supplement.

“Past Due Amounts” means, with respect to any Series 2013-G1 Manufacturer, the amount that such Series 2013-G1 Manufacturer shall have failed to pay when due under such Series 2013-G1 Manufacturer’s Series 2013-G1 Manufacturer Program with respect to a Series 2013-G1 Eligible Vehicle turned in to such Series 2013-G1 Manufacturer with respect to which such failure shall have continued for more than one hundred twenty (120) days following the Due Date.

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“Payment Date” means the 25th day of each calendar month, or if such date is not a Business Day, the next succeeding Business Day, commencing on December 26, 2013.

“Permitted Lessee” has the meaning specified in Section 12 of the Series 2013-G1 Lease.

“Permitted Lien” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Trustee pursuant to the Base Indenture and any Series Supplement (as defined in the Base Indenture) and Liens in favor of the Collateral Agent pursuant to the Collateral Agency Agreement.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, corporation, trust, unincorporated organization or Governmental Authority.

“Plan” means any “employee pension benefit plan”, as such term is defined in ERISA, that is subject to Title IV of ERISA (other than a “multiemployer plan”, as defined in Section 4001 of ERISA) and to which any company in the Controlled Group has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Pledged Equity Collateral Agent” means any trustee or collateral agent acting on behalf of any Pledged Equity Secured Party with respect to any of the SPV Issuer Equity.

“Pledged Equity Lender” means any Person who is a lender with respect to indebtedness of Hertz or any of its Affiliates where such indebtedness is secured by any of the SPV Issuer Equity.

“Pledged Equity Secured Party” means any Person who is (i) a secured party under a Pledged Equity Security Agreement or (ii) a Pledged Equity Lender.

“Pledged Equity Security Agreement” means any security agreement or intercreditor agreement with respect to any indebtedness of Hertz or any of its Affiliates where such indebtedness is secured by any of the SPV Issuer Equity.

“Pledged Master Collateral” has the meaning specified in the Collateral Agency Agreement.

“Pre-VOLCD Program Vehicle Depreciation Amount” means, as of any date of determination, with respect to (a) any Lease Vehicle that was a Series 2013-G1 Program Vehicle as of the Vehicle Operating Lease Commencement Date with respect to such Lease Vehicle and

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was not, prior to such Vehicle Operating Lease Commencement Date, leased by Hertz or any Affiliate thereof to Hertz or any Affiliate thereof, an amount equal to the excess, if any, of (i) the depreciation charges scheduled to accrue pursuant to the terms of the Series 2013-G1 Manufacturer Program with respect to such Lease Vehicle, if any, prior to such Vehicle Operating Lease Commencement Date over (ii) all payments in respect of clause (i) made by the Lessee to the Lessor pursuant to Section 4.7.1 of the Series 2013-G1 Lease or Section 4.9 of the Series 2013-G1 Lease on or prior to such date and (b) any other Lease Vehicle, zero.

“Principal Amount” means, with respect to the Series 2013-G1 Note, the “Series 2013-G1 Principal Amount”.

“Program Vehicle” means a Series 2013-G1 Program Vehicle.

“Program Vehicle Depreciation Assumption True-Up Amount” means, as of any date of determination, with respect to:

(i) any Lease Vehicle (x) that was a Series 2013-G1 Program Vehicle as of the Vehicle Operating Lease Commencement Date for such Lease Vehicle, and (y) to which an Estimation Period applied, during which one or more calendar months ended, and which Estimation Period has ended as of such date, an amount equal to:

(a) an amount equal to the aggregate of all Base Rent that would have been paid with respect to such Lease Vehicle calculated utilizing the Depreciation Charge that would have been applicable to such Lease Vehicle pursuant to the Series 2013-G1 Manufacturer Program related to such Lease Vehicle for the period during which such Initially Estimated Depreciation Charges were utilized, had such Depreciation Charge been known, or otherwise available, to the Servicer during such period; minus

(b) the aggregate of all Monthly Base Rent with respect to such Lease Vehicle paid or payable prior to such date calculated utilizing the Initially Estimated Depreciation Charges with respect to such Lease Vehicle; and

(ii) any other Lease Vehicle, zero.

“Program Vehicle Special Default Payment Amount” means, with respect to any Payment Date and any Lease Vehicle (a) that was a Series 2013-G1 Program Vehicle on its Turnback Date and (b) with respect to which such Turnback Date occurred during the Related Month with respect to such Payment Date, an amount equal to the sum of the Series 2013-G1 Excess Damage Charges and Series 2013-G1 Excess Mileage Charges with respect to such Lease Vehicle, if any.

“Purchase Agreement” means the Master Purchase and Sale Agreement, dated as of November 25, 2013, by and among Hertz, HGI, HVF and those various “New Transferors” from time to time party thereto.

“Qualified Insurer” means a financially sound and responsible insurance company duly authorized and licensed where required by law to transact business and having a general policy rating of “A” or better by A.M. Best Company, Inc.

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“Qualified Intermediary” means a Person satisfying the requirements for a “qualified intermediary” within the meaning of Section 1031 of the Code and the regulations thereunder.

“Rating Agency” means, with respect to any HVF II Series of Group I Notes, any “Rating Agency” as defined in the applicable HVF II Group I Series Supplement.

“Rating Agency Condition” means all Series-Specific Rating Agency Conditions.

“RCFC” means Rental Car Finance Corp., an Oklahoma corporation (for the avoidance of doubt, including its successors by operation of a statutory conversion to a limited liability company).

“RCFC Nominee Agreement” means the executed agreement substantively in the form attached as Exhibit E to the Series 2013-G1 Supplement.

“RCFC Nominee Applicability Period” means the period commencing on and including the RCFC Nominee Trigger Date and ending on and including the date immediately preceding the RCFC Nominee Sunset Date.

“RCFC Nominee Non-Qualified Period” means the period commencing on and including the RCFC Nominee Trigger Date and ending on and including the date immediately preceding the RCFC Nominee Qualification Date.

“RCFC Nominee Qualification Date” means the first date to occur following the RCFC Nominee Trigger Date on which fewer than 500 Vehicles are titled in the name of RCFC pursuant to the RCFC Nominee Agreement.

“RCFC Nominee Sunset Date” means the first date to occur following the RCFC Nominee Trigger Date on which no Vehicle is titled in the name of RCFC pursuant to the RCFC Nominee Agreement.

“RCFC Nominee Trigger Date” means the first date on which (i) the RCFC Nominee Agreement has been executed, (ii) the organizational documents of RCFC have been revised to be substantially in the form attached as Exhibit F to the Series 2013-G1 Supplement, (iii) HVF has delivered or caused to be delivered to the Trustee an Opinion of Counsel stating that RCFC would not be substantively consolidated with any immediate and direct parent (as of such date) of RCFC as a result of an Event of Bankruptcy with respect to any such parent, (iv) RCFC has delivered to HVF and the Trustee a written acknowledgment of RCFC’s obligations under Section 15 of the Series 2013-G1 Lease, (v) an Authorized Officer of HVF has certified in writing to the Trustee that RCFC has no Indebtedness outstanding (other than any contingent indemnification obligations to financing parties under the RCFC Securitization Documents that by their terms survive the termination thereof and other than any Indebtedness under RCFC’s Series 2010-3 Variable Funding Rental Car Asset Backed Notes that will be refinanced with the proceeds of the issuance of a new HVF II Series of Group I Notes or an increase in the outstanding principal amount of an existing HVF II Series of Group I Notes), (vi) an Authorized Officer of HVF has certified in writing to the Trustee that RCFC is not subject to any Liens

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(other than Permitted Liens) and, together with such certification, has delivered UCC lien search results in its jurisdiction of incorporation consistent with such certification, and (vii) RCFC shall have delivered or caused to be delivered to the Trustee an Opinion of Counsel stating that a United States court of appropriate jurisdiction would determine that only bare legal title in the vehicles titled in the name of RCFC pursuant to the RCFC Nominee Agreement, as opposed to any beneficial economic interest in such vehicles, would become property of RCFC’s bankruptcy estate if RCFC were to become a debtor under the Bankruptcy Code.

“RCFC Nominee-Servicer” means the “Nominee-Servicer” as defined in the RCFC Nominee Agreement.

“RCFC POA Revocation Party” means the “POA Revocation Party” as defined in the RCFC Nominee Agreement.

“RCFC Securitization Documents” means the amended and restated base indenture dated as of February 14, 2007 between RCFC, as issuer and Deutsche Bank Trust Company Americas, as trustee, as amended through the RCFC Nominee Trigger Date, together with each series supplement thereunder.

“Reallocating Lessee” has the meaning specified in Section 2.2(a) of the Series 2013-G1 Lease.

“Reallocated Vehicle” has the meaning specified in Section 2.2(a) of the Series 2013-G1 Lease.

“Redesignation to Non-Program Amount” has the meaning specified in Section 2.5(e) of the Series 2013-G1 Lease.

“Redesignation to Program Amount” has the meaning specified in Section 2.5(f) of the Series 2013-G1 Lease.

“Rejection Date” has the meaning specified in Section 2.1(d) of the Series 2013-G1 Lease.

“Rejected Vehicle” has the meaning specified in Section 2.1(d) of the Series 2013-G1 Lease.

“Related Month” means, (i) with respect to any Payment Date or Determination Date, the most recently ended calendar month and (ii) with respect to any other date, the calendar month in which such date occurs; provided, however, that with respect to the preceding clause (i), the initial Related Month shall be the period from and including the Series 2013-G1 Closing Date to and including the last day of the calendar month in which the Series 2013-G1 Closing Date occurs.

“Relinquished Property Rights” has the meaning specified in Section 4.1(a) of the Series 2013-G1 Supplement.

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“Relinquished Property Subject to Liability” has the meaning specified in the Master Exchange Agreement.

“Rent” means Base Rent and Monthly Variable Rent, collectively.

“Reportable Event” has the meaning specified in Title IV of ERISA.

“Required Rating” means:

(i) for so long as DBRS is a Rating Agency with respect to any HVF II Series of Group I Notes “Outstanding” (as such term is defined in the HVF II Group I Series Supplement with respect to such HVF II Series of Group I Notes), a short-term certificate of deposit rating of at least “R-1H” from DBRS and a long-term unsecured debt rating of at least “AA(L)” from DBRS;

(ii) for so long as Moody’s is a Rating Agency with respect to any HVF II Series of Group I Notes “Outstanding” (as such term is defined in the HVF II Group I Series Supplement with respect to such HVF II Series of Group I Notes), a short-term certificate of deposit rating of at least “P-1” from Moody’s and a long-term unsecured debt rating of at least “A2” from Moody’s;

(iii) for so long as Fitch is a Rating Agency with respect to any HVF II Series of Group I Notes “Outstanding” (as such term is defined in the HVF II Group I Series Supplement with respect to such HVF II Series of Group I Notes), a short-term certificate of deposit rating of at least “F1+” from Fitch and a long-term unsecured debt rating of at least “AA-” from Fitch; and

(iv) for so long as S&P is a Rating Agency with respect to any HVF II Series of Group I Notes “Outstanding” (as such term is defined in the HVF II Group I Series Supplement with respect to such HVF II Series of Group I Notes), a short-term certificate of deposit rating of at least “A-1+” from S&P and a long-term unsecured debt rating of at least “AA-” from S&P.

“Required Standstill Provisions” means with respect to any Pledged Equity Security Agreement and with respect to any Pledged Equity Secured Party and Pledged Equity Collateral Agent thereunder, terms pursuant to which such Pledged Equity Secured Party and Pledged Equity Collateral Agent agree substantially to the effect that:

(a) prior to the date that is one year and one day after the payment in full of all of the Series 2013-G1 Note Obligations,

(i) such Pledged Equity Collateral Agent and each Pledged Equity Secured Party shall not be entitled at any time to (A) institute against, or join any other person in instituting against HVF any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any State thereof or of any foreign jurisdiction, (B) transfer and register any of the SPV Issuer Equity in the name of such Pledged Equity Collateral Agent or a Pledged Equity Secured Party or any designee or nominee thereof, (C) foreclose such security interest regardless of the

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bankruptcy or insolvency of Hertz or any of its Subsidiaries, (D) exercise any voting rights granted or appurtenant to such SPV Issuer Equity or (E) enforce any right that the holder such SPV Issuer Equity might otherwise have to liquidate, consolidate, combine, collapse or disregard the entity status of HVF and

(ii) each of such Pledged Equity Collateral Agent and each other Pledged Equity Secured Party waives and releases any right to (A) require that HVF be in any manner merged, combined, collapsed or consolidated with or into Hertz or any of its Subsidiaries, including by way of substantive consolidation in a bankruptcy case or similar proceeding, (B) require that the status of HVF as a separate entity be in any respect disregarded, (C) contest or challenge, or join any other Person in contesting or challenging, the transfers of any securitization assets from Hertz or any of its Subsidiaries to HVF, whether on grounds that such transfers were disguised financings, preferential transfers, fraudulent conveyances or otherwise or a transfer other than a “true sale” or a “true contribution” or (D) contest or challenge, or join any other Person in contesting or challenging, any agreement pursuant to which any assets are leased by HVF to any Person as other than a “true lease”;

(b) upon the transfer by Hertz or any of its Subsidiaries (other than HVF or any other special purpose subsidiary of Hertz) of securitization assets to HVF or any other such special purpose subsidiary in a securitization as permitted under such Pledged Equity Security Agreement, any liens with respect to such securitization assets arising under the loan and security documentation with respect to such Pledged Equity Security Agreement shall automatically be released (and the Pledged Equity Collateral Agent is authorized to execute and enter into any such releases and other documents as Hertz may reasonably request in order to give effect thereto);

(c) each of such Pledged Equity Collateral Agent and each Pledged Equity Secured Party shall take no action related to any SPV Issuer Equity that would cause HVF to breach any of its covenants in its certificate of formation, limited liability company agreement, limited partnership agreement or in any other Series 2013-G1 Related Document or to be unable to make any representation in any such document;

(d) each of such Pledged Equity Collateral Agent and each Pledged Equity Secured Party acknowledges that it has no interest in, and will not assert any interest in, the assets owned by HVF other than, following a transfer of any pledged SPV Issuer Equity to the Pledged Equity Collateral Agent in connection with any exercise of remedies pursuant to such Pledged Equity Security Agreement, the right to receive lawful dividends or other distributions when paid by HVF from lawful sources and in accordance with the Series 2013-G1 Related Documents and the rights of a member of HVF; and

(e) each such Pledged Equity Collateral Agent and each Pledged Equity Secured Party agree and acknowledge that: (i) each of the Trustee, the Collateral Agent and any other agent and/or trustee acting on behalf of the Noteholders is an express third party beneficiary with respect to the provisions set forth in clause (a) above and (ii) each

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of the Trustee, the Collateral Agent and any other agent and/or trustee acting on behalf of the Noteholders shall have the right to enforce compliance by the Pledged Equity Collateral Agent and each Pledged Equity Secured Party with respect to any of the foregoing clauses (a) through (d).

“Required Trust Rating” means:

(i) for so long as DBRS is a Rating Agency with respect to any HVF II Series of Group I Notes “Outstanding” (as such term is defined in the HVF II Group I Series Supplement with respect to such HVF II Series of Group I Notes), a long term deposits rating of at least “BBB(L)” from DBRS;

(ii) for so long as Moody’s is a Rating Agency with respect to any HVF II Series of Group I Notes “Outstanding” (as such term is defined in the HVF II Group I Series Supplement with respect to such HVF II Series of Group I Notes), a long term deposits rating of at least “Baa3” from Moody’s;

(iii) for so long as Fitch is a Rating Agency with respect to any HVF II Series of Group I Notes “Outstanding” (as such term is defined in the HVF II Group I Series Supplement with respect to such HVF II Series of Group I Notes), a long term deposits rating of at least “BBB-” from Fitch; and

(iv) for so long as S&P is a Rating Agency with respect to any HVF II Series of Group I Notes “Outstanding” (as such term is defined in the HVF II Group I Series Supplement with respect to such HVF II Series of Group I Notes), a long term deposits rating of at least “BBB-” from S&P.

“Requirement of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local.

“Resigning Lessee” has the meaning specified in Section 26 of the Series 2013-G1 Lease.

“S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission.

“Securities Intermediary” has the meaning specified in the Preamble of the Series 2013-G1 Supplement.

“Segregated Note” means one or more segregated Series of Rental Car Asset Backed Notes.

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“Segregated Noteholder” means the Person in whose name a Segregated Note is registered in the Note Register.

“Segregated Series 2013-G1 Documents” means each Series 2013-G1 Related Document relating solely to the Series 2013-G1 Note or the Series 2013-G1 Collateral.

“Segregated Series Lease” means any lease relating to a Segregated Series of Notes, between HVF, as lessor thereunder, and Hertz, as lessee and as servicer, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

“Segregated Series of Notes” or “Segregated Series” means each Series of Segregated Notes issued and authenticated pursuant to the Base Indenture and the applicable Segregated Series Supplement.

“Segregated Series Supplement” means any series supplement relating to a Segregated Series of Notes.

“Series 2013-G1 Administration Agreement” means the Amended and Restated Administration Agreement, dated as of the Series 2013-G1 Restatement Effective Date, by and among the Series 2013-G1 Administrator, HVF and the Trustee.

“Series 2013-G1 Administrator” means Hertz, in its capacity as the administrator under the Series 2013-G1 Administration Agreement.

“Series 2013-G1 Administrator Default” means any of the events described in Section 9(b) of the Series 2013-G1 Administration Agreement.

“Series 2013-G1 Advance Rate” means 95%.

“Series 2013-G1 Aggregate Asset Amount” means, as of any date of determination, the amount equal to the sum of each of the following:

(i)            the aggregate Net Book Value of all Series 2013-G1 Eligible Vehicles as of such date;

(ii)           the aggregate amount of all Series 2013-G1 Manufacturer Receivables as of such date;

(iii)          the Series 2013-G1 Cash Amount as of such date; and

(iv)          the Series 2013-G1 Due and Unpaid Lease Payment Amount as of such date.

“Series 2013-G1 Amortization Events” has the meaning specified in Section 10.1 of the Series 2013-G1 Supplement.

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“Series 2013-G1 Asset Coverage Threshold Amount” means, as of any date of determination, an amount equal to the Series 2013-G1 Principal Amount as of such date divided by the Series 2013-G1 Advance Rate.

“Series 2013-G1 Backstop Date” means, with respect to any Series 2013-G1 Program Vehicle subject to a Series 2013-G1 Guaranteed Depreciation Program that has been turned back under such Series 2013-G1 Guaranteed Depreciation Program, the date on which the Series 2013-G1 Manufacturer of such Series 2013-G1 Program Vehicle is obligated to purchase such Series 2013-G1 Program Vehicle in accordance with the terms of such Series 2013-G1 Guaranteed Depreciation Program.

“Series 2013-G1 Carrying Charges” means, for any Payment Date, without duplication, the sum of:

(a)         the product of (i) the Series 2013-G1 Percentage and (ii) all fees, expenses and other amounts payable by HVF to the Trustee under the Base Indenture or to a Qualified Intermediary under the Master Exchange Agreement,

(b)         the Monthly Servicing Fee payable by HVF to the Servicer pursuant to the Series 2013-G1 Lease on such Payment Date,

(c)          all reasonable out-of-pocket costs and expenses of HVF incurred in connection with the issuance of the Series 2013-G1 Note,

(d)         all fees, expenses and other amounts payable by HVF under the Segregated Series 2013-G1 Documents,

(e)          the product of (i) all reasonable out-of-pocket costs and expenses of HVF incurred in connection with the execution, delivery and performance (including the enforcement, waiver or amendment) of the Related Documents (other than any Related Documents relating solely to one or more Series of Notes and/or Other Segregated Series of Notes) and (ii) the Series 2013-G1 Percentage, and

(f)           any accrued Series 2013-G1 Carrying Charges that remain unpaid as of the immediately preceding Payment Date (after giving effect to all distributions in respect of such Payment Date).

“Series 2013-G1 Cash Amount” means, as of any date of determination, the amount of cash on deposit in and Permitted Investments credited to any of the Series 2013-G1 Collection Account or any Series 2013-G1 HVF Segregated Exchange Account.

“Series 2013-G1 Closing Date” means November 25, 2013.

“Series 2013-G1 Collateral” means the Series 2013-G1 HVF Segregated Vehicle Collateral and the Series 2013-G1 Indenture Collateral.

“Series 2013-G1 Collateral Agreements” means, the Series 2013-G1 Lease, the Series 2013-G1 Supplemental Documents, the Purchase Agreement, the Series 2013-G1

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Administration Agreement, the Nominee Agreement, the Indemnification Agreement, the LLC Agreement, the HVF Credit Facility, the Master Exchange Agreement, the Escrow Agreement and, as of any date during the RCFC Nominee Applicability Period, the RCFC Nominee Agreement.

“Series 2013-G1 Collections” means all payments on or in respect of the Series 2013-G1 Collateral.

“Series 2013-G1 Collection Account” has the meaning specified in Section 6.1(a) of the Series 2013-G1 Supplement.

“Series 2013-G1 Collection Account Collateral” has the meaning specified in Section 4.1(a)(ii) of the Series 2013-G1 Supplement.

“Series 2013-G1 Commitment Termination Date” means November 25, 2043 or such other date as the parties hereto may agree in writing.

“Series 2013-G1 Daily Collection Report” has the meaning specified in Section 6.1(a) of the Series 2013-G1 Supplement.

“Series 2013-G1 Daily Interest Amount” means, for any day in a Series 2013-G1 Interest Period, an amount equal to the result of (a) the product of (i) the Series 2013-G1 Note Rate for such Series 2013-G1 Interest Period and (ii) the Series 2013-G1 Principal Amount as of the close of business on such date divided by (b) 30.

“Series 2013-G1 Deficiency Amount” has the meaning specified in Section 7.2 of the Series 2013-G1 Supplement.

“Series 2013-G1 Deposit Date” has the meaning specified in Section 7.1 of the Series 2013-G1 Supplement.

“Series 2013-G1 Due and Unpaid Lease Payment Amount” means, as of any date of determination, the sum of all amounts known by the Servicer to be due and payable by the Lessees to HVF on either of the next two succeeding Payment Dates pursuant to Section 4.7 of the Series 2013-G1 Lease as of such date (other than (i) Monthly Base Rent payable on the second such succeeding Payment Date and (ii) Monthly Variable Rent), together with all amounts (other than Monthly Variable Rent) due and unpaid as of such date by the Lessees to HVF pursuant to Section 4.7 of the Series 2013-G1 Lease.

“Series 2013-G1 Eligible Vehicle” means a passenger automobile, van or light-duty truck that is owned by HVF and leased by HVF to any Lessee pursuant to the Series 2013-G1 Lease:

(i)            that is not older than seventy-two (72) months from December 31 of the calendar year preceding the model year of such passenger automobile, van or light-duty truck;

(ii)           the Certificate of Title for which is in the name of:

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(a)         HVF (or, the application therefor has been submitted to the appropriate state authorities for such titling or retitling);

(b)         the Nominee, as nominee titleholder for HVF (or, the application therefor has been submitted to the appropriate state authorities for such titling or retitling); or

(c)          on any date on or after the RCFC Nominee Trigger Date, RCFC, as nominee titleholder for HVF (or, the application therefor has been submitted to the appropriate state authorities for such titling or retitling);

(iii)          that is owned by HVF free and clear of all Liens (other than Series 2013-G1 Permitted Liens);

(iv)          that is designated on the Collateral Servicer’s computer systems as leased under such Series 2013-G1 Lease in accordance with the Collateral Agency Agreement; and

(v)           that, if purchased by HVF pursuant to the Purchase Agreement, was purchased by HVF from HGI.

“Series 2013-G1 Excess Damage Charges” means, with respect to any Series 2013-G1 Program Vehicle, the amount charged or deducted from the Series 2013-G1 Repurchase Price by the Manufacturer of such Series 2013-G1 Eligible Vehicle due to:

(a)           damage over a prescribed limit,

(b)           if applicable, damage not subject to a prescribed limit, and

(c)           missing equipment,

in each case, with respect to such Series 2013-G1 Eligible Vehicle at the time that such Series 2013-G1 Eligible Vehicle is turned back to such Manufacturer or its agent under the applicable Series 2013-G1 Manufacturer Program.

“Series 2013-G1 Excess Mileage Charges” means, with respect to any Series 2013-G1 Program Vehicle, the amount charged or deducted from the Series 2013-G1 Repurchase Price, by the Manufacturer of such Series 2013-G1 Eligible Vehicle due to the fact that such Series 2013-G1 Eligible Vehicle has mileage over a prescribed limit at the time that such Series 2013-G1 Eligible Vehicle is turned back to such Manufacturer or its agent pursuant to the applicable Series 2013-G1 Manufacturer Program.

“Series 2013-G1 Exchange Account Amounts” means the amount of cash and Series 2013-G1 Permitted Investments on deposit in any Series 2013-G1 HVF Segregated Exchange Account as of the applicable date of determination.

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“Series 2013-G1 Excluded Payments” means

(a)           all incentive payments payable by a Manufacturer to purchase Series 2013-G1 Eligible Vehicles (but not any amounts payable by a Manufacturer as an incentive for selling Series 2013-G1 Program Vehicles outside of the related Series 2013-G1 Manufacturer Program),

(b)           all amounts payable by a Manufacturer as compensation for the preparation of newly delivered vehicles,

(c)           all amounts payable by a Manufacturer as compensation for interest payable after the purchase price for a Series 2013-G1 Eligible Vehicle is paid;

(d)           all amounts payable by a Manufacturer in reimbursement for warranty work performed by or on behalf of HVF on the Series 2013-G1 Eligible Vehicles; and

(e)           all amounts payable by a Manufacturer in connection with marketing assistance related to any Series 2013-G1 Program Vehicle.

“Series 2013-G1 Financing Source and Beneficiary Supplement” means the Financing Source and Beneficiary Supplement to the Collateral Agency Agreement, dated as of November 25, 2013, by and among HVF, HVF II, the HVF II Trustee and the Collateral Agent.

“Series 2013-G1 General Intangibles Collateral” means HVF’s right, title and interest in, to and under all of the assets, property and interests in property, whether now owned or hereafter acquired or created, as described in Sections 4.1(i) and (v) of the Series 2013-G1 Supplement.

“Series 2013-G1 Guaranteed Depreciation Program” means a guaranteed depreciation program pursuant to which a Manufacturer has agreed to:

(a)           facilitate the sale of Series 2013-G1 Eligible Vehicles manufactured by it or one of its Affiliates that are turned back during a specified period (or, if not sold during such period, repurchase such Series 2013-G1 Eligible Vehicles); and

(b)           pay the excess, if any, of the guaranteed payment amount (for the avoidance of doubt, net of any applicable excess mileage or excess damage charges) with respect to any such Series 2013-G1 Eligible Vehicle calculated as of the Turnback Date in accordance with the provisions of such guaranteed depreciation program over the proceeds realized from such sale as calculated in accordance with such guaranteed depreciation program.

“Series 2013-G1 HVF Segregated Exchange Account” means any HVF Segregated Exchange Account that receives funds relating to Relinquished Property Proceeds and Relinquished Property Subject to Liability from a Series 2013-G1 Eligible Vehicle, or if

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succeeded or replaced by another account, such successor or replacement account.  Each such Series 2013-G1 HVF Segregated Exchange Account shall receive funds relating solely to the Series 2013-G1 Collateral.

“Series 2013-G1 HVF Segregated Liened Vehicle Collateral” means, as of any date of determination, the Series 2013-G1 HVF Segregated Vehicle Collateral other than the Series 2013-G1 HVF Segregated Non-Liened Vehicle Collateral as of such date.

“Series 2013-G1 HVF Segregated Non-Liened Vehicle Collateral” means, as of any date of determination, the portion of the Series 2013-G1 HVF Segregated Vehicle Collateral relating to Related Vehicles that are designated by the Collateral Servicer as of such date as “Non-Liened Vehicles” (as defined in the Collateral Agency Agreement) in accordance with the Collateral Agency Agreement.

“Series 2013-G1 HVF Segregated Vehicle Collateral” means the Related Master Collateral with respect to The Bank of New York Mellon, acting on behalf of the Series 2013-G1 Noteholder, as a Financing Source pursuant to the Series 2013-G1 Financing Source and Beneficiary Supplement under the Collateral Agency Agreement.  The Series 2013-G1 HVF Segregated Vehicle Collateral shall be the HVF Segregated Vehicle Collateral with respect to the Series 2013-G1 Note.

“Series 2013-G1 Indenture Collateral” has the meaning specified in Section 4.1(a) of the Series 2013-G1 Supplement.

“Series 2013-G1 Initial Principal Amount” means the aggregate initial principal amount of the Series 2013-G1 Note, which is $2,350,000,000.00.

“Series 2013-G1 Interest Collections” means on any date of determination all Series 2013-G1 Collections which represent payments of Monthly Variable Rent under the Series 2013-G1 Lease plus any amounts earned on Series 2013-G1 Permitted Investments in the Series 2013-G1 Collection Account that are available for distribution on such date.

“Series 2013-G1 Interest Period” means a period commencing on and including the second Business Day preceding a Determination Date and ending on and including the day preceding the second Business Day preceding the next succeeding Determination Date; provided, however, that the initial Series 2013-G1 Interest Period shall commence on and include the Series 2013-G1 Closing Date and end on and include December 15, 2013.

“Series 2013-G1 Lease” means the Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement (Series 2013-G1), dated as of October 31, 2014, between HVF, as lessor thereunder, each Lessee and Hertz, as servicer and guarantor.

“Series 2013-G1 Lease Payment Default” means the occurrence of any event described in Section 9.1.1 of the Series 2013-G1 Lease.

“Series 2013-G1 Manufacturer” means each Person that has manufactured a Series 2013-G1 Eligible Vehicle.

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“Series 2013-G1 Manufacturer Event of Default” means with respect to any Series 2013-G1 Manufacturer:

(i) there shall be Past Due Amounts owing to Hertz, HGI, HVF or the Intermediary with respect to such Series 2013-G1 Manufacturer in an amount equal to or greater than $50,000,000, which amount shall be calculated net of Past Due Amounts (not to exceed $50,000,000 in the aggregate) (A) that are the subject of a good faith dispute as evidenced in writing by Hertz, HGI, HVF or the Series 2013-G1 Manufacturer questioning the accuracy of amounts paid or payable in respect of certain Series 2013-G1 Eligible Vehicles tendered for repurchase under a Series 2013-G1 Manufacturer Program (as distinguished from any dispute relating to the repudiation by such Series 2013-G1 Manufacturer generally of its obligations under such Series 2013-G1 Manufacturer Program or the assertion by such Series 2013-G1 Manufacturer of the invalidity or unenforceability as against it of such Series 2013-G1 Manufacturer Program) and (B) with respect to which Hertz, HGI or HVF, as the case may be, has provided adequate reserves as reasonably determined by such Person;

(ii) the occurrence and continuance of an Event of Bankruptcy with respect to such Series 2013-G1 Manufacturer; provided that, a Series 2013-G1 Manufacturer Event of Default that occurs pursuant to this clause (ii) shall be deemed to no longer be continuing on and after the date such Series 2013-G1 Manufacturer assumes its Series 2013-G1 Manufacturer Program in accordance with the Bankruptcy Code; or

(iii) the termination of such Series 2013-G1 Manufacturer’s Series 2013-G1 Manufacturer Program or the failure of such Series 2013-G1 Manufacturer’s Series 2013-G1 Repurchase Program or Series 2013-G1 Guaranteed Depreciation Program to qualify as a Series 2013-G1 Manufacturer Program.

“Series 2013-G1 Manufacturer Program” means at any time any Series 2013-G1 Repurchase Program or Series 2013-G1 Guaranteed Depreciation Program that is in full force and effect with a Series 2013-G1 Manufacturer and that, in any such case, satisfies the Series 2013-G1 Required Contractual Criteria.

“Series 2013-G1 Manufacturer Receivable” means any amount payable to HVF or the Intermediary by a Series 2013-G1 Manufacturer in respect of or in connection with the disposition of a Series 2013-G1 Program Vehicle, other than any such amount that does not (directly or indirectly) constitute any portion of the Series 2013-G1 Collateral.

“Series 2013-G1 Material Adverse Effect” means, with respect to any occurrence, event or condition applicable to any party to any Series 2013-G1 Related Document:

(i)            a material adverse effect on the ability of HVF or any Affiliate of HVF that is a party to any of the Series 2013-G1 Related Documents to perform its obligations under such Series 2013-G1 Related Documents;

(ii)           a material adverse effect on HVF’s ownership interest or beneficial ownership interest, as applicable, in the Series 2013-G1 Collateral or on the ability of HVF to grant a Lien on any after-acquired property that would constitute Series 2013-G1 Collateral; or

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(iii)          a material adverse effect on (A) the validity or enforceability of any Series 2013-G1 Related Document or (B) the validity, perfection or priority of the lien of the Trustee in the Series 2013-G1 Indenture Collateral or of the Collateral Agent in the Series 2013-G1 HVF Segregated Liened Vehicle Collateral (other than in an immaterial portion of the Series 2013-G1 HVF Segregated Liened Vehicle Collateral), other than, in each case, a material adverse effect on any such priority arising due to the existence of a Series 2013-G1 Permitted Lien.

“Series 2013-G1 Maximum Principal Amount” means, $15,000,000,000.00, as such amount may be increased or reduced from time to time pursuant to a written agreement between HVF and HVF II; provided that, no reduction shall cause the Series 2013-G1 Maximum Principal Amount to be less than (i) the Series 2013-G1 Principal Amount or (ii) the Aggregate Group I Principal Amount.

Series 2013-G1 Monthly Administration Fee” means, with respect to any Payment Date, the fee payable to the Series 2013-G1 Administrator on such Payment Date as compensation for the performance of the Series 2013-G1 Administrator’s obligations under the Series 2013-G1 Administration Agreement.

“Series 2013-G1 Monthly Interest” means, with respect to any Payment Date, the sum of (i) the Series 2013-G1 Daily Interest Amount for each day in the related Series 2013-G1 Interest Period, plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2013-G1 Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the Series 2013-G1 Note Rate).

“Series 2013-G1 Monthly Servicing Certificate” has the meaning specified in Section 5.1(b) of the Series 2013-G1 Supplement.

“Series 2013-G1 Non-Program Vehicle” means, as of any date of determination, a Series 2013-G1 Eligible Vehicle that is not a Series 2013-G1 Program Vehicle as of such date.

“Series 2013-G1 Note” means the Series 2013-G1 Variable Funding Rental Car Asset Backed Note, executed by HVF and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A hereto.

“Series 2013-G1 Note Obligations” means all principal, interest and other amounts, at any time and from time to time, owing by HVF on the Series 2013-G1 Note and all costs, fees and expenses payable by, or obligations of, HVF under the Series 2013-G1 Supplement and/or the Series 2013-G1 Related Documents (other than any portions thereof relating solely to any Series of Indenture Notes other than the Series 2013-G1 Note).

“Series 2013-G1 Note Rate” means, with respect to any Series 2013-G1 Interest Period, the monthly interest rate equal to the sum of:

(a)           1/12 of the Additional Spread Percentage as of the first day of such Series 2013-G1 Interest Period and

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(b)           percentage equivalent of a fraction,

(x)           the numerator of which is equal to the product of:

(A)        the sum of:

(1)         the aggregate amount of interest payable by HVF II on any HVF II Series of Group I Notes in respect of such Series 2013-G1 Interest Period on the next succeeding Payment Date (excluding any amounts previously paid pursuant to Section 7.3) of the Series 2013-G1 Supplement,

(2)         all unpaid fees, costs, expenses and indemnities payable by HVF II on or prior to such Payment Date pursuant to the HVF II Group I Notes in respect of all HVF II Series of Group I Notes and any of the other HVF II Agreements (including any amounts payable by HVF II to any Person providing credit enhancement for any HVF II Series of Group I Notes),

(3)         all unreimbursed out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by HVF II in connection with the administration, enforcement, waiver or amendment of the HVF II Group I Indenture as it relates to any HVF II Series of HVF II Group I Notes and any of the other HVF II Agreements on or prior to such Payment Date, and

(4)         all other operating expenses of HVF II (including any management fees) allocable to all HVF II Series of Group I Notes, including all unreimbursed out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by HVF II in connection with the administration, enforcement, waiver or amendment of any “Group I Related Document” or “Group I Series Related Document”, in each case, as defined under the HVF II Group I Indenture prior to such Payment Date; and

(B) the Issuer’s Share as of the first day of such Series 2013-G1 Interest Period; and

(y)           the denominator of which is equal to the average daily Series 2013-G1 Principal Amount during such Series 2013-G1 Interest Period; provided, however, that the Series 2013-G1 Note Rate will in no event be higher than the maximum rate permitted by applicable law.

“Series 2013-G1 Note Repurchase Amount” means, as of any Series 2013-G1 Repurchase Date,

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(i)            an amount equal to the Series 2013-G1 Principal Amount (determined after giving effect to any payments of principal of and interest on the Series 2013-G1 Note on such Series 2013-G1 Repurchase Date), plus

(ii)           without duplication, any other amounts then due and payable to the holders of such Series 2013-G1 Note.

“Series 2013-G1 Note Repurchase Date” has the meaning specified in Section 11.1 of the Series 2013-G1 Supplement.

“Series 2013-G1 Noteholder” means the Person in whose name a Series 2013-G1 Note is registered in the Note Register.

“Series 2013-G1 Operating Lease Commencement Date” has the meaning specified in Section 3.2 of the Series 2013-G1 Lease.

“Series 2013-G1 Operating Lease Event of Default” has the meaning specified in Section 9.1 of the Series 2013-G1 Lease.

“Series 2013-G1 Operating Lease Expiration Date” has the meaning specified in Section 3.2 of the Series 2013-G1 Lease.

“Series 2013-G1 Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 2013-G1 Principal Amount as of such date and the denominator of which is the sum of (a) the Aggregate Principal Amount plus (b) the sum of the Principal Amounts with respect to all Segregated Series of Notes Outstanding, in each case, as of such date.

“Series 2013-G1 Permitted Investments” means negotiable instruments or securities, payable in Dollars, represented by instruments in bearer or registered in book-entry form which evidence:

(i)            obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;

(ii)           demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated “P-1” by Moody’s and “A-1+” by S&P and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from S&P of “A-1+” and a credit rating from Moody’s of “P-1” in the case of certificates of deposit or short-term deposits, or a

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rating from S&P not lower than “AA” and a rating from Moody’s not lower than “Aa2” in the case of unsecured obligations;

(iii)          commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from S&P of “A-1+” and a rating from Moody’s of “P-1”;

(iv)          bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above;

(v)           investments in money market funds rated “AAAm” by S&P and “Aaa-mf” by Moody’s, or otherwise approved in writing by S&P or Moody’s, as applicable;

(vi)          Eurodollar time deposits having a credit rating from S&P of “A-1+” and a credit rating from Moody’s of “P-1”;

(vii)         repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of “A-1+” by S&P and “P-1” by Moody’s; and

(viii)        any other instruments or securities, subject to the satisfaction of the Series-Specific Rating Agency Condition with respect to the inclusion of such instruments or securities.

“Series 2013-G1 Permitted Lien” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Trustee pursuant to the Series 2013-G1 Supplement and Liens in favor of the Collateral Agent pursuant to the Collateral Agency Agreement with respect to the Series 2013-G1 HVF Segregated Liened Vehicle Collateral.

“Series 2013-G1 Potential Amortization Event” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute a Series 2013-G1 Amortization Event.

“Series 2013-G1 Potential Operating Lease Event of Default” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute a Series 2013-G1 Operating Lease Event of Default.

“Series 2013-G1 Principal Amount” means, when used with respect to any date, an amount equal to without duplication, (a) the Series 2013-G1 Initial Principal Amount minus

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(b) the amount of principal payments (whether pursuant to a Decrease, a redemption or otherwise) made to the Series 2013-G1 Noteholder on or prior to such date plus (c) the amount of all Advances pursuant to Section 2.1(a) of the Series 2013-G1 Supplement on or prior to such date; provided that, at no time may the Series 2013-G1 Principal Amount exceed the Series 2013-G1 Maximum Principal Amount.

“Series 2013-G1 Principal Collections” means any Series 2013-G1 Collections other than Series 2013-G1 Interest Collections.

“Series 2013-G1 Program Vehicle” means, as of any date of determination, a Series 2013-G1 Eligible Vehicle that is (i) eligible under, and subject to, a Series 2013-G1 Manufacturer Program as of such date and (ii) not designated as a Series 2013-G1 Non-Program Vehicle pursuant to the Series 2013-G1 Lease as of such date.

“Series 2013-G1 Qualified Institution” means a depository institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities that at all times (i) has the Required Rating and (ii) in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC (up to the then applicable legal limit).

“Series 2013-G1 Qualified Trust Institution” means an institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities that at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $50,000,000 as set forth in its most recent published annual report of condition, and (iii) has the Required Trust Rating.

“Series 2013-G1 Related Documents” means, collectively, the Base Indenture, Series 2013-G1 Supplement, the Series 2013-G1 Note, the Series 2013-G1 Lease, the Purchase Agreement, the Nominee Agreement, the Collateral Agency Agreement, the Indemnification Agreement, the HVF Credit Facility, the LLC Agreement, the Series 2013-G1 Administration Agreement, any other agreements relating to the issuance or the purchase of the Series 2013-G1 Note, the Series 2013-G1 Supplemental Documents, the Master Exchange Agreement and the Escrow Agreement and, as of any date during the RCFC Nominee Applicability Period, the RCFC Nominee Agreement.

“Series 2013-G1 Repurchase Price” with respect to any Series 2013-G1 Program Vehicle:

(i) subject to a Series 2013-G1 Repurchase Program, means the gross price paid or payable by the Manufacturer thereof to repurchase such Series 2013-G1 Program Vehicle pursuant to such Series 2013-G1 Repurchase Program; and

(ii) subject to a Series 2013-G1 Guaranteed Depreciation Program, means the gross amount that the Manufacturer thereof guarantees will be paid to the owner of such Series

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2013-G1 Program Vehicle upon the disposition of such Series 2013-G1 Program Vehicle pursuant to such Series 2013-G1 Guaranteed Depreciation Program.

“Series 2013-G1 Repurchase Program” means a program pursuant to which a Manufacturer or one or more of its Affiliates has agreed to repurchase (prior to any attempt to sell to a third party) Series 2013-G1 Eligible Vehicles manufactured by such Manufacturer or one or more of its Affiliates during a specified period.

“Series 2013-G1 Required Contractual Criteria” means, with respect to any Series 2013-G1 Repurchase Program or Series 2013-G1 Guaranteed Depreciation Program as of any date of determination, terms therein pursuant to which:

(i) such Series 2013-G1 Repurchase Program or Series 2013-G1 Guaranteed Depreciation Program, as applicable, is in full force and effect as of such date with a Manufacturer,

(ii) the repurchase price or guaranteed auction sale price with respect to each Series 2013-G1 Eligible Vehicle subject thereto is at least equal to the Capitalized Cost of such Series 2013-G1 Eligible Vehicle, minus all Depreciation Charges accrued with respect to such Series 2013-G1 Eligible Vehicle prior to the date that such Series 2013-G1 Eligible Vehicle is submitted for repurchase or resale (after any applicable minimum holding period) in accordance with the terms of the Series 2013-G1 Repurchase Program, minus Series 2013-G1 Excess Mileage Charges with respect to such Series 2013-G1 Eligible Vehicle, minus Series 2013-G1 Excess Damage Charges with respect to such Series 2013-G1 Eligible Vehicle, minus Early Program Return Payment Amounts with respect to such Series 2013-G1 Eligible Vehicle,

(iii) such Series 2013-G1 Repurchase Program or Series 2013-G1 Guaranteed Depreciation Program, as applicable, cannot be unilaterally amended or terminated with respect to any Series 2013-G1 Eligible Vehicle subject thereto after the purchase of such Series 2013-G1 Eligible Vehicle, and

(iv) the assignment of the benefits (but not the burdens) of which to HVF and the Collateral Agent has been acknowledged in writing by the related Manufacturer.

“Series 2013-G1 Required Noteholders” means, with respect to the Series 2013-G1 Note, Series 2013-G1 Noteholders holding in excess of 50% of the aggregate Series 2013-G1 Principal Amount of the Series 2013-G1 Note.  The Series 2013-G1 Required Noteholders shall be the “Required Noteholders” (as defined in the Base Indenture) with respect to the Series 2013-G1 Notes.

“Series 2013-G1 Restatement Effective Date” means October 31, 2014.

“Series 2013-G1 Supplement” means the Series Supplement.

“Series 2013-G1 Supplemental Documents” means the Lease Vehicle Acquisition Schedules, the Intra-Lease Lessee Transfer Schedules, the Inter-Lease Reallocation Schedules and any other related documents attached to the Series 2013-G1 Lease, in each case solely to the

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extent to which such schedules and documents relate to Lease Vehicles or otherwise relate to and/or constitute Series 2013-G1 Collateral.

“Series of Indenture Notes” means, collectively, each Series of Notes and each Segregated Series of Notes.

“Series of Notes” or “Series” means each Series of Notes issued and authenticated pursuant to the Base Indenture and the applicable series supplement (for the avoidance of doubt, excluding any Segregated Series of Notes).

“Series-Specific Collateral” means collateral that is to be solely for the benefit of the Segregated Noteholders of such Segregated Series of Notes.

“Series-Specific Rating Agency Condition” means, with respect to each HVF II Series of Group I Notes, each “Rating Agency Condition” as defined in the applicable HVF II Group I Series Supplement.

“Series Supplement” has the meaning specified in the Preamble to the Series 2013-G1 Supplement.

“Servicer” has the meaning specified in the Preamble of the Series 2013-G1 Lease.

“Servicer Default” has the meaning specified in Section 9.6 of the Series 2013-G1 Lease.

“Servicing Standard” means servicing that is performed with the promptness, diligence and skill that a reasonably prudent Person would exercise in comparable circumstances and that:

(a)           taken as a whole (i) is usual and customary in the daily motor vehicle rental, fleet leasing and/or equipment rental or leasing industry or (ii) to the extent not usual and customary in any such industry, reflects changed circumstances, practices, technologies, tactics, strategies or implementation methods and, in each case, is behavior that the Servicer or its Affiliates would undertake were the Servicer the owner of the Lease Vehicles and that would not reasonably be expected to have a Lease Material Adverse Effect with respect to the Lessor;

(b)           with respect to the Lessor or any Lessee, would enable the Servicer to cause the Lessor or such Lessee to comply in all material respects with all the duties and obligations of the Lessor or such Lessee, as applicable, under the Series 2013-G1 Lease; and

(c)           with respect to the Lessor or any Lessee, causes the Servicer, the Lessor and/or such Lessee to remain in compliance with all Requirements of Law, except to the extent that failure to remain in such compliance would not reasonably be expected to result in a Lease Material Adverse Effect with respect to the Lessor.

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“Special Term” means, with respect to any Lease Vehicle titled in any state or commonwealth set forth below, the period specified in the table below opposite such state or commonwealth:

Jurisdiction of Title	Special Term
State of Illinois	One (1) year
State of Iowa	eleven (11) months
State of Maine	eleven (11) months
State of Maryland	180 days
Commonwealth of Massachusetts	eleven (11) months
State of Nebraska	thirty (30) days
State of South Dakota	twenty-eight (28) days
State of Texas	181 days
State of Vermont	eleven (11) months
Commonwealth of Virginia	eleven (11) months
State of West Virginia	thirty (30) days

“SPV Issuer Equity” has the meaning specified in Section 8.12 of the Series 2013-G1 Supplement.

“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such parent or (b) that is, at the time any determination is being made, otherwise controlled, by such parent or one or more subsidiaries of such parent or by such parent and one or more subsidiaries of such parent.

“Term” has the meaning specified in Section 3.2 of the Series 2013-G1 Lease.

“Transferee Lessee” has the meaning specified in Section 2.2(b) of the Series 2013-G1 Lease.

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“Transferor Lessee” has the meaning specified in Section 2.2(b) of the Series 2013-G1 Lease.

“Trustee” has the meaning specified in the Preamble of the Series 2013-G1 Supplement.

“Turnback Date” means, with respect to any Lease Vehicle that is a Series 2013-G1 Program Vehicle, the date on which such Lease Vehicle is accepted for return by a Manufacturer or its agent pursuant to its Series 2013-G1 Manufacturer Program.

“UCC” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.

“Vehicle” means a passenger automobile, van or light-duty truck

“Vehicle Funding Date” has the meaning specified in Section 3.1(a) of the Series 2013-G1 Lease.

“Vehicle Operating Lease Commencement Date” has the meaning specified in Section 3.1(a) of the Series 2013-G1 Lease.

“Vehicle Operating Lease Expiration Date” has the meaning specified in Section 3.1(b) of the Series 2013-G1 Lease.

“Vehicle Term” has the meaning specified in Section 3.1(b) of the Series 2013-G1 Lease or Section 3.1(c) of the Series 2013-G1 Lease, as applicable.

“VIN” means, with respect to a Lease Vehicle, such Lease Vehicle’s vehicle identification number.

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